As filed with the Securities and Exchange Commission on January 26, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Wireless Ronin Technologies, Inc.
(Name of Small Business Issuer in Its Charter)

Minnesota	7373	41-1967918
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)
14700 Martin Drive
Eden Prairie, Minnesota 55344
(952) 224-8110
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)
Jeffrey C. Mack
Chairman of the Board of Directors, President and Chief Executive Officer
Wireless Ronin Technologies, Inc.
14700 Martin Drive, Eden Prairie, Minnesota 55344
(952) 564-3500
(Name, Address and Telephone Number for Agent For Service)

Copies to:
Avron L. Gordon, Esq.
Brett D. Anderson, Esq.
Alec C. Sherod, Esq.
Briggs and Morgan, P.A.
2200 IDS Center, 80 South Eighth Street,
Minneapolis, Minnesota 55402
(612) 977-8400 (phone) —(612) 977-8650 (fax)

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐
     If any securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
CALCULATION OF REGISTRATION FEE

Title of each class of securities	Amount to be	Proposed maximum offering	Proposed maximum aggregate	Amount of
to be registered	registered(1)	price per unit(2)	offering price(2)	registration fee
Common Stock, $0.01 par value	5,935,766	$6.50	$38,582,479	$4,128.33

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act and based upon the average high and low sale prices for one share of common stock on January 23, 2007, as reported on The Nasdaq Capital Market.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
SUBJECT TO COMPLETION, DATED JANUARY 26, 2007
5,935,766 Shares
Common Stock

     The shareholders of Wireless Ronin Technologies, Inc. identified under “Selling Shareholders” are offering and selling 5,935,766 shares of common stock under this prospectus, including 2,160,061 shares issuable upon the exercise of warrants. We issued these shares in various private offerings. We will receive none of the proceeds from the sale of the shares by the selling shareholders, except for the exercise price of the warrants, if and when such warrants are exercised, assuming the exercise price is paid in cash by the selling shareholders.
     Our common stock trades on The Nasdaq Capital Market under the symbol “RNIN.” On January 23, 2007, the last reported sale price of our common stock was $6.46 per share.

     Investing in our common stock involves risks, including the risk that we have had substantial losses since inception and have received a report from our independent registered accounting firm concerning our ability to continue as a going concern, and as a result may be considered to be in an unsound financial condition. See “Risk Factors” on page 5.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                                         , 2007.

     If it is against the law in any state to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.
     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.
     WIRELESS RONIN®, RONINCAST® and RONIN CAST® are our registered trademarks. This prospectus also makes references to trademarks and tradenames that are owned by other entities.
 i

Investment in our company is subject to certain limitations:
•	Offers of securities in the State of California are limited to investors who have either (i) annual gross income of at least $65,000 and a net worth of at least $250,000 or (ii) net worth of at least $500,000. Additionally, an investment in our company may not exceed 10% of the investor’s net worth.

•	Investment in our company by a resident of the State of North Dakota may not exceed 10% of the net worth of the resident.

•	Offers of securities to residents of the State of Washington are limited to investors who have either (i) annual gross income of at least $60,000 and net worth of at least $60,000 or (ii) net worth of at least $225,000.
     In calculating net worth for each limitation above, an investor’s home, home furnishings and automobiles are excluded.
 ii

PROSPECTUS SUMMARY
     The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all the information you should consider. Therefore, you should also read the more detailed information set out in this prospectus, including the financial statements. You should read this prospectus carefully, especially the risks and uncertainties described under “Risk Factors.” The terms “Wireless Ronin,” “we” or “us” refer to Wireless Ronin Technologies, Inc.
Business Summary
General
     We provide dynamic digital signage solutions targeting specific retail and service markets. Digital signage is an electronic communication media viewed by a person on a video display. A common example of digital signage is an electronic billboard display in an arena or other public area. Through a suite of software applications marketed as RoninCast®, we provide an enhanced enterprise-level content delivery system that manages, schedules and delivers digital content over wireless or wired networks. Additionally, RoninCast’s flexibility allows us to develop custom solutions for specific customer applications.
     RoninCast is a digital alternative to static signage, such as cardboard, paper or other forms of temporary displays delivering a static message, that provides our customers with a dynamic visual marketing system designed to enhance the way they advertise, market and deliver their messages to targeted audiences. For example, digital signage utilizing our technology can be combined with interactive touch screens to create new platforms for assisting with product selection and conveying marketing messages. RoninCast enables us to deliver a turn-key solution that includes project planning, innovative design services, network deployment, software training, equipment, hardware configuration, content development, implementation, maintenance and 24/7 help desk support.
     We have installed digital signage systems in over 200 locations since the introduction of RoninCast in January 2003. We generate revenues through system sales, license fees and separate service fees, including consulting, training, content development and implementation services, as well as ongoing customer support and maintenance. We currently market and sell our software and service solutions primarily through our direct sales force and value added resellers.
Business Strategy
     Our objective is to be the premier provider of dynamic digital signage solutions to customers in our targeted markets. To achieve this objective, we intend to pursue the following core strategies:
     Focus on Vertical Markets. Our direct sales force focuses primarily on the following market segments:
•	retail (including Sealy Corporation and Best Buy);

•	hospitality (including Foxwoods Resort Casino);

•	specialized services (including St. Mary’s Duluth Clinic Health System); and

•	public spaces (including Las Vegas Convention and Visitors Authority and Minneapolis Convention Center).
     We market to companies that deploy point-of-purchase advertising or visual display systems and whose business model incorporates marketing, advertising, or delivery of messages. We believe that any businesses promoting a brand or advertisers seeking to reach consumers at public venues are also potential customers.

     Marketing and Branding Initiatives. Our marketing initiatives convey our products’ distinguishing and proprietary features — wireless networking, centralized content management and custom software solutions.
     Leverage Strategic Partnerships and Reseller Relationships. We seek to establish and leverage relationships with market participants to integrate complementary technologies with our solutions. We believe that strategic partnerships will enable access to emerging new technologies and standards and increase our market presence.
     Outsource Essential Operating Functions. We intend to outsource certain operating functions such as system installation, integration and technical field support. In addition, we contract with manufacturers for items such as stands, mounts, custom enclosures, monitors and computer hardware.
     Custom Solutions. Although RoninCast is an enterprise solution designed for an array of standard applications, we also develop custom solutions in which we retain rights derived from our development activities.
     New Product Development. Developing new products and technologies is critical to our success. We intend to integrate our solutions with other enterprise systems such as inventory control, point-of-sale and database applications.
Our Competitive Challenges
     We are an emerging growth company in the digital signage industry. We are not currently a major factor in this industry and our products have not yet gained wide customer acceptance. Many of our current competitors in the digital signage industry have far greater resources and name recognition. These factors, among others discussed in the risk factor portion of this prospectus, represent substantial obstacles to our achieving customer acceptance and realizing our strategic plans.
Our Competitive Advantages
     Our key competitive advantages are:
•	Patent-Pending Wireless Delivery System — By utilizing wireless technology, our dynamic digital signage system can be securely implemented and operated in a variety of different venues, resulting in lower installation costs.

•	Centralized Content Management Software — Our enterprise software controls and manages a digital signage network from one centralized location. Delivery of required content is assured and recorded, making our customers’ marketing programs easier to implement.

•	Custom Solutions — In many instances, our customers require customized software solutions. Our sales team and software engineers tailor solutions that meet our customers’ needs.

•	Turn-Key Operation — In addition to our RoninCast software, we provide the necessary hardware, accessories, deployment/installation support and service to ensure our customers have all the necessary components for a successful digital signage solution.
     We were incorporated in the State of Minnesota on March 23, 2000. Our principal executive office is located at 14700 Martin Drive, Eden Prairie, Minnesota 55344. Our telephone number at that address is (952) 224-8110. We maintain a website at www.wirelessronin.com. Our website, and the information contained therein, is not a part of this prospectus.

Recent Financing Transactions
     On November 30, 2006, we sold 5,175,000 shares of our common stock in our initial public offering pursuant to a registration statement on Form SB-2, which was declared effective by the Securities and Exchange Commission on November 27, 2006. As a result of the closing of this public offering, we also issued the following unregistered securities on November 30, 2006:
•	We sold to the underwriter of our initial public offering for $50 a warrant to purchase 450,000 shares of our common stock exercisable at $4.80 per share. The warrant is not exercisable during the first 360 days after the date of our final prospectus (November 28, 2006) and expires on the fourth anniversary of issuance. The warrant contains customary anti-dilution provisions and certain demand and participatory registration rights. The warrant may not be sold, transferred, assigned or hypothecated for a period of one year from the date of our final prospectus, except to officers or partners of the underwriter of our initial public offering and members of the selling group and/or their officers or partners.

•	Pursuant to the terms of convertible debenture agreements which we entered into with the Spirit Lake Tribe, a federally recognized Native American tribe, our indebtedness to the Spirit Lake Tribe incurred in 2005 aggregating $3,000,000 automatically converted into 1,302,004 shares of common stock.

•	Pursuant to various note conversion agreements with 21 holders of convertible notes or debentures, an aggregate of $2,029,973 principal amount of notes was automatically converted into 634,367 shares of our common stock. In addition, we issued 40,728 common shares in lieu of the payment of accrued interest in the amount of $130,344 due certain holders of such notes and debentures.
     On December 30, 2006, we issued 1,798,611 shares of common stock to holders of 12% convertible bridge notes upon the conversion of $5,413,429 principal amount and $342,126 in accrued interest on such notes. The remaining 12% convertible bridge notes not converted in a principal amount of $335,602, with accrued interest of $70,483, were repaid in cash. We were obligated to repay the notes within 30 days of the closing of our initial public offering, which took place on November 30, 2006.

Summary of Selected Financial Information
     You should read the summary financial data below in conjunction with our financial statements and the related notes and with “Management’s Discussion and Analysis or Plan of Operation” included elsewhere in this prospectus. The statement of operations data for the years ended December 31, 2005 and 2004 and the balance sheet data as of December 31, 2005 and 2004 are derived from our audited financial statements that are included elsewhere in this prospectus.

			Unaudited
			Nine Months Ended
	Years Ended December 31,		September 30,
	2005	2004	2006	2005
Statement of Operations Data:
Sales	$710,216	$1,073,990	$1,917,414	$542,455
Cost of revenue(1)	939,906	1,029,072	765,264	394,583
Selling, general and administrative	2,889,230	2,168,457	3,540,574	2,130,901
Research and development expenses	881,515	687,398	623,883	678,255
Other expenses	789,490	528,433	3,305,978	654,925
Net loss	(4,789,925)	(3,339,370)	(6,318,285)	(3,316,209)

Loss per common share	$(7.18)	$(6.87)	$(7.79)	$(5.18)

Weighted average basic and diluted shares outstanding	666,712	486,170	811,174	640,650

			As of September 30, 2006
	December 31,	December 31,	Actual	As
	2005	2004	(unaudited)	Adjusted (2)
Balance Sheet Data:
Current assets	$768,187	$364,924	$1,146,510	$17,661,138
Total assets	1,313,171	701,598	2,583,938	18,564,924
Current liabilities	7,250,478	3,999,622	9,910,300	1,118,576
Non-current liabilities	1,668,161	1,397,563	1,675,859	129,308
Total liabilities	8,918,639	5,397,185	11,586,159	1,247,884

Shareholders equity (deficit)	$(7,605,468)	$(4,695,587)	$(9,002,221)	$17,317,040

(1)	Includes $390,247 in inventory write downs for the year ended December 31, 2005 and $0 in inventory write-downs for the year ended December 31, 2004.

(2)	The balance sheet data above sets forth summary financial data as of September 30, 2006, December 31, 2005 and December 31, 2004, on an actual basis, and as of September 30, 2006 as adjusted to give effect to:
•	the sale by us of 5,175,000 shares of common stock at $4.00 per share in our initial public offering and the receipt of the net proceeds from such offering, after deducting underwriting discounts and commissions and offering expenses payable by us, of $18,361,000;

•	the conversion of an aggregate of $5,029,973 principal amount of debentures and notes and accrued interest of $130,344 on such debentures and notes upon the completion of our initial public offering into 1,977,094 shares of common stock and the payment in cash of $404,518 in accrued interest; and

•	the payment of certain outstanding indebtedness and accrued interest totaling $7,197,659, including the issuance of 1,798,611 shares of common stock to holders of 12% convertible bridge notes upon the conversion of $5,413,429 principal amount and $342,126 in accrued interest on such notes and the repayment in cash of the remaining 12% convertible bridge notes not converted in a principal amount of $335,602, with accrued interest of $70,483.

RISK FACTORS
     Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below before participating in this offering. You should also refer to the other information in this prospectus, including our financial statements and the related notes. If any of the following risks actually occurs, our business, financial condition, operating results or cash flows could be materially harmed. As a result, the trading price of our common stock could decline, and you might lose all or part of your investment.
Risks Related to Our Business
Our operations and business are subject to the risks of an early stage company with limited revenue and a history of operating losses. The report of our independent registered public accounting firm included in this prospectus contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. We have incurred losses since inception, and we have had only nominal revenue. We may not ever become or remain profitable.
     Since inception, we have had limited revenue from the sale of our products and services, and we have had losses. We had net losses of $4,789,925 and $3,339,370, respectively, for the years ended December 31, 2005 and 2004 and $6,318,285 for the nine months ended September 30, 2006. As of September 30, 2006, we had an accumulated deficit of $24,964,261 and a shareholders deficit of $9,002,221. We expect to increase our spending significantly as we continue to expand our infrastructure and our sales and marketing efforts and continue research and development. The report of our independent registered public accounting firm related to our financial statements as of and for the years ended December 31, 2004 and 2005 contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.
     We have not been profitable in any year of our operating history and anticipate incurring additional losses into the foreseeable future. We do not know whether or when we will become profitable because of the significant uncertainties regarding our ability to generate revenues. Even if we are able to achieve profitability in future periods, we may not be able to sustain or increase our profitability in successive periods. We may require additional financing in the future to support our operations. For further information, please review the risk factor “Adequate funds for our operations may not be available, requiring us to curtail our activities significantly” below.
     We have formulated our business plans and strategies based on certain assumptions regarding the acceptance of our business model and the marketing of our products and services. However, our assessments regarding market size, market share, or market acceptance of our services or a variety of other factors may prove incorrect. Our future success will depend upon many factors, including factors which may be beyond our control or which cannot be predicted at this time.
Our success depends on our RoninCast system achieving and maintaining widespread acceptance in our targeted markets. If our products contain errors or defects, our business reputation may be harmed.
     Our success will depend to a large extent on broad market acceptance of RoninCast and our other products and services among our prospective customers. Our prospective customers may still not use our solutions for a number of other reasons, including preference for static signage, unfamiliarity with our technology or perceived lack of reliability. We believe that the acceptance of RoninCast and our other products and services by our prospective customers will depend on the following factors:
•	our ability to demonstrate RoninCast’s economic and other benefits;

•	our customers becoming comfortable with using RoninCast; and

•	the reliability of the software and hardware comprising RoninCast and our other products.

     Our software is complex and must meet stringent user requirements. Our products could contain errors or defects, especially when first introduced or when new models or versions are released, which could cause our customers to reject our products, result in increased service costs and warranty expenses and harm our reputation. We must develop our products quickly to keep pace with the rapidly changing digital signage and communications market. In the future, we may experience delays in releasing new products as problems are corrected. Errors or defects in our products could result in the rejection of our products, damage to our reputation, lost revenues, diverted development resources and increased customer service and support costs and warranty claims. In addition, some undetected errors or defects may only become apparent as new functions are added to our products. Delays, costs and damage to our reputation due to product defects could harm our business.
Our prospective customers often take a long time to evaluate our products, with this lengthy and variable sales cycle making it difficult to predict our operating results.
     It is difficult for us to forecast the timing and recognition of revenues from sales of our products because our prospective customers often take significant time evaluating our products before purchasing them. The period between initial customer contact and a purchase by a customer may be more than one year. During the evaluation period, prospective customers may decide not to purchase or may scale down proposed orders of our products for various reasons, including:
•	reduced need to upgrade existing visual marketing systems;

•	introduction of products by our competitors;

•	lower prices offered by our competitors; and

•	changes in budgets and purchasing priorities.
     Our prospective customers routinely require education regarding the use and benefit of our products. This may also lead to delays in receiving customers’ orders.
Adequate funds for our operations may not be available, requiring us to curtail our activities significantly.
     Based on our current expense levels, we anticipate that the net proceeds from our initial public offering will be adequate to fund our operations through 2007. Our future capital requirements, however, will depend on many factors, including our ability to successfully market and sell our products, develop new products and establish and leverage our strategic partnerships and reseller relationships. In order to meet our needs beyond 2007, we may be required to raise additional funding through public or private financings, including equity financings. Any additional equity financings may be dilutive to shareholders, and debt financing, if available, may involve restrictive covenants. Adequate funds for our operations, whether from financial markets, collaborative or other arrangements, may not be available when needed or on terms attractive to us. If adequate funds are not available, our plans to expand our business may be adversely affected and we could be required to curtail our activities significantly.
Difficulty in developing and maintaining relationships with third party manufacturers, suppliers and service providers could adversely affect our ability to deliver our products and meet our customers’ demands.
     We rely on third parties to manufacture and supply parts and components for our products and provide order fulfillment, installation, repair services and technical and customer support. Our strategy to rely on third party manufacturers, suppliers and service providers involves a number of significant risks, including the loss of control over the manufacturing process, the potential absence of adequate capacity, the unavailability of certain parts and components used in our products and reduced control over delivery schedules, quality and costs. For example, we do not generally maintain a significant inventory of parts or components, but rely on suppliers to deliver necessary parts and components to third party manufacturers, in a timely manner, based on our forecasts. If delivery of our products and services to our customers is interrupted, or if our products experience quality problems, our ability to meet customer demands would be harmed, causing a loss of revenue and harm to our reputation. Increased costs, transition difficulties and lead times involved in developing additional or new third party relationships could adversely affect our ability to deliver our products and meet our customers’ demands and harm our business.

Reductions in hardware costs will likely decrease hardware pricing to our customers and would reduce our per unit revenue.
     Our product pricing includes a standard percentage markup over our cost of product components, such as computers and display monitors. As such, any decrease in our costs to acquire such components from third parties will likely be reflected as a decrease in our hardware pricing to our customers. Therefore, reductions in such hardware costs could potentially reduce our revenues.
Because our future business model relies upon strategic partners and resellers, we expect to face risks not faced by companies with only internal sales forces.
     We currently sell most of our products through an internal sales force. We anticipate that strategic partners and resellers will become a larger part of our sales strategy. We may not, however, be successful in forming relationships with qualified partners and resellers. If we fail to attract qualified partners and resellers, we may not be able to expand our sales network, which may have an adverse effect on our ability to generate revenues. Our reliance on partners and resellers involves several risks, including the following:
•	we may not be able to adequately train our partners and resellers to sell and service our products;

•	they may emphasize competitors’ products or decline to carry our products; and

•	channel conflict may arise between other third parties and/or our internal sales staff.
Our industry is characterized by frequent technological change. If we are unable to adapt our products and develop new products to keep up with these rapid changes, we will not be able to obtain or maintain market share.
     The market for our products is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, heavy competition and frequent new product introductions. If we fail to develop new products or modify or improve existing products in response to these changes in technology, customer demands or industry standards, our products could become less competitive or obsolete.
     We must respond to changing technology and industry standards in a timely and cost-effective manner. We may not be successful in using new technologies, developing new products or enhancing existing products in a timely and cost effective manner. These new technologies or enhancements may not achieve market acceptance. Our pursuit of necessary technology may require substantial time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that we can accept. Finally, we may not succeed in adapting our products to new technologies as they emerge.
Our future success depends on key personnel and our ability to attract and retain additional personnel.
     Our key personnel include:
•	Jeffrey C. Mack, Chairman of the Board of Directors, President and Chief Executive Officer;

•	John A. Witham, Executive Vice President and Chief Financial Officer;

•	Christopher F. Ebbert, Executive Vice President and Chief Technology Officer; and

•	Scott W. Koller, Senior Vice President, Sales and Marketing.

     If we fail to retain our key personnel or to attract, retain and motivate other qualified employees, our ability to maintain and develop our business may be adversely affected. Our future success depends significantly on the continued service of our key technical, sales and senior management personnel and their ability to execute our growth strategy. The loss of the services of our key employees could harm our business. We may in the future be unable to retain our employees or to attract, assimilate and retain other highly qualified employees who could migrate to other employers who offer competitive or superior compensation packages.
Our ability to succeed depends on our ability to protect our intellectual property, and if any third parties make unauthorized use of our intellectual property, or if our intellectual property rights are successfully challenged, our competitive position and business could suffer.
     Our success and ability to compete depends substantially on our proprietary technologies. We regard our copyrights, service marks, trademarks, trade secrets and similar intellectual property as critical to our success, and we rely on trademark and copyright law, trade secret protection and confidentiality agreements with our employees, customers and others to protect our proprietary rights. Despite our precautions, unauthorized third parties might copy certain portions of our software or reverse engineer and use information that we regard as proprietary. No U.S. or international patents have been granted to us. As of December 31, 2006, we had applied for three U.S. patents, but we cannot assure you that they will be granted. Even if they are granted, our patents may be successfully challenged by others or invalidated. In addition, any patents that may be granted to us may not provide us a significant competitive advantage. We have been granted trademarks, but they could be challenged in the future. If future trademark registrations are not approved because third parties own these trademarks, our use of these trademarks would be restricted unless we enter into arrangements with the third party owners, which might not be possible on commercially reasonable terms or at all. If we fail to protect or enforce our intellectual property rights successfully, our competitive position could suffer. We may be required to spend significant resources to monitor and police our intellectual property rights. We may not be able to detect infringement and may lose competitive position in the market. In addition, competitors may design around our technology or develop competing technologies. Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture market share.
Our industry is characterized by frequent intellectual property litigation, and we could face claims of infringement by others in our industry. Such claims are costly and add uncertainty to our business strategy.
     We could be subject to claims of infringement of third party intellectual property rights, which could result in significant expense and could ultimately result in the loss of our intellectual property rights. Our industry is characterized by uncertain and conflicting intellectual property claims and frequent intellectual property litigation, especially regarding patent rights. From time to time, third parties may assert patent, copyright, trademark or other intellectual property rights to technologies that are important to our business. In addition, because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to our industry of which we are not aware. We may in the future receive notices of claims that our products infringe or may infringe intellectual property rights of third parties. Any litigation to determine the validity of these claims, including claims arising through our contractual indemnification of our business partners, regardless of their merit or resolution, would likely be costly and time consuming and divert the efforts and attention of our management and technical personnel. If any such litigation resulted in an adverse ruling, we could be required to:
•	pay substantial damages;

•	cease the manufacture, use or sale of infringing products;

•	discontinue the use of certain technology; or

•	obtain a license under the intellectual property rights of the third party claiming infringement, which license may not be available on reasonable terms, or at all.

     MediaTile Company USA has informed us that it filed a patent application in 2004 related to the use of cellular technology for delivery of digital content. We currently use cellular technology to deliver digital content on a limited basis. While MediaTile has not alleged that our products infringe its rights, they may do so in the future. For further information, please review “Business — Intellectual Property.”
If our security measures protecting our customers’ intellectual property and other information fail, we may be subject to claims based on such failure.
     It is possible that the RoninCast system could be subject to security risks once it is deployed in the field. To reduce this risk, we have implemented security measures throughout RoninCast to protect our system and our customers’ intellectual property and information delivered by RoninCast. If these security measures fail, unauthorized access to our customers’ content could result in claims based on such failure, adversely affecting our business and financial condition.
We could have liability arising out of our previous sales of unregistered securities.
     Prior to our initial public offering, we financed our development and operations from the proceeds of the sale to accredited investors of debt and equity securities. These securities were not registered under federal or state securities laws because we believed such sales were exempt under Section 4(2) of the Securities Act of 1933, as amended, and under Regulation D under the Securities Act. In addition, we issued stock purchase warrants to independent contractors and associates as compensation or as incentives for future performance. We have received no claim that such sales were in violation of securities registration requirements under such laws, but should a claim be made, we would have the burden of demonstrating that sales were exempt from such registration requirements. In addition, it is possible that a purchaser of our securities could claim that disclosures to them in connection with such sales were inadequate, creating potential liability under the anti-fraud provisions of federal and state securities or other laws. Claims under such laws could require us to pay damages, perform rescission offers, and/or pay interest on amounts invested and attorneys’ fees and costs. Depending upon the magnitude of a judgment against us in any such actions, our financial condition and prospects could be materially and adversely affected.
We compete with other companies that have more resources, which puts us at a competitive disadvantage.
     If we are not able to compete effectively with existing or new competitors, we may lose our competitive position, which may result in fewer customer orders and loss of market share or which may require us to lower our prices, reducing our profit margins.
     The market for digital signage software is highly competitive and we expect competition to increase in the future. Some of our competitors or potential competitors have significantly greater financial, technical and marketing resources than our company. These competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than our company.
     We expect competitors to continue to improve the performance of their current products and to introduce new products, services and technologies. Successful new product introductions or enhancements by the competition could reduce sales and the market acceptance of our products, cause intense price competition or make our products obsolete. To be competitive, we must continue to invest significant resources in research and development, sales and marketing and customer support. If we do not have sufficient resources to make these investments or are unable to make the technological advances necessary to be competitive, our competitive position will suffer. Increased competition could result in price reductions, fewer customer orders, reduced margins and loss of market share. Our failure to compete successfully against current or future competitors could seriously harm our business.

Risks Related to Our Securities
As a result of becoming a public company, we must implement additional finance and accounting systems, procedures and controls in order to satisfy such requirements, which will increase our costs and divert management’s time and attention.
     As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements and corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the Securities and Exchange Commission and Nasdaq.
     As an example of reporting requirements, we are evaluating our internal control systems in order to allow management to report on, and our independent registered public accounting firm to attest to, our internal control over financing reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. As a company with limited capital and human resources, we anticipate that more of management’s time and attention will be diverted from our business to ensure compliance with these regulatory requirements than would be the case with a company that has established controls and procedures. This diversion of management’s time and attention could have an adverse effect on our business, financial condition and results of operations.
     In the event we identify significant deficiencies or material weaknesses in our internal control over financial reporting that we cannot remediate in a timely manner, or if we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal control over financial reporting, investors and others may lose confidence in the reliability of our financial statements and the trading price of our common stock and ability to obtain any necessary equity or debt financing could suffer. In addition, in the event that our independent registered public accounting firm is unable to rely on our internal control over financial reporting in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements, and related disclosures, it is possible that we would be unable to file our annual report with the Securities and Exchange Commission, which could also adversely affect the trading price of our common stock and our ability to secure any necessary additional financing, and could result in the delisting of our common stock from The Nasdaq Capital Market and the ineligibility of our common stock for quotation on the OTC Bulletin Board. Due to the lack of an active trading market, the liquidity of our common stock would be severely limited and the market price of our common stock would likely decline significantly.
     In addition, the new rules could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, on Board committees or as executive officers.
Our management has broad discretion over the use of proceeds from our initial public offering and may apply the proceeds in ways that do not improve our operating results or increase the value of your investment.
     Our management has significant discretion in the use of a substantial portion of the proceeds of our initial public offering. Accordingly, our investors will not have the opportunity to evaluate the economic, financial and other relevant information that we may consider in the application of such net proceeds. Therefore, it is possible that we may allocate the proceeds of our initial public offering in ways that fail to improve our operating results, increase the value of our common stock or otherwise maximize the return on these proceeds.

If we fail to comply with the Nasdaq requirements for continued listing, our common stock could be delisted from The Nasdaq Capital Market, which could hinder your ability to obtain timely quotations on the price of our common stock, or dispose of our common stock in the secondary market.
     Our common stock must sustain a minimum bid price of at least $1.00 per share and we must satisfy the other requirements for continued listing on The Nasdaq Capital Market. In the event our common stock is delisted from The Nasdaq Capital Market, trading in our common stock could thereafter be conducted in the over-the-counter markets in the so-called pink sheets or the National Association of Securities Dealers’ OTC Bulletin Board. In such event, the liquidity of our common stock would likely be impaired, not only in the number of shares which could be bought and sold, but also through delays in the timing of the transactions, and there would likely be a reduction in the coverage of our company by securities analysts and the news media, thereby resulting in lower prices for our common stock than might otherwise prevail.
An active market for our common stock may not develop and the market price of our stock may be subject to wide fluctuations.
     An active public market for our common stock may not develop or be sustained. Before our initial public offering, there was no public trading market for our common stock, and an active trading market may not develop or be sustained. If an active market is not developed or sustained, it may be difficult to sell shares of our common stock at an attractive price or at all. It also is possible that in some future quarter our operating results may be below the expectations of financial market analysts and investors and, as a result of these and other factors, the price of our common stock may fall.
     The price of our common stock may fluctuate, depending on many factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our shares of common stock. Factors that could cause fluctuations include, but are not limited to, the following:
•	price and volume fluctuations in the overall stock market from time to time;

•	significant volatility in the market price and trading volume of companies in our industry;

•	actual or anticipated changes in our earnings or fluctuations in our operating results or in the expectations of financial market analysts;

•	investor perceptions of our industry, in general, and our company, in particular;

•	the operating and stock performance of comparable companies;

•	general economic conditions and trends;

•	major catastrophic events;

•	loss of external funding sources;

•	sales of large blocks of our stock or sales by insiders; or

•	departures of key personnel.

Our directors, executive officers and the Spirit Lake Tribe together may exercise significant control over our company.
     As of December 31, 2006, our directors, executive officers and the Spirit Lake Tribe beneficially owned approximately 19.4% of the outstanding shares of our common stock. As a result, these shareholders, if acting together, may be able to influence or control matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. The concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our shareholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.
Our articles of incorporation, bylaws and Minnesota law may discourage takeovers and business combinations that our shareholders might consider in their best interests.
     Anti-takeover provisions of our articles of incorporation, bylaws and Minnesota law could diminish the opportunity for shareholders to participate in acquisition proposals at a price above the then current market price of our common stock. For example, while we have no present plans to issue any preferred stock, our Board of Directors, without further shareholder approval, may issue up to 16,666,666 shares of undesignated preferred stock and fix the powers, preferences, rights and limitations of such class or series, which could adversely affect the voting power of your shares. In addition, our bylaws provide for an advance notice procedure for nomination of candidates to our Board of Directors that could have the effect of delaying, deterring or preventing a change in control. Further, as a Minnesota corporation, we are subject to provisions of the Minnesota Business Corporation Act, or MBCA, regarding “control share acquisitions” and “business combinations.” We may, in the future, consider adopting additional anti-takeover measures. The authority of our board to issue undesignated preferred stock and the anti-takeover provisions of the MBCA, as well as any future anti-takeover measures adopted by us, may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of the company not approved by our Board of Directors.
We do not anticipate paying cash dividends on our shares of common stock in the foreseeable future.
     We have never declared or paid any cash dividends on our shares of common stock. We intend to retain any future earnings to fund the operation and expansion of our business and, therefore, we do not anticipate paying cash dividends on our shares of common stock in the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
A substantial number of shares will be eligible for future sale by our current investors and the sale of those shares could adversely affect our stock price.
     If our existing shareholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after the contractual lock-up and other legal restrictions on resale discussed elsewhere in this prospectus lapse, the trading price of our common stock could be adversely effected.
     Subject to the escrow of shares by our officers and directors required by state securities regulators and volume limitations under Rule 144, 2,488,630 shares of our common stock will be eligible for sale in the public market upon the 180 day expiration of our shareholder lockup agreements and 1,928,674 additional shares will become eligible for sale upon the 360 day expiration of our lockup agreements with our directors and executive officers. This prospectus covers 3,775,705 of such shares. In addition, 1,000,000 shares reserved for future issuance under the 2006 Equity Incentive Plan and 510,000 shares reserved for future issuance under the 2006 Non-Employee Director Stock Option Plan may become eligible for sale in the public market to the extent permitted by the provisions of various award agreements, the lock-up agreements and Rules 144 and 701 under the Securities Act.

     As of December 31, 2006, we had outstanding warrants that entitle the holders thereof to purchase 2,610,061 shares of our common stock. This prospectus covers 2,160,061 of such shares. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could be adversely affected.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis or Plan of Operation” and “Business.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about:
•	our estimates of future expenses, revenue and profitability;

•	trends affecting our financial condition and results of operations;

•	our ability to obtain customer orders;

•	the availability and terms of additional capital;

•	our ability to develop new products;

•	our dependence on key suppliers, manufacturers and strategic partners;

•	industry trends and the competitive environment;

•	the impact of losing one or more senior executive or failing to attract additional key personnel; and

•	other factors referenced in this prospectus, including those set forth under the caption “Risk Factors.”
     In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors.” Given these uncertainties, you should not attribute undue certainty to these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.
     Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.
USE OF PROCEEDS
     The shares being registered under this prospectus for resale by the selling shareholders include outstanding shares of common stock and shares of common stock issuable upon the exercise of warrants, certain of which have exercises prices in excess of the market price of our common stock. The proceeds from the offering are going to the selling shareholders only. We will not receive any proceeds from the sale of the shares by the selling shareholders. We will receive the exercise price of the warrants held by the selling shareholders, if any, when such warrants are exercised, assuming the exercise price is paid in cash, by the selling shareholders. If we realize proceeds from the exercise of all of these warrants, assuming the exercise price is paid in cash, the net proceeds to us would be approximately $11.3 million. We expect to use the proceeds of any such warrant exercises for general working capital purposes. We are unable to further specify such use of proceeds given the uncertainty surrounding when or whether we will receive any such proceeds.

DIVIDEND POLICY
     We have never declared or paid any cash dividends on our common stock. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. The payment of any dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions, outstanding indebtedness and other factors deemed relevant by our board.
CAPITALIZATION
     The following table sets forth our capitalization as of September 30, 2006, on an actual basis and as adjusted to give effect to:
•	the sale by us of 5,175,000 shares of common stock at $4.00 per share in our initial public offering and the receipt of the net proceeds from such offering, after deducting underwriting discounts and commissions and offering expenses payable by us, of $18,361,000;

•	the conversion of an aggregate of $5,029,973 principal amount of debentures and notes and accrued interest of $130,344 on such debentures and notes upon the completion of our initial public offering into 1,977,094 shares of common stock and the payment in cash of $404,519 in accrued interest; and

•	payment of certain outstanding indebtedness and accrued interest totaling $7,197,659, including the issuance of 1,798,611 shares of common stock to holders of 12% convertible bridge notes upon the conversion of $5,413,429 principal amount and $342,126 in accrued interest on such notes and the repayment in cash of the remaining 12% convertible bridge notes not converted in a principal amount of $335,602, with accrued interest of $70,483.
     You should read the information below in conjunction with our financial statements and the related notes and “Management’s Discussion and Analysis or Plan of Operation” included elsewhere in this prospectus.

	September 30, 2006
	Actual	As Adjusted
Current portion of notes payable(1)	$5,064,356	$0	(2)
Current portion of notes payable-related parties(1)	3,000,000
Current portion of capital lease obligation	104,011	104,011

	8,168,367	104,011
Notes payable, net of current portion	872,872	0	(2)
Notes payable, net of current portion-related parties	697,300
Capital lease obligations, net of current portion	105,687	129,308
Shareholders’ equity:
Undesignated preferred stock; authorized 16,666,666 shares; no shares issued and outstanding	0	0
Common stock, $0.01 par value; authorized — 50,000,000 shares; issued and outstanding — 874,368 shares	8,743	98,256	(3)
Additional paid-in capital	15,953,297	48,852,018
Accumulated deficit	(24,964,261)	(31,633,234)

Total shareholders’ equity	(9,002,221)	17,317,040

Total capitalization	$(7,326,362)	$17,446,348

(1)	Includes debt discount resulting from a reduction in the face value of the notes by the value of equity compensation associated with the notes. Actual debt discount for the current portion of notes payable was $2,176,956.

(2)	At the closing of our initial public offering on November 30, 2006:
•	pursuant to the terms of convertible debenture agreements which we entered into with the Spirit Lake Tribe, a federally recognized Native American tribe, our indebtedness to the Spirit Lake Tribe incurred in 2005 aggregating $3,000,000 automatically converted into 1,302,004 shares of common stock; and

•	pursuant to various note conversion agreements with 21 holders of convertible notes or debentures, an aggregate of $2,029,973 principal amount of notes were automatically converted into 634,367 shares of our common stock. In addition, we issued 40,728 common shares in lieu of the payment of accrued interest in the amount of $130,344 due certain holders of such notes.
Also, on December 30, 2006, we issued 1,798,611 shares of common stock to holders of 12% convertible bridge notes upon the conversion of $5,413,429 principal amount and $342,126 in accrued interest on such notes. The remaining 12% convertible bridge notes not converted in a principal amount of $335,602, with accrued interest of $70,483, were repaid in cash. We were obligated to repay the notes within 30 days of the closing of our initial public offering, which took place on November 30, 2006. As a result of the foregoing, we retired all of our 12% convertible bridge notes.

(3)	Assumes no exercise of: (i) warrants to purchase up to an aggregate of 1,010,255 shares of our common stock granted to directors, executive officers, key associates, holders of convertible securities and other investors, (ii) options to purchase 923,333 shares of our common stock issued to certain of our directors and executive officers subject to shareholder approval, (iii) warrants to purchase 1,149,806 shares of our common stock held by the purchasers of the 12% convertible bridge notes we issued in March, July and August 2006, or (iv) warrants issued to the underwriter of our initial public offering to purchase up to 450,000 shares of our common stock.

SELECTED FINANCIAL DATA
     You should read the summary financial data below in conjunction with our financial statements and the related notes and with “Management’s Discussion and Analysis or Plan of Operation” included elsewhere in this prospectus. The statements of operations data for the years ended December 31, 2005 and 2004 and the balance sheet data as of December 31, 2005 and 2004 are derived from our audited financial statements that are included elsewhere in this prospectus.

			Unaudited
			Nine Months Ended
	Years Ended December 31,		September 30,
	2005	2004	2006	2005
Statement of Operations Data Sales	$710,216	$1,073,990	$1,917,414	$542,455
Cost of revenue(1)	939,906	1,029,072	765,264	394,583
Selling, general and administrative	2,889,230	2,168,457	3,540,547	2,130,901
Research and development expenses	881,515	687,398	623,883	678,255
Other expenses	789,490	528,433	3,305,978	654,925
Net loss	(4,789,925)	(3,339,370)	(6,318,285)	(3,316,209)

Loss per common share	$(7.18)	$(6.87)	$(7.79)	$(5.18)

Weighted average basic and diluted shares outstanding	666,712	486,170	811,174	640,650

			As of September 30, 2006
	December 31,	December 31,	Actual	As
	2005	2004	(unaudited)	Adjusted (2)
Balance Sheet Data
Current assets	$768,187	$364,924	$1,146,510	$17,661,138
Total assets	1,313,171	701,598	2,583,938	18,564,924
Current liabilities	7,250,478	3,999,622	9,910,300	1,118,576
Non-current liabilities	1,668,161	1,397,563	1,675,859	129,308
Total liabilities	8,918,639	5,397,185	11,586,159	1,247,884

Shareholders equity (deficit)	$(7,605,468)	$(4,695,587)	$(9,002,221)	$17,317,040

(1)	Includes $390,247 in inventory write downs for the year ended December 31, 2005 and $0 in inventory write-downs for the year ended December 31, 2004.

(2)	The balance sheet data above sets forth summary financial data as of September 30, 2006, December 31, 2005 and December 31, 2004, on an actual basis, and as of September 30, 2006 as adjusted to give effect to:
•	the sale by us of 5,175,000 shares of common stock at $4.00 per share in our initial public offering and the receipt of the net proceeds from such offering, after deducting underwriting discounts and commissions and offering expenses payable by us, of $18,361,000;

•	the conversion of an aggregate of $5,029,973 principal amount of debentures and notes and accrued interest of $130,344 on such debentures and notes upon the completion of our initial public offering into 1,977,094 shares of common stock and the payment in cash of $404,519 in accrued interest; and

•	payment of certain outstanding indebtedness and accrued interest totaling $7,197,659, including the issuance of 1,798,611 shares of common stock to holders of 12% convertible bridge notes upon the conversion of $5,413,429 principal amount and $342,126 in accrued interest on such notes and the repayment in cash of the remaining 12% convertible bridge notes not converted in a principal amount of $335,602, with accrued interest of $70,483.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
     Our common stock has been quoted on The Nasdaq Capital Market under the symbol “RNIN” since November 27, 2006. As of December 31, 2006, we had 182 shareholders of record and approximately 1,595 beneficial owners.
     We have never declared or paid cash dividends on our common stock. We currently intend to retain future earnings, if any, to operate and expand our business, and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our board.
Securities Authorized for Issuance Under Equity Compensation Plans
  The following table provides information as of the end of fiscal year 2006 with respect to compensation plans under which our equity securities are authorized for issuance.

				Number of Securities
				Remaining Available
				for Future Issuance
	Number of Securities		Weighted-Average	Under Equity
	to be Issued Upon		Exercise Price of	Compensation
	Exercise of		Outstanding	Plans (Excluding
	Outstanding Options,		Options, Warrants	Securities Reflected in
	Warrants and Rights		and Rights	Column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	0		$ N/A	N/A
Equity compensation plans not approved by security holders	369,262	(1)	$6.25	N/A

Total	369,262		$6.25	N/A

(1)	Represents: (a) 5,555 shares of common stock underlying a five-year warrant exercisable at $0.45 per share issued to an executive officer, which warrant expires on November 18, 2007; (b) 555 shares of common stock underlying a five-year warrant exercisable at $0.45 per share issued to a non-executive officer employee, which warrant expires on January 27, 2008; (c) 13,888 shares of common stock underlying a five-year warrant exercisable at $0.09 per share issued to an executive officer, which warrant expires on January 1, 2009; (d) 3,333 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to an executive officer, which warrant expires on February 1, 2009; (e) 13,888 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to an executive officer, which warrant expires on April 29, 2009; (f) 3,333 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to an executive officer, which warrant expires on May 1, 2009; (g) 222 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to a non-executive officer employee, which warrant expires on July 12, 2009; (h) 35,354 shares of common stock underlying five-year warrants exercisable at $2.25 share issued to an executive officer, which warrants expire on July 12, 2009; (i) 3,333 shares of common stock underlying a five-year warrant exercisable at $6.75 share issued to an executive officer, which warrant expires on August 1, 2009; (j) 3,333 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to an executive officer, which warrant expires on November 1, 2009; (k) 14,276 shares of common stock underlying five-year warrants exercisable at $2.25 per share issued to executive officers, which warrants expire on January 26, 2010; (l) 27,777 shares of common stock underlying a five-year warrant exercisable at $0.09 per share issued to an executive officer, which warrant expires on January 26, 2010; (m) 3,333 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to an executive officer, which warrant expires on February 1, 2010; (n) 222 shares of common stock underlying five-year warrants exercisable at $6.75 per share issued to non-executive officer employees, which warrants expire on February 18, 2010; (o) 277 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to a non-executive officer employee, which warrant expires on February 23, 2010; (p) 1,666 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to a non-executive officer employee, which warrant expires on April 9, 2010; (q) 833 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to a non-executive officer employee, which warrant expires on April 18, 2010; (r) 13,888 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to an executive officer, which warrant expires on April 29, 2010; (s) 3,333 shares of common stock underlying a five-year warrant exercisable at $6.75 per share issued to an executive officer, which warrant expires on May 1, 2010; (t) 8,888 shares of common stock underlying five-year warrants exercisable at $6.75 per share issued to executive officers, which warrants expire on August 4, 2010; (u) 388 shares of common stock underlying five-year warrants exercisable at $9.00 per share issued to non-executive officers employee, which warrants expire on August 9, 2010; (v) 31,666 shares of common stock underlying five-year warrants exercisable at $6.75 per share issued to executive officers, which warrants expire on September 2, 2010; (w) 27,776 shares of common stock underlying five-year warrants exercisable at $6.75 per share issued to an executive officer, which warrants expire on September 3, 2010; (x) 2,777 shares of common stock underlying a five-year warrant exercisable at $11.25 per share issued to an executive officer, which warrant expires on October 10, 2010; (y) 1,666 shares of common stock underlying a five-year warrant exercisable at $11.25 per share issued to a non-executive officer employee, which warrant expires on November 8, 2010; (z) 1,481 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to a non-executive officer employee, which warrant expires on December 13, 2010; (aa) 27,920 shares of common stock underlying five-year warrants exercisable at $9.00 per share issued to non-executive officer employees, which warrants expire on December 16, 2010; (bb) 111 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to a non-executive officer employee, which warrant expires on December 20, 2010; (cc) 3,333 shares of common stock underlying five-year warrants exercisable at $9.00 per share issued to non-executive officer employees, which warrants expire on December 28, 2010; (dd) 6,944 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to an executive officer, which warrant expires on December 30, 2010; (ee) 5,184 shares of common stock underlying five-year warrants exercisable at $9.00 per share issued to non-executive officer employees, which warrants expire on December 30, 2010; (ff) 296 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to a non-executive officer employee, which warrant expires on January 6, 2011; (gg) 22,222 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to an executive officer, which warrant expires on January 18, 2011; (hh) 2,222 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to a non-executive officer employee, which warrant expires on January 19, 2011; (ii) 2,222 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to a non-executive officer employee, which warrant expires on January 30, 2011; (jj) 1,851 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to an executive officer, which warrant expires on February 6, 2011; (kk) 11,111 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to an executive officer employee, which warrant expires on March 24, 2011; (ll) 11,111 shares of common stock underlying a five-year warrant exercisable at $9.00 per share issued to a non-executive officer employee, which warrant expires on March 24, 2011; and (mm) 51,666 shares of common stock underlying five-year warrants exercisable at $9.00 per share issued to executive officers, which warrants expire on March 31, 2011.
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
     The following discussion of our historical results of operations and our liquidity and capital resources should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 5 of this prospectus.
Overview
     Wireless Ronin Technologies, Inc. is a Minnesota corporation that has designed and developed application-specific wireless business solutions. Our innovative method of delivering wireless data communications enables us to provide our customers with significantly improved communication productivity.
     Since inception, we have been developing solutions employing wireless technology, culminating in the release and commercialization of RoninCast. As of September 30, 2006, we had an accumulated deficit of $24,964,261.
The Services We Provide
     We provide dynamic digital signage solutions targeting specific retail and service markets through a suite of software applications collectively called RoninCast. RoninCast is an enterprise-level content delivery system that manages, schedules and delivers digital content over wireless or wired networks. Our solution, a digital alternative to static signage, provides our customers with a dynamic visual marketing system designed to enhance the way they advertise, market and deliver their messages to targeted audiences. Our technology can be combined with interactive touch screens to create new platforms for conveying marketing messages. We have installed digital signage systems in approximately 200 locations since the introduction of RoninCast in January 2003.

Our Sources of Revenue
     We generate revenues through system sales, license fees and separate service fees, including consulting, training, content development and implementation services, as well as ongoing customer support and maintenance, including product upgrades. We currently market and sell our software and service solutions through our direct sales force and value added resellers. We generated revenues of $710,216 and $1,073,990 in calendar years ended December 31, 2005 and 2004, respectively. Also for the nine months ended September 30, 2006, we generated $1,917,414 compared to $542,455 for the comparable period in 2005.
Our Expenses
     Our expenses are primarily comprised of three categories: sales and marketing, research and development and general and administrative. Sales and marketing expenses include salaries and benefits for our sales associates and commissions paid on successful sales. This category also includes amounts spent on the hardware and software we use to prospect new customers including those expenses incurred in trade shows and product demonstrations. Our research and development expenses represent the salaries and benefits of those individuals who develop and maintain our software products including RoninCast and other software applications we design and sell to our customers. Our general and administrative expenses consist of corporate overhead, including administrative salaries, real property lease payments, salaries and benefits for our corporate officers and other expenses such as legal and accounting fees.
Critical Accounting Policies and Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the U.S., or GAAP, requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In recording transactions and balances resulting from business operations, we use estimates based on the best information available. We use estimates for such items as depreciable lives, volatility factors in determining fair value of option grants, tax provisions and provisions for uncollectible receivables. We revise the recorded estimates when better information is available, facts change or we can determine actual amounts. These revisions can affect operating results. We have identified below the following accounting policies that we consider to be critical.
Revenue Recognition
     We recognize revenue primarily from these sources:
•	technology license and royalties;

•	product and software license sales;

•	content development services;

•	training and implementation; and

•	maintenance and support contracts.

     We applied the provisions of Statement of Position (“SOP”) 97-2, “Software Revenue Recognition,” as amended by SOP 98-9 “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions” to all transactions involving the sale of software license. In the event of a multiple element arrangement, we evaluate if each element represents a separate unit of accounting taking into account all factors following the guidelines set forth in Emerging Issues Task Force Issue No. 00-21 (“EITF 00-21”) “Revenue Arrangements with Multiple Deliverables”. We recognize revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) the ability to collect is reasonably assured.
     Multiple-Element Arrangements — We enter into arrangements with customers that include a combination of software products, system hardware, maintenance and support, or installation and training services. We allocate the total arrangement fee among the various elements of the arrangement based on the relative fair value of each of the undelivered elements determined by vendor-specific objective evidence (VSOE). The fair value of maintenance and support services is based upon the renewal rate for continued service arrangements. The fair value of installation and training services is established based upon pricing for the services. We have determined that it does not have VSOE for its technology licenses. In software arrangements for which we do not have vendor-specific objective evidence of fair value for all elements, revenue is deferred until the earlier of when vendor-specific objective evidence is determined for the undelivered elements (residual method) or when all elements for which we do not have vendor-specific objective evidence of fair value have been delivered.
     Software and technology license sales. Software is delivered to customers electronically or on a CD-ROM, and license files are delivered electronically. We assess whether the fee is fixed or determinable based on the payment terms associated with the transaction. Standard payment terms are generally less than 90 days. In instances where payments are subject to extended payment terms, revenue is deferred until payments become due. We assess collectibility based on a number of factors, including the customer’s past payment history and its current creditworthiness. If it is determined that collection of a fee is not reasonably assured, we defer the revenue and recognize it at the time collection becomes reasonably assured, which is generally upon receipt of cash payment. If an acceptance period is required, revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period.
     Product sales. We recognize revenue on product sales generally upon delivery of the product to the customer. Shipping charges billed to customers are included in sales and the related shipping costs are included in cost of sales.
     Professional service revenue. Included in professional service revenues are revenues derived from implementation, maintenance and support contracts, content development and training. The majority of consulting and implementation services and accompanying agreements qualify for separate accounting. Implementation and content development services are bid either on a fixed-fee basis or on a time-and-materials basis. Substantially all of our contracts are on a time-and-materials basis. For time-and-materials contracts, we recognize revenue as services are performed. For a fixed-fee contract, we recognize revenue upon completion of specific contractual milestones or by using the percentage of completion method.
     Training revenue is recognized when training is provided.
     Maintenance and support revenue. Included in support services revenues are revenues derived from maintenance and support. Maintenance and support revenue is recognized ratably over the term of the maintenance contract, which is typically one year. Maintenance and support is renewable by the customer on an annual basis. Rates for maintenance and support, including subsequent renewal rates, are typically established based upon a specified percentage of net license fees as set forth in the arrangement.
Basic and Diluted Loss per Common Share
     Basic and diluted loss per common share for all periods presented is computed using the weighted average number of common shares outstanding. Basic weighted average shares outstanding include only outstanding common shares. Shares reserved for outstanding stock warrants and convertible notes are not considered because the impact of the incremental shares is antidilutive.

Deferred Income Taxes
     Deferred income taxes are recognized in the financial statements for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from net operating losses, reserves for uncollectible accounts receivables and inventory, differences in depreciation methods, and accrued expenses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
Accounting for Stock-Based Compensation
     In the first quarter of 2006, we adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS 123R), which revises SFAS 123, “Accounting for Stock-Based Compensation” (SFAS 123) and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). SFAS 123R requires that share-based payment transactions with employees be recognized in the financial statements based on their fair value and recognized as compensation expense over the vesting period. Prior to FAS 123R we disclosed the pro forma effects of SFAS 123 under the minimum value method. We adopted SFAS 123R effective January 1, 2006, prospectively for new equity awards issued subsequent to January 1, 2006. The adoption of SFAS 123R for the nine months ended September 30, 2006 resulted in the recognition of stock-based compensation expense of $540,282. No tax benefit has been recorded due the full valuation allowance on deferred tax assets that we have recorded.
     Prior to January 1, 2006, we accounted for employee stock-based compensation in accordance with provisions of APB 25, and Financial Accounting Standards Board Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation — an Interpretation of APB No. 25”, and complied with the disclosure provisions of SFAS 123 and SFAS No. 148, “Accounting for Stock-Based Compensation — Transaction and Disclosure” (SFAS 148). Under APB 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of our stock and the exercise price of the option. We amortized deferred stock-based compensation using the straight-line method over the vesting period.
     SFAS No. 123, as amended by SFAS No. 148, “Accounting for Stock Based Compensation — Transition and Disclosure” (SFAS No. 148), defines a fair value method of accounting for issuance of stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Pursuant to SFAS No. 123, companies were not required to adopt the fair value method of accounting for employee stock-based transactions. Companies were permitted to account for such transactions under APB 25, but were required to disclose in a note to the financial statements pro forma net loss and per share amounts as if a company had applied the fair methods prescribed by SFAS 123. We applied APB Opinion 25 and related interpretations in accounting for the stock awards granted to employees and directors and have complied with the disclosure requirements of SFAS 123 and SFAS 148.
     All stock awards granted by us have an exercise or purchase price equal to or above market value of the underlying common stock on the date of grant. Prior to the adoption for SFAS 123R, had compensation cost for the grants issued by us been determined based on the fair value at the grant dates for grants consistent with the fair value method of SFAS 123, our cash flows would have remained unchanged; however, net loss and loss per common share would have been reduced for the years ending December 31, 2005 and 2004 and for the nine months ended September 30, 2005 to the pro forma amounts indicated below:

	Year ended	Year ended	Nine months ended
	December 31, 2005	December 31, 2004	September 30, 2005
			(unaudited)
Net loss:
As reported	$(4,789,925)	$(3,339,370)	$(3,316,209)
Add: Employee compensation expense included in net loss	—	—	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(13,880)	(2,239)	(6,503)

Pro forma	$(4,803,805)	$(3,341,609)	$(3,322,712)

Basic and diluted loss per common share:
As reported	$(7.18)	$(6.87)	$(5.18)

Pro forma	$(7.21)	$(6.87)	$(5.19)

     For purposes of the pro forma calculations, the fair value of each award is estimated on the date of the grant using the Black-Scholes option-pricing model (minimum value method), assuming no expected dividends and the following assumptions:

	2005 Grants	2004 Grants	2006 Grants
Expected volatility factors	n/a	n/a	61.7%
Approximate risk free interest rates	5.0%	5.0%	5.0%
Expected lives	5 Years	5 Years	5 Years
     The determination of the fair value of all awards is based on the above assumptions. Because additional grants are expected to be made each year and forfeitures will occur when employees leave us, the above pro forma disclosures are not representative of pro forma effects on reported net income (loss) for future years.
     We account for equity instruments issued for services and goods to non-employees under SFAS 123; EITF 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”; and EITF 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees”. Generally, the equity instruments issued for services and goods are for shares of our common stock or warrants to purchase shares of our common stock. These shares or warrants generally are fully-vested, nonforfeitable and exercisable at the date of grant and require no future performance commitment by the recipient. We expense the fair market value of these securities over the period in which the related services are received.
Results of Operations
Nine Months Ended September 30, 2006 Compared to Nine Months Ended September 30, 2005
     Our results of operations and changes in certain key statistics for the nine months ended September 30, 2006 and 2005 were as follows:

	Nine Months Ended
	September 30		Increase
	2006	2005	(Decrease)
Sales	$1,917,414	$542,455	$1,374,959
Cost of Sales	765,264	394,583	370,681

Gross Profit	1,152,150	147,872	1,004,278
Sales and marketing expenses	1,057,790	922,432	135,358
Research and development expenses	623,883	678,255	(54,372)
General and administrative expenses	2,482,784	1,208,469	1,274,315

Operating expenses	4,164,457	2,809,156	1,355,301

Operating loss	(3,012,307)	(2,661,284)	(351,023)
Other income (expenses):
Interest expense	(3,316,774)	(674,108)	2,642,666
Interest income	8,834	1,330	(7,504)
Sundry	1,962	17,853	15,891

	(3,305,978)	(654,925)	2,651,053

Net loss	$(6,318,285)	$(3,316,209)	$(3,002,076)

Sales
     Our sales increased for the first nine months of 2006 when compared to the first nine months of 2005 by $1,374,959. Included in 2006 was $236,658 of previously deferred revenue from a terminated alliance, $500,000 from deferred revenue from a strategic partnership, and almost $1,200,000 from new billing. The continued increase in sales focus and the closing of prospects from our backlog were the primary reasons for the increase. We expect continued increases as our sales organization continues to mature and our products gain market acceptance.
Cost of Sales
     Cost of sales for the first nine months of 2006 was $765,264, compared to $394,583 for the comparable 2005 period. The cost of sales increase was due to increased revenues. After deducting deferred revenue from the terminated alliance and the strategic relationship, the cost of sales increased proportionately to the sales increase, with our gross profit being 35% for the first nine months of 2006.
Operating Expenses
     Operating expenses for the first nine months of 2006 were $4,164,457 compared to $2,809,156 for the comparable period of 2005. The increase amounted to $1,355,301. Included in this increase was $621,408 of compensation expense for incentive warrants granted to key employees in 2006 with no similar expense in 2005. Also included in the first nine months of 2006 was $335,591 of professional fees for legal and accounting expenses as the company prepared to go public. The remaining increase in operating cost of $398,302 were due to staffing increases and higher spending in sales and marketing, as we continue to mature.
Interest Expense
     Interest expense for the first nine months of 2006 was $3,316,774, an increase of $2,642,666 over the first nine months of 2005. This was primarily due to an increase in debt outstanding. The additional debt issued in 2006 included equity instruments which, when valued and expensed, are included in interest expense. As long as we continue to fund our operating losses with debt, interest expense will increase. Also included in interest expense for the nine months ended September 30, 2006, was the loss on the modification of related party debt in March and June of 2006 aggregating $367,153.
Liquidity
     For the first nine months of 2006, we funded our operations primarily through the issuance of additional debt, as well as through increased sales. In the first nine months of 2006, we added face value of $5,420,300 of new debt. After deducting debt discount as of September 30, 2006 of $2,176,956 from beneficial conversion and warrant valuation, the balance sheet had $2,864,245 of additional debt for the first nine months of 2006. Based on our current expense levels, we anticipate that the net proceeds from the initial public offering we closed in November 2006 will be adequate to fund our operations through 2007.
Operating Activities
     We do not generate positive cash flow at the current level of sales and gross profit. For the first nine months of 2006 we used $3,040,441, which was primarily funded through debt.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004
     Our results of operations and changes in certain key statistics for the calendar years ended 2005 and 2004 were as follows:

	December 31		Increase
	2005	2004	(Decrease)
Sales	$710,216	$1,073,990	$(363,774)
Cost of Sales	939,906	1,029,072	(89,166)

Gross Profit	(229,690)	44,918	(274,608)
Sales and marketing expenses	1,198,629	594,085	604,544
Research and development expenses	881,515	687,398	194,117
General administrative expenses	1,690,601	1,574,372	116,229

Operating expenses	3,770,745	2,855,855	914,890

Operating loss	(4,000,435)	(2,810,937)	(1,189,498)
Other income (expenses):
Interest expense	(804,665)	(525,546)	279,119
Interest Income	1,375	1,425	(50)
Sundry	13,800	(4,312)	(18,112)

	(789,490)	(528,433)	(261,057)

Net loss	$(4,789,925)	$(3,339,370)	$(1,450,555)

Sales
     Our sales decreased in 2005 from 2004 by $363,774, or 34%. The reduction in revenue was attributable to reduced sales by our strategic partner, AllOver Media. Sales generated by this relationship decreased from $659,190 in 2004 to $27,581 in 2005. This decrease was offset, in part, by sales to new customers of over $260,000.
Cost of Sales
     Cost of sales for the year ended December 31, 2005 was $939,906, which includes inventory write downs of $390,247. Cost of sales for the year ended December 31, 2004 was $1,029,072. There were no inventory write downs during 2004. Cost of sales decreased $89,166 from 2004 to 2005. Without the inventory write downs, cost of sales decreased $479,413. The main factor in the cost of sales decrease was a $374,714 reduction in hardware cost of sales. This was due to a reduction in hardware sales from 2004 to 2005 of $271,293 and lower hardware costs. Also contributing to the cost of sales decrease was a $104,699 decrease in services and other cost of sales. This was primarily due to a reduction in installation revenues of $103,779, which is included in services and other sales.
Operating Expenses
     Our operating costs increased in 2005 from 2004 by $914,890, or 32%. The single largest factor in this increase was salaries, commissions and related costs totaling $565,218. Average head count in 2004 was 18 associates, while in 2005 we averaged 27 associates, with 28 associates on December 31, 2005. We refer to our employees as associates. We also increased our advertising costs by $199,760 as a result of our installation at a convention center, tradeshow participation and the marketing launch of RoninCast. In the infrastructure area we moved into new space and incurred higher costs with rent, depreciation ($126,725) and utilities totaling $209,280. We also wrote off bad debts in 2005 of $77,862, or an increase of $70,600 over 2004. These increases were partially offset by a reduction of costs paid to third parties to help develop RoninCast of $98,771.
Interest Expense
     Interest expense increased in 2005 from 2004 by $279,119, or 53%. This increase was due to the larger amount of debt outstanding in 2005 by $3,382,201. This increase in debt was used to fund current operations. The increase amount of debt however was and its impact on interest expense was offset by a lower average rate outstanding. The average interest rate for 2005 was 15.21% compared to 20.67% in 2004.

Interest in an Unconsolidated Affiliated Entity
     On November 11, 2003, we entered into a Joint Venture Agreement with Real Creative Solutions Limited, a company registered in England, for the purpose of forming Wireless Ronin (Europe) Limited, a limited liability company formed under the laws of England. Wireless Ronin (Europe) was formed for the purpose of marketing and selling our products in Europe. We owned 50% of the capital shares in Wireless Ronin (Europe). On March 18, 2005, in accordance with the terms of the Joint Venture Agreement, we provided written notice to Real Create Solutions of our intent to dissolve Wireless Ronin (Europe) and cease doing business.
Liquidity and Capital Resources
Liquidity
     We have financed our operations primarily from sales of common stock and the issuance of notes payable to vendors, shareholders and investors. For the years ended December 31, 2005 and 2004, we generated $3,691,931 and $1,825,837 from these activities, respectively. These receipts were offset by the operational needs that came from the continued development of our products and services and well as the efforts to develop customers and generate sales. Additionally, these funds have been used for capital expenditures of $272,114 and $257,634 for the years ended December 31, 2005 and 2004, respectively.
     Our auditors, in their opinion, have highlighted that we have suffered recurring loses and negative cash flow from operating activities and require additional working capital to support future operations. This raises substantial doubt about our ability to continue as a going concern. We believe we can continue to develop our sales to a level at which we will become cash flow positive. Based on our current expense levels, we anticipate that the net proceeds from the initial public offering we closed in November 2006 will be adequate to fund our operations through 2007.
Operating Activities
     We do not currently generate positive cash flow. Our investments in infrastructure have outweighed sales generated to date. The cash flow used in operating activities was $3,384,874 and $1,487,271 for the years ended December 31, 2005 and 2004, respectively.
Financing Activities
     Following the transactions described below under the caption “Subsequent Financing Events,” we do not have any significant debt on our books and our cash will be used to fund operations, which include the continued development of our products, infrastructure and attraction of customers. If we are able to generate significant additional sales, we believe that operational cash flows will improve based upon anticipated margins and that we can generate positive cash flow from operations.
Recent Accounting Pronouncements
     In December 2004, (adopted by the Company January 1, 2006) the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004 — “Share-Based Payment”), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R eliminates the ability to account for share- based compensation transactions using the intrinsic value method under APB 25, and generally would require instead that such transactions be accounted for using a fair-value-based method. SFAS 123R requires the use of an option pricing model for estimating fair value, which is amortized to expense over the service periods. In April 2005, the Securities and Exchange Commission amended the compliance dates for SFAS 123R. In accordance with this amendment, we will adopt the requirements of SFAS 123R beginning January 1, 2006. We are currently evaluating SFAS 123R and have not determined the impact of this statement on our financial statements.

     In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4” (SFAS 151). SFAS 151 amends the guidance in Accounting Research Board (ARB) 43, Chapter 4, Inventory Pricing, (ARB 43) to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage. SFAS 151 requires those items be recognized as current period charges regardless of whether they meet the criterion of so abnormal which was the criterion specified in ARB 43. In addition, SFAS 151 requires that allocation of fixed production overhead to the cost of production be based on normal capacity of the production facilities. We have adopted SFAS 151 effective January 1, 2006. The adoption of SFAS 151 is not expected to have a significant effect on our financial statements.
Changes in Independent Accountants
     In February 2006, we replaced Larson, Allen & Co. as our independent accountants and, upon authorization by the audit committee of our Board of Directors, engaged Virchow, Krause & Company, LLP as our independent accountants. Virchow, Krause & Company, LLP audited our financial statements as of December 31, 2004 and 2005 and for the years ended December 31, 2004 and 2005. Larson, Allen & Co. did not have any disagreement with us on any matter of accounting principles or practices, financial statement disclosure of auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Larson, Allen & Co., would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements. We did not consult with Virchow, Krause & Company, LLP on any financial or accounting matters in the period before its appointment.
Subsequent Financing Events
     On November 30, 2006, we sold 5,175,000 shares of our common stock in our initial public offering pursuant to a registration statement on Form SB-2, which was declared effective by the Securities and Exchange Commission on November 27, 2006. As a result of the closing of this public offering, we also issued the following unregistered securities on November 30, 2006:
•	We sold to the underwriter of our initial public offering for $50 a warrant to purchase 450,000 shares of our common stock exercisable at $4.80 per share. The warrant is not exercisable during the first 360 days after the date of our final prospectus (November 28, 2006) and expires on the fourth anniversary of issuance. The warrant contains customary anti-dilution provisions and certain demand and participatory registration rights. The warrant may not be sold, transferred, assigned or hypothecated for a period of one year from the date of our final prospectus, except to officers or partners of the underwriter of our initial public offering and members of the selling group and/or their officers or partners.

•	Pursuant to the terms of convertible debenture agreements which we entered into with the Spirit Lake Tribe, a federally recognized Native American tribe, our indebtedness to the Spirit Lake Tribe incurred in 2005 aggregating $3,000,000 automatically converted into 1,302,004 shares of common stock.

•	Pursuant to various note conversion agreements with 21 holders of convertible notes or debentures, an aggregate of $2,029,973 principal amount of notes was automatically converted into 634,367 shares of our common stock. In addition, we issued 40,728 common shares in lieu of the payment of accrued interest in the amount of $130,344 due certain holders of such notes and debentures.
     On December 30, 2006, we issued 1,798,611 shares of common stock to holders of 12% convertible bridge notes upon the conversion of $5,413,429 principal amount and $342,126 in accrued interest on such notes. The remaining 12% convertible bridge notes not converted in a principal amount of $335,602, with accrued interest of $70,483, were repaid in cash. We were obligated to repay the notes within 30 days of the closing of our initial public offering, which took place on November 30, 2006.

BUSINESS
History
     Wireless Ronin Technologies, Inc. is a Minnesota corporation incorporated on March 23, 2000. Originally we sought to apply our proprietary wireless technology in the information device space and focused on an “industrial strength” personal digital assistant. We recognized that we lacked the financial and operating strength to compete in the general market and instead targeted niche markets, but we were unable to gain market acceptance for this type of application. Beginning in the fall of 2002, we designed and developed RoninCast®. The first release of RoninCast was in the spring of 2003.
General
     We provide dynamic digital signage solutions targeting specific retail and service markets. Through a suite of software applications marketed as RoninCast®, we provide an enterprise-level content delivery system that manages, schedules and delivers digital content over wireless or wired networks. Additionally, RoninCast’s flexibility allows us to develop custom solutions for specific customer applications.
Business Strategy
     Our objective is to be the premier provider of dynamic digital signage systems to customers in our targeted retail and service markets. To achieve this objective, we intend to pursue the following strategies:
     Focus on Vertical Markets. Our direct sales force focuses primarily on the following vertical market segments: retail, hospitality, specialized services and public spaces. To attract and influence customers, these markets continue to seek new mediums that provide greater flexibility and visual impact in displaying messages. We focus in markets where we believe our solution offers the greatest advantages in functionality, implementation and deployment over traditional media advertising.
     Marketing and Branding Initiatives. Our key marketing objective is to establish RoninCast as an industry standard in the dynamic digital signage industry. Our marketing initiatives convey the distinguishing and proprietary features of our products, including wireless networking, centralized content management and custom software solutions.
     Our strategy has included establishing a strong presence at national trade shows, such as NADA (National Auto Dealership Association), Globalshop and Digital Retailing. Both Globalshop and Digital Retailing focus on retail markets and have attendees from many countries. These trade shows provide an ideal venue for product introduction and engaging with key retailers. We continuously evaluate our strategies to determine which trade show presence best serves our marketing objectives.
     Leverage Strategic Partnerships and Reseller Relationships. We seek to develop and leverage relationships with market participants to integrate complementary technologies with our solutions. We believe that strategic partnerships will enable access to emerging new technologies and standards and increase our market presence. These strategic partners obtain the rights, in some cases exclusively, to sell and distribute the RoninCast technology in a defined market segment by purchasing a license for that particular vertical market. We plan to continue developing and expanding reseller relationships with firms or individuals who possess specific market positions or industry knowledge.

     Outsource Essential Operating Functions. We outsource certain support functions such as system installation, fixturing, integration and technical field support. In addition, we purchase from manufacturers such items as stands, mounts, custom enclosures, monitors and computer hardware. We believe that our expertise in managing complex outsourcing relationships improves the efficiency of our digital signage solutions.
     Custom Solutions. Although RoninCast is an enterprise solution designed for an array of standard applications, we also develop custom systems that meet the specific business needs of our customers. As digital signage technology continues to evolve we believe that creating custom solutions for our customers is one of the primary differentiators of our value proposition.
     New Product Development. Developing new products and technologies is critical to our success. Increased acceptance of digital signage will require technological advancements to integrate it with other systems such as inventory control, POS and database applications. In addition, digital media content is becoming richer and we expect customers will continue to demand more advanced requirements for their digital signage networks. We intend to continue to listen to our customers, watch the competitive landscape and improve our products.
Industry Background
     Digital Signage. We provide digital signage for use in the advertising industry. Total advertising expenditures were approximately $264 billion in 2004 according to Advertising Age’s Special Report: Profiles Supplement — 50th Annual 100 Leading National Advertisers Report. Within this industry, we participate in a digital signage segment focusing primarily on marketing or advertising targeted to specific retail and service markets.
     The use of digital signage is expected to grow significantly over the next several years. Frost & Sullivan has estimated that the size of the North American digital signage advertising market, comprising advertising revenues from digital signage networks, at $102.5 million in 2004 and forecasts the market to reach $3.7 billion in 2011, a compound annual growth rate of 67%. According to iSuppli, the digital signage market is expected to surpass $2 billion in overall revenue by 2009.
     Frost & Sullivan also estimates that expenditures for digital signage systems, including displays, software, software maintenance, media players, design, installation, and networking services, were $148.9 million in 2004, and the market is forecast to reach $856.9 million by 2011, a compound annual growth rate of 28%.
     Growth of Digital Signage. We believe there are four primary drivers to the growth of digital signage:
•	Compliance and effectiveness issues with traditional point-of-purchase signage. Our review of the current market indicates that most retailers go through a tedious process to produce traditional static point-of-purchase and in-store signage. They create artwork, send such artwork to a printing company, go through a proof and approval process and then ship the artwork to each store. According to an article appearing in The Retail Bulletin (February 19, 2006), it is estimated that less than 50% of all static in-store signage programs are completely implemented once they are delivered to stores. We believe our signage solution can enable prompt and effective implementation of retailer signage programs, thus significantly improving compliance.

•	Growing awareness that digital signage is more effective. We believe that a majority of brand buying decisions are made while in the retail store. Research presented at the 2005 Digital Signage Business conference shows that digital signage receives up to 10 times the eye contact of static signage and, depending upon the market, may significantly increase sales for new products that are digitally advertised. A study by Arbitron, Inc. found that 29% of the consumers who have seen video in a store say they bought a product they were not planning on buying after seeing the product featured on the in-store video display. We believe that our dynamic digital signage solutions provide a valuable alternative to advertisers currently using static signage.

•	Changes in the advertising landscape. With the introduction of personal video recorders (PVRs) and satellite radio, we believe retailers, manufacturers and advertising firms are struggling with ways to present their marketing message effectively. A recent article in Infomercial Media states that PVRs (TiVo, for example) will be in over 30% of US homes within the next five years. Although viewers are watching 20-30% more television, they are using PVR technology to bypass as much as 70% of the commercials. In addition, satellite radio continues to grow in popularity with limited and/or commercial free programming. We believe the use of digital signage will continue to grow as advertisers seek alternatives to traditional media.

•	Decreasing hardware costs associated with digital signage. The high cost of monitors has been an obstacle of digital signage implementation for a number of years. The price of digital display panels has been falling due to increases in component supplies and manufacturing capacity. As a result, we believe that hardware costs are likely to continue to decrease, resulting in continued growth in this market. We employ digital displays from a variety of manufacturers. This independence allows us to give our customers the hardware their system requires while taking advantage of improvements in hardware technology, pricing reductions and availability. We partner with several key hardware vendors, including NEC, Richardson Electronics (Pixelink), LG, Hewlett Packard and Dell.
The RoninCast Solution
     RoninCast is a digital alternative to static signage that provides our customers with a dynamic visual marketing system designed to enhance the way they advertise, market, deliver and update their messages to targeted audiences. For example, our technology can be combined with interactive touch screens to create new platforms for assisting with product selection and conveying marketing messages. An example of this is the interactive, touch screen kiosk we designed for shoppers at Sealy mattress stores. RoninCast enables us to deliver a turn-key solution that includes project planning, innovative design services, network deployment, software training, equipment, hardware configuration, content development, implementation, maintenance and 24/7 help desk support.
     Our software manages, schedules, and delivers dynamic digital content over wired or wireless networks. Our suite of software products has been trademarked RoninCast. Our solution integrates proprietary software components and delivers content over proprietary communication protocols.
     RoninCast is an enterprise software solution which addresses changes in advertising dynamics and other traditional methods of delivering content. We believe our product provides benefits over traditional static signage and assists our customers in meeting the following objectives of a successful marketing campaign.
Features and benefits of the RoninCast system includes:
•	Effective Conveyance of Message. Studies have shown digital signs to be an effective means of attracting the attention of customers and improving message recall. We believe that the display of complex graphics and videos creates a more appealing store environment.

•	Centrally Controlled. RoninCast empowers the end-user to distribute content from one central location. As a result, real-time marketing decisions can be managed in-house ensuring retailers’ communication with customers is executed system-wide at the right time and the right place. Our content management software recognizes the receipt of new content, displays the content, and reports back to the central location(s) that the media player is working properly.

•	Wireless Delivery. RoninCast can distribute content within an installation wirelessly. RoninCast is compatible with current wireless networking technology and does not require additional capacity within an existing network. RoninCast uses Wireless Local Area Network (WLAN) or wireless data connections to establish connectivity. By installing or using an existing onsite WLAN, RoninCast can be incorporated throughout the venue without any environmental network cabling. We also offer our mobile communications solution for off-site signage where WLAN is not in use or practical.

•	Network Control. Each remote media player is uniquely identified and distinguished from other units as well as between multiple locations. RoninCast gives the end-user the ability to view the media player’s status to determine if the player is functioning properly and whether the correct content is playing. A list of all units on the system is displayed allowing the end-user to view single units or clusters of units. The system also allows the end-user to receive information regarding the health of the network before issues occur. In addition, display monitors can be turned on or off remotely.

•	Ease and Speed of Message Delivery. Changing market developments or events can be quickly incorporated into our system. The end-user may create entire content distributions on a daily, weekly or monthly basis. Furthermore, the system allows the end-user to interject quick daily updates to feature new or overstocked items, and then automatically return to the previous content schedule.

•	Scalability/Mobility. By utilizing a wireless network, the RoninCast system provides the ability to easily move signage or “scale-up” to incorporate additional digital signage. Displays can be moved to or from any location under a wireless network. Customers are able to accommodate adds/moves/changes within their environment without rewiring network connections. And when the customer wants to add additional digital signage, only electrical power needs to be supplied at the new location.

•	Data Collection. Through interactive touch screen technology, RoninCast software can capture user data and information. This information can provide feedback to both the customer and the marketer. The ability to track customer interaction and data mine user profiles, in a non-obtrusive manner, can provide customers feedback that would otherwise be difficult to gather.

•	Integrated Applications. RoninCast can integrate digital signage with other applications and databases. RoninCast is able to use a database feed to change the content or marketing message, making it possible for our customers to deliver targeted messages. Data feeds can be available either internally within a business or externally through the Internet. For example, our customers can specify variable criteria or conditions which RoninCast will analyze, delivering marketing content relevant to the changing environment.

•	Compliance/Consistency. RoninCast addresses compliance and consistency issues associated with print media and alternative forms of visual marketing. Compliance measures the frequency of having the marketing message synchronized primarily with product availability and price. Compliance issues cause inconsistencies in pricing, product image and availability, and store polices. RoninCast addresses compliance by allowing message updates and flexible control of a single location or multiple locations network-wide. RoninCast allows our customers to display messages, pricing, images, and other information on websites that are identical to those displayed at retail locations.
Our Markets
     We generate revenues through system sales, license fees and separate service fees for consulting, training, content development and implementation services, and for ongoing customer support and maintenance. We currently market and sell our software and service solutions through our direct sales force and value added resellers.

     We market to companies that deploy point-of-purchase advertising or visual display systems and whose business model incorporates marketing, advertising, or delivery of messages. Typical applications are retail and service business locations that depend on traditional static point-of-purchase advertising. We believe that any retail businesses promoting a brand or advertiser seeking to reach consumers at public venues are also potential customers. We believe that the primary market segments for digital signage include:
     Retail. General retailers typically have large stores offering a variety of goods and services. This vertical market constantly faces the challenge of improving customer traffic as the size of the stores increases. It is estimated that a typical customer’s shopping cycle is once every two weeks for about 1 1/2 hours per visit. Furthermore, they also understand the need to compete with on-line shopping by offering a source for products that are becoming more popular through that venue. Retailers are also concerned about the demographic shopping cycle. Customers from different demographic groups shop at different times of the day and week. The challenge is to set the store and its promotions to fit the demographic customer, their shopping pattern and cycle, and to offer services that more effectively compete with electronic venues. Retailers also have difficulty with point-of-purchase compliance. Once static signage is created, printed and shipped, retailers face the challenge to get individual stores to install the point-of-purchase advertising in the proper place and at the proper time, and to remove it at the right time. In some instances, retailers see less than 50% compliance on an individual store level.
     Hospitality. Hospitality venues offer an array of opportunities for digital signage. For example, in the gaming and casino environment, entertainers and events often require signage to be developed, installed and removed on a frequent basis. RoninCast allows for centralized control and scheduling of all content, which provides a more efficient and manageable system. Additionally, casino and gaming facilities offer a variety of non-gaming services, such as spas, restaurants, shopping malls and convention halls. These facilities attempt to raise guest awareness of multiple products and services in an attractive and informative manner. Casinos may also have a need for off-site advertising, such as at airports or arenas, to drive traffic from these venues to their facilities. RoninCast with mobile communications enables the use of in-house signage to be used for off-site applications.
     Restaurants also offer opportunities for digital signage. Indoor advertising in restrooms, curbside pick-up, waiting areas and menu boards are areas in which digital signage can be incorporated. For example, most walk through restaurants use backlit fixed menu systems. These are time consuming and expensive to change, leaving the restaurant with a menu fare that is fixed for a period of time. Additionally, restaurants offer different menus at different times of the day making the menu cluttered and difficult for the customer to follow. RoninCast allows for “real-time” scheduling of menu board items throughout the day with prices and selections changing based on a user-defined schedule.
     Specialized Services. The healthcare and banking industries both have specific customer waiting areas and are information-driven. By incorporating digital signage programs, these institutions can promote products and disseminate information more effectively. In addition, digital signage can reduce perceived wait times by engaging patients or customers with relevant marketing messages and information.
     Public Spaces. Public spaces such as convention centers, transportation locations and arenas present opportunities for digital signage applications. Convention centers welcome millions of visitors per year for a variety of events. Airports offer another opportunity for digital signage. These potential customers using RoninCast, along with mobile communications, can control messages remotely from their central headquarters without requiring an onsite communication network.
Our Customers
     Historically, our business has been dependent upon a few customers. Our goal is to broaden or diversify our customer base. We have installed digital signage systems in over 200 locations since the introduction of RoninCast in January 2003. In aggregate, the customers listed below represent 42.2% of total sales for the nine months ended September 30, 2006 and 25.1% of total sales for the year ended December 31, 2005.

     Sealy Corporation. We entered into a sale and purchase agreement with Sealy Corporation in July 2006. During 2005, we worked with Sealy to develop the SealyTouch™ system, which is an in-store, interactive shopping and training aid for mattress customers and retail associates. Sealy distributes its products through approximately 2,900 dealers at approximately 7,000 locations. Sealy purchased 50 systems in 2006. We have agreed to work with Sealy on an exclusive basis in the bedding manufacture and retail field and will be Sealy’s exclusive vendor for these systems during the three-year term of the agreement, assuming Sealy’s satisfaction of minimum order requirements described below, and contingent upon the successful conclusion of Sealy’s system beta testing and the parties entering into a master services agreement and certain other related agreements. Our commitment to work with Sealy on an exclusive basis is subject to Sealy ordering either: (i) 250 SealyTouch systems per calendar quarter beginning with the quarter ending June 30, 2007, or (ii) a total of 2,000 systems deliverable in quantities of at least 250 systems per calendar quarter, commencing with the quarter ending June 30, 2007. The agreement, however, does not obligate Sealy to purchase a minimum number of systems. Sales to Sealy Corporation represented 16.5% of total sales for the nine months ended September 30, 2006 and 4.9% of total sales for the year ended December 31, 2005.
     The following are examples of other customers:
•	Best Buy — Best Buy is testing and evaluating RoninCast software at their headquarters in Richfield, Minnesota. We have also installed a test installation at a store location in San Diego, California. The company has recorded no sales to Best Buy for the nine months ended September 30, 2006 and for the year ended December 31, 2005.

•	Canterbury Park — We have installed RoninCast throughout the Canterbury Park gaming facility. In addition, Canterbury installed digital signage twenty-five miles away at the Minneapolis/St. Paul International airport utilizing RoninCast with mobile communications. Both in-house and off-site digital signage is controlled from one central location. Sales to Canterbury Park represented 0.2% of total sales for the nine months ended September 30, 2006 and 8.9% of total sales for the year ended December 31, 2005.

•	Coca-Cola — The Midwest region fountain division provides RoninCast displays as a means of extending their contracts with various customers, including restaurants, theatres, convenience stores and supermarkets. Coca-Cola also uses its marketing co-op program with customers as a brand awareness/reward tool. Sales to Coca-Cola represented 0.0% of total sales for the nine months ended September 30, 2006 and 4.8% of total sales for the year ended December 31, 2005.

•	GetServd.com — GetServd.com is a full service digital advertising firm located in Calgary, Alberta, that runs the RoninCast® digital signage network for many of North America’s leading paint suppliers, including industry pace setters Hirshfield’s in the Midwest and Miller Paint in the Northwest. GetServd.com creates custom signage networks for their customers to promote their various vendors, create related sales opportunities and reduce perceived wait time for their customers. Sales through GetServd.com represented 9.0% of total sales for the nine months ended September 30, 2006 and no sales for the year ended December 31, 2005.

•	Foxwoods Resort Casino — Foxwoods is the largest casino in the world, with 340,000 square feet of gaming space in a complex that covers 4.7 million square feet. More than 40,000 guests visit Foxwoods each day. Foxwoods purchased RoninCast® to control, administer and maintain marketing content on its property from its marketing headquarters in Norwich, Connecticut. Sales to Foxwoods Resort Casino represented 12.8% of total sales for the nine months ended September 30, 2006 and no sales for the year ended December 31, 2005.

•	Las Vegas Convention and Visitors Authority — By using our solution for wayfinding (touch screen technology), advertising and event scheduling, this digital signage installation exemplifies how digital signage can enhance an environment while providing advanced technology to control, administer and maintain marketing content from one centralized location. Sales to Las Vegas Convention and Visitors Authority represented 1.2% of total sales for the nine months ended September 30, 2006 and 2.4% of total sales for the year ended December 31, 2005.

•	Mystic Lake Casino and Resort — We have installed RoninCast displays for several applications, including offsite advertising at the Mall of America, Wall of Winners, promotion of casino winners, general kiosks and upcoming casino events. Sales to Mystic Lake Casino and Resort represented 0.0% of total sales for the nine months ended September 30, 2006 and no sales for the year ended December 31, 2005.

•	Showtickets.com — Showtickets uses the RoninCast to control content in Las Vegas to promote ticket sales for shows and events throughout Las Vegas. An example of our scalability, Showtickets has continued to increase their digital signage presence over the past three years. Sales to Showtickets.com represented 0.7% of total sales for the nine months ended September 30, 2006 and 2.4% of total sales for the year ended December 31, 2005.

•	University of Akron — The University uses RoninCast as an information system for students and faculty. Starting with a small installation footprint, the University continues to grow their digital signage network with recurring orders for expansion. Sales to the University of Akron represented 1.1% of total sales for the nine months ended September 30, 2006 and 1.7% of total sales for the year ended December 31, 2005.

•	Wynn Las Vegas — Content developed exclusively by Wynn for its proprietary outdoor display is previewed, edited and approved using our system. Sales to Wynn Las Vegas represented 0.7% of total sales for the nine months ended September 30, 2006 and no sales for the year ended December 31, 2005.
Product Description
     RoninCast is a dynamic digital signage network solution that combines scalable, secure, enterprise-compliant, proprietary software with off the shelf or customer owned hardware. This integrated solution creates a network capable of controlling management, scheduling and delivery of content from a single location to an enterprise-level system.
     Master Controller (MC) — The MC is divided into two discreet operational components: the Master Controller Server (MCS) and the Master Controller Client (MCC). The MCS provides centralized control over the entire signage network and is controlled by operators through the MCC graphical user interface. Content, schedules and commands are submitted by users through the MCC to be distributed by the MCS to the End-Point Controllers. Additionally, through the MCS, network and content reports, and field data are viewed by operators utilizing the MCC.
     End-Point Controller (EPC) — The EPC receives content, schedules and commands from the centralized MCS. It then passes along the information to the End-Point Viewers in its local environment. The EPC then sends content, executes schedules and forwards commands that have been delivered. Additionally, the EPC monitors the health of the local network and sends status reports to the MCS.
     End-Point Viewer (EPV) — The EPV software displays the content that has been distributed to it from the EPC or the Site Controller. It keeps track of the name of the content that is currently playing, and when and how many times it has played. This information is delivered back to the MCS through the EPC.

     Site Controller (SC) — The SC provides localized control and operation of an installation. It is able to deliver, broadcast, or distribute schedules and content. The level of control over these operations can be set at specific levels to allow local management access to some or all aspects of the network. The SC also allows information to be reviewed regarding the status of their local RoninCast network. It is also used as an installation and diagnostic tool.
     Network Builder (NB) — The NB allows operators to set up virtual networks of signage that create groups for specific content distribution. EPVs can be grouped by location, type, audience, or whatever method the user chooses.
     Schedule Builder (SB) — The SB provides users the ability to create schedules for extended content distribution. Schedules can be created a day, a week, a month or a year at a time. These schedules are executed by the EPCs at the local level.
     Zone Builder (ZB) — The ZB allows screen space to be dividing into discreet sections (zones) that can each play separate content. This allows reuse of media created from other sources, regardless of the pixel-size of the destination screen. Additionally, each zone can be individually scheduled and managed.
     RoninCast Wall (RCW) — The RCW provides the ability to synch multiple screens together to create complex effects and compositions such as an image moving from one screen to the next screen, or all screens playing new content at one time.
     Database Client (DBC) — The DBC allows for automation of control of the RoninCast network. Information can be retrieved from a database and sent to the EPVs automatically. This software is best suited for implementation where information changes on a regular basis, such as meeting room calendars or arrival and departure times, or data feeds from the Internet (for example, stock prices or sports scores).
     Event Log Viewer (EVL) — The EVL allows the user to easily analyze logs collected from the field in an organized manner. Filtering and sorting of data in any aspect further simplifies the analysis.
     Software Development Kit (SDK) — The SDK is provided so that customers can create their own custom applications that can interface with the RoninCast network. This provides the ultimate in flexibility for our customers who wish to create their own look-and-feel.
Key Components
     Key components of our solution include:
User-Friendly Network Control
     When managing the RoninCast network, the ability to easily and intuitively control the network is critical to the success of the system and the success of the customer. Customer input has been, and continues to be, invaluable in the design of the RoninCast Graphical User Interface. Everything from simple design decisions (e.g. menu layout) to advanced network communication (e.g. remote media file visualization — seeing the content play on a remote screen), is designed to be user-friendly and easily learned.
Diverse Content Choices
     With the myriad media design tools available today, it is vital that RoninCast stay current with the tools and technologies available. RoninCast started with Macromedia Flash, and while Flash remains a large percentage of content created and deployed, we have continued to innovate and expand the content options available. Today we offer Video (MPEG1, MPEG2, MPEG4, WMV, AVI), Macromedia Flash (SWF), still images (JPEG, BMP), and audio (MP3, WAV). As media technologies continue to emerge and advance, we also plan to expand the media choices for RoninCast.

Intelligent Content Distribution
     The size and complexity of the content being sent to be displayed are growing. In order for RoninCast to maintain network friendliness across wired and wireless connections, it is important that as few bytes as possible are sent. There are several ways that we make this possible.
     The system utilizes a locally installed librarian that takes advantage of unused space on the hard-drive to track and manage content. Only files that are needed at the End-Points are transferred, saving on network bandwidth.
     RoninCast supports content transfer technologies other than one-to-one connections. One such technology is multicast satellite distribution. This is widely used in corporations, for example big-box retailers, that distribute large quantities of data to many locations.
     Often it is not the content itself that needs to be changed, but the information within the content that needs to be changed. If information updates are needed, instead of creating and sending a new content file, RoninCast can facilitate the changing of that information. Through Macromedia Flash and the RoninCast Database Client, changing content information (instead of the content itself), can be facilitated through mechanisms such as Active Server Pages or PHP. This reduces updates from mega-bytes to the few bytes required to display a new time.
Distributed Management
     In order for RoninCast to be scalable to large organizations, it is necessary that each individual installation not burden the MC with everyday tasks that are required to manage a complex network. To this end, the MC offloads much of its work and monitoring to the EPCs. On the local network, the EPCs execute schedules, monitor EPVs, distribute content, and collect data. The only task that is required of the MC is to monitor and communicate with the EPCs. In this way, expansion of the RoninCast network by adding an installation does not burden the central server (MC) by the number of screens added, but only by the single installation.
Enterprise-Level Compatibility
     RoninCast software is designed to easily integrate into large enterprises and become part of suite of tools that are used every day. The RoninCast Server applications (MCS and EPC) run under Windows (2K, XP and 2K+ Server), and Linux server technology. In order to accommodate our customers’ network administrators, our software supports the ability to use Active Server Pages (or PHP) to create controlled, closed-loop interfaces for the RoninCast system.
Flexible Network Design
     One of the strengths of the RoninCast network is the ease and flexibility of implementation and expansion. RoninCast is designed to intelligently and successfully manage myriad connection options simultaneously both internally to an installation, and externally to the Internet.
     RoninCast can be networked using Wired LAN and/or Wireless LAN technology. With Wireless LAN, time and costs associated with installing or extending a hardwired network are eliminated. Wireless LAN offers customers freedom of installations and reconfigurations without the high costs of cabling. Additionally, a new installation can be connected to the Internet through dial-up/DSL telephone modems, wireless data communications or high-throughput enterprise data-pipes.
     In order to communicate with the MCS, a new installation can be connected to the Internet through dial-up/DSL telephone modems, digital mobile communication (such as CDMA or GPRS), or high-throughput enterprise data-pipes.

Security
     Essential to the design of RoninCast is the security of the network and hence the security of our customers. In order to provide the most secure installation possible, we address security at every level of the system: RoninCast communication, operating system hardening, network security and user interaction.
     RoninCast utilizes an unpublished proprietary communication protocol to communicate with members of the system. All information that is sent to or from a network member is encrypted with an industry standard 256-bit encryption scheme that is rated for government communication. This includes content for display as well as commands to the system (for maintenance, data retrieval, etc.). Additionally, all commands are verified by challenge-response where the receiver of communication challenges the sender to prove that in fact it was sent from that sender, and not a potential intruder.
     In order for computers to be approved for use on the RoninCast network, their operating systems (whether Windows or Linux) go through a rigorous hardening process. This hardening removes or disables extraneous programs that are not required for the core operation of RoninCast applications. The result is a significantly more stable and secure base for the system as a whole.
     Wireless and wired LAN each pose different levels of security and exposure. Wireless LAN has the most exposure to potential intruders. However, both can be accessed. In order to create a secure network we utilize high-level industry-standard wireless LAN equipment and configure it with the highest level of security. When necessary, we work with our customers, analyze their network security and will recommend back-end computer security hardware and software that will help make both their network and RoninCast network as secure as possible.
     RoninCast also uses a username/password mechanism with four levels of control so that access and functionality can be granted to a variety of users without having to give complete control to everyone. The four levels are separated into Root (the highest level of control with complete access to the system), Administrators (access that allows management of the RoninCast’s hardware and software), Operators (access that allows the management of the media playing), and Auditors (access that is simply a “looking glass” that allows the viewing of device status, media playing, etc.). Additionally, in order to facilitate efficient management of access to the system, RoninCast will resolve usernames and password with the same servers that already manage a customer’s infrastructure.
Specialized Products
     Typical hardware in our solution includes a screen and PC (with wireless antenna), and may include certain specialized hardware products including:
     U-Box — A display form factor consisting of an embedded processor with monitor for bathroom or other advertising applications.
     Table Sign — A form factor specifically designed for displaying advertising and informational content on gaming tables in a casino environment. The unit consists of an embedded processor that can be used with a variety of display sizes.
     Touch Screen Kiosks — An integrated hardware solution for interactive touch screen applications.

Our Suppliers
     Our principal suppliers include the following:
•	Bailiwick Data Systems, Inc. and National Service Center (installation services);

•	Samsung America, LG Electronics USA, NEC Display Solutions and Richardson Electronics Ltd. (monitors);

•	Hewlett Packard Company, Dell USA, LP (computers); and

•	Chief Manufacturing, Inc. (fixtures).
     On September 14, 2006, we entered into a hardware partnership agreement with Richardson Electronics Ltd. that establishes pricing and procedures for our purchase of products, services and support that will allow us to focus on our core business of providing digital signage solutions. Although the agreement doesn’t require us to purchase minimum levels of products, services and support from Richardson or require Richardson to provide us with minimum levels of products, services or support, we expect that Richardson will be the primary supplier of our touch screen systems, provide consulting services regarding hardware selection and provide support for our installations. The term of this agreement is one year and will automatically renew for one-year terms unless terminated by either party on thirty days written notice.
Agreement with Marshall Special Assets Group, Inc.
     We intend to develop strategic alliances with various organizations who desire to incorporate RoninCast Technology into their products or services or who may market our products and services. We entered into a strategic partnership agreement with The Marshall Special Assets Group, Inc. in May 2004. Marshall has experience in the gaming industry through its business of providing financing to Native American casinos. We have granted Marshall the right to be the exclusive distributor of our products to entities and companies and an exclusive license to our technology in the gaming and lottery industry throughout the world for an initial two-year term. In connection with such distribution arrangement, Marshall paid us $300,000 in May 2004 and $200,000 in October 2004. No other payments have been required from Marshall to date. We have received reimbursement of commissions and expenses from Marshall of approximately $107,000, with approximately $19,000 in unbilled expenses. Marshall will pay us 38% of the gross profit on all products and technical and support services generated by the sale of each RoninCast system and related services. For any fees or payments received by us for technical and support services, we will pay Marshall 62% of the gross profit on such technical and support services. For purposes of determining the gross profit on technical and support services, such gross profit is assumed to be 50% of the amounts invoiced and paid for such services. After its initial term, the agreement automatically renews on an annual basis in perpetuity provided that in each year there are either gross sales of product or services in the gaming and lottery industry in the amount of at least $1,750,000 or Marshall makes an additional payment to us for 38% of the assumed gross margin on the amount by which the gross sales are less than $1,750,000. The assumed gross margin for this calculation is 22.2% of the sales price. Marshall has the right to terminate the agreement at any time with 60 days prior written notice to us.
Ongoing Development
     Ongoing product development is essential to our ability to stay competitive in the marketplace as a solution provider. From the analysis and adoption of new communication technologies, to new computer hardware and display technologies, to the expansion of media display options, we are continually enhancing our product offering. We incurred $687,398 in fiscal year 2004 and $881,515 in fiscal year 2005 on research and development activities.
Services
     We also offer consulting, project planning, design, content development, training and implementation services, as well as ongoing customer support and maintenance. Generally, we charge our customers for services on a fee-for-service basis. Customer support and maintenance typically is charged as a percentage of license fees and can be renewed annually at the election of our customers.

     Our services are integral to our ability to provide customers with successful digital signage solutions. Our industry-experienced associates work with customers to design and execute an implementation plan based on their business processes. We also provide our customers with education and training. Our training services include providing user documentation.
     We provide our customers with product updates, new releases, new versions and updates as part of our support fees. We offer help desk support through our support center, which provides technical and product error reporting and resolution support.
Intellectual Property
     We have three U.S. patent applications pending relating to various aspects of our RONINCAST delivery system. One of these applications was filed in October 2003 and two were filed in September 2004. Highly technical patents can take up to six years to issue and we cannot assure you that any patents will issue, or if issued, that the same will provide significant protection to us.
     We currently have U.S. Federal Trademark Registrations for WIRELESS RONIN® and RONIN CAST®, and have an approved U.S. Registration application for RONINCAST™ and Design™. We also have pending in Europe a Community Trademark application for RONINCAST.
     On February 24, 2006, we received a letter from MediaTile Company USA, advising us that it filed a patent application in 2004 relating solely and narrowly to the use of cellular delivery technology for digital signage. The letter contains no allegation of an infringement of MediaTile’s patent application. MediaTile’s patent application has not been examined by the U.S. Patent Office. Therefore, we have no basis for believing our systems or products would infringe any pending rights of MediaTile. We are also well aware of alternative delivery technology, such as internet, available to us. We asked MediaTile in a responsive letter to keep us apprised of their patent application progress in the Patent Office.
     Pursuant to the terms of the Sale and Purchase Agreement, dated July 11, 2006, between us and Sealy Corporation, we have granted to Sealy a limited, nontransferable, non-royalty bearing license to use our technology used in the SealyTouch System. Sealy’s rights in our technology pursuant to this license are expressly limited to Sealy’s use at specified locations in connection with the SealyTouch Systems we have sold to Sealy. We have agreed not to furnish our technology to any other bedding manufacturer or retailer in the United States, Canada or Mexico, provided Sealy meets certain minimum order requirements.
Competition
     The Weinstock Media Analysis study defined digital signage as server-based advertising over networked video displays. Using that definition, we are aware of several competitors, including 3M (Mercury Online Solutions), Thomson (Technicolor), Clarity/CoolSign, Paltronics, Scala, Nanonation, Infocast and Nexis. We are not currently a major factor in the digital signage industry as our products have not yet gained wide customer acceptance. Although we have no access to detailed information regarding our competitors’ respective operations, some or all of these entities may have significantly greater financial, technical and marketing resources than we do and may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements. We also compete with standard advertising media, including print, television and billboards.
Regulation
     We are subject to regulation by various federal and state governmental agencies. Such regulation includes radio frequency emission regulatory activities of the U.S. Federal Communications Commission, the consumer protection laws of the U.S. Federal Trade Commission, product safety regulatory activities of the U.S. Consumer Product Safety Commission, and environmental regulation in areas in which we conduct business. Some of the hardware components which we supply to customers may contain hazardous or regulated substances, such as lead. A number of U.S. states have adopted or are considering “takeback” bills which address the disposal of electronic waste, including CRT style and flat panel monitors and computers. Electronic waste legislation is developing. Some of the bills passed or under consideration may impose on us, or on our customers or suppliers, requirements for disposal of systems we sell and the payment of additional fees to pay costs of disposal and recycling. As of this date, we have not determined that such legislation or proposed legislation will have a material adverse impact on our business.

Employees
     We refer to our employees as associates. As of December 31, 2006, we had 30 full-time associates employed in programming, networking, designing, training, sales/marketing and administration areas.
Properties
     We conduct our principal operations in a leased facility located at 14700 Martin Drive, Eden Prairie, Minnesota 55344. We lease approximately 8,610 square feet of office and warehouse space under a five-year term lease that extends through November 30, 2009. The monthly lease obligation is currently $5,415 and adjusts annually after the second year with monthly payments equaling $5,918 in the fifth year. In addition, we lease additional warehouse space of approximately 2,160 square feet at 14793 Martin Drive, Eden Prairie, Minnesota 55344. This lease expires in September 2007 and has a monthly payment obligation of $1,350.
Legal Proceedings
     As of December 31, 2006, we were not party to any pending legal proceedings.

MANAGEMENT AND BOARD OF DIRECTORS
     The following table sets forth the name, age and positions of each of our directors and executive officers as of December 31, 2006:

			Independent
Name	Age	Position	Director?
Jeffrey C. Mack	53	Chairman, President, Chief Executive Officer and Director	No
Christopher F. Ebbert	40	Executive Vice President and Chief Technology Officer	N/A
John A. Witham	55	Executive Vice President and Chief Financial Officer	N/A
Stephen E. Jacobs	58	Executive Vice President and Secretary	N/A
Scott W. Koller	44	Senior Vice President, Sales and Marketing	N/A
Brian S. Anderson	51	Vice President and Controller	N/A
Dr. William F. Schnell (2)(3)	51	Director	Yes
Carl B. Walking Eagle Sr	65	Director	Yes
Gregory T. Barnum (1)(2)(3)	51	Director	Yes
Thomas J. Moudry (1)(2)	46	Director	Yes
Brett A. Shockley (1)(3)	47	Director	Yes

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Corporate Governance and Nominating Committee.
Executive Officers
     Jeffrey C. Mack has served as a Director and our Chief Executive Officer and President since February 2003. From November 2000 through October 2002, Mr. Mack served as Executive Director of Erin Taylor Editions, an art distribution business. From July 1997 through September 2000, Mr. Mack served as Chairman, CEO and President of Emerald Financial, a recreational vehicle finance company. In January 1990, Mr. Mack founded and became Chairman, CEO and President of Arcadia Financial, LTD. (formerly known as Olympic Financial, LTD.), one of the largest independent providers of automobile financing in the United States. Mr. Mack left Olympic in August 1996. Mr. Mack filed a voluntary bankruptcy petition in the U.S. Bankruptcy Court, Division of Minnesota, on February 16, 2001, and received a discharge on January 4, 2002.
     Christopher F. Ebbert has served as our Executive Vice President and Chief Technology Officer since November 2000. From April 1999 to November 2000, Mr. Ebbert served as Senior Software Engineer for Digital Content, a 3D interactive gaming business. From February 1998 to April 1999, he served as Technical Director for Windlight Studios, a commercial 3D animation company. From December 1994 to February 1998, Mr. Ebbert served as Senior Software Engineer for Earth Watch Communications, a broadcast weather technologies company. From January 1990 to December 1994 he served as a Software Engineer and designed simulators for military use for Hughes Aircraft, an aerospace defense contractor.
     John A. Witham has served as Executive Vice President and Chief Financial Officer since February 2006. From May 2002 through August 2004, Mr. Witham served as Chief Financial Officer of Metris Companies Inc. Prior to joining Metris, Mr. Witham was Executive Vice President, Chief Financial Officer of Bracknell Corporation from November 2000 to October 2001. In November 2001, Adesta Communications Inc., a wholly-owned subsidiary of Bracknell Corporation, voluntarily commenced a case under Chapter 11 of the United States Code in the United States Bankruptcy Court, District of Nebraska. In January 2002, State Group LTD, a wholly-owned subsidiary of Bracknell Corporation, filed bankruptcy in Toronto, Ontario, Canada. Mr. Witham was Chief Financial Officer of Arcadia Financial Ltd. from February 1994 to June 2000.

     Stephen E. Jacobs has served as Executive Vice President and Secretary since February 2006. From October 2003 through February 2006, Mr. Jacobs served as our Executive Vice President and Chief Financial Officer. From February 2001 to November 2002, Mr. Jacobs was a Vice President for Piper Jaffray Inc. specializing in providing investment research on the transportation, manufacturing and industrial distribution industries.
     Scott W. Koller has served as Senior Vice President Sales and Marketing since November 2004. From December 2003 to November 2004, Mr. Koller served as Vice President of Sales and Marketing for Rollouts Inc. From August 1998 to November 2003, Mr. Koller served in various roles with Walchem Corporation, including the last three years as Vice President of Sales and Marketing. Mr. Koller served in the U.S. Naval Nuclear Power Program from 1985 to 1992.
     Brian S. Anderson has served as Vice President, Controller and principal accounting officer since December 2006. From June 2005 to October 2005, Mr. Anderson served as a consultant to our company and as a consultant to GMAC RFC, a real estate finance company, from November 2005 to December 2006. From December 2000 to June 2005, Mr. Anderson served as the Chief Financial Officer, Treasurer, and Secretary of Orbit Systems, Inc., a privately-held information technology company. From 1990 to June of 2000, Mr. Anderson served in positions of increasing responsibility with Arcadia Financial, Ltd., most recently as Senior Vice President-Corporate Controller. From 1988 to 1990, he served as Assistant Controller for Walden Leasing, Inc., a vehicle leasing company. From 1978 to 1988, he served in various accounting and tax positions of increasing responsibility with National Car Rental Systems, Inc., an international vehicle rental and commercial leasing company.
Directors
     Jeffrey C. Mack. See biography above.
     William F. Schnell joined our Board of Directors in July 2005. Dr. Schnell also serves on the Board of Directors of National Bank of Commerce. Since 1990, Dr. Schnell has been an orthopedic surgeon with Orthopedic Associates of Duluth, and currently serves as its President.
     Carl B. Walking Eagle Sr. joined our Board of Directors in July 2005. Since 1981, Mr. Walking Eagle has served as Vice Chairman of the Spirit Lake Tribal Council. See “Certain Relationships and Related Transactions.”
     Gregory T. Barnum joined our Board of Directors in February 2006. Since February 2006, Mr. Barnum has been Vice President of Finance and Chief Financial Officer for Datalink Corporation. From July 1997 to June 2005, Mr. Barnum was Chief Financial Officer and Secretary of CNT Corporation. Prior to employment with CNT Corporation, he served as Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary of Tricord Systems, Inc. and held similar senior financial positions with Cray Computer Corporation and Cray Research, Inc. Mr. Barnum is a member of the Board of Directors of Electric City Corporation and serves as a member of its Audit Committee.
     Thomas J. Moudry joined our Board of Directors in March 2006. Since December 2005, Mr. Moudry has been Chief Executive Officer and Chief Creative Officer of Martin Williams Advertising, Inc., a subsidiary of Omnicom Group, Inc., an advertising and marketing company. Prior to his current position at Martin Williams, Mr. Moudry served as such company’s President and Executive Creative Director from June 2005 to December 2005 and such company’s Executive Vice President and Creative Director from July 2003 to June 2005. From April 2000 to May 2003, Mr. Moudry was Executive Vice President and Executive Creative Officer of Omnicom Group Inc.
     Brett A. Shockley joined our Board of Directors in March 2006. Since January 2002, Mr. Shockley has been Chairman, Chief Executive Officer and President of Spanlink Communications. From August 2000 to December 2001, Mr. Shockley was Vice President-General Manager of the Customer Contact Business Unit of Cisco Systems.
     There are no family relationships between our directors or executive officers.

Board of Directors; Committees
     Our Board of Directors currently consists of six members. The members of our Board of Directors serve until the next annual meeting of shareholders, or until their successors have been elected. In addition to complying with the independent director requirements of the Nasdaq Stock Market, we have and will maintain at least two directors who satisfy the independence requirements set forth in the North American Securities Administrators Association Statement of Policy Regarding Corporate Securities Definitions.
     Our Board of Directors has an executive committee, audit committee, compensation committee and corporate governance and nominating committee.
     Executive Committee. Our executive committee consists of Messrs. Mack, Barnum and Shockley and Dr. Schnell. Pursuant to our Bylaws, the executive committee may exercise all of the powers of the Board of Directors in the management of our business and affairs when the Board of Directors is not in session.
     Audit Committee. Our audit committee consists of Messrs. Moudry, Barnum and Shockley. The functions of the audit committee include oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the performance, qualifications and independence of our independent auditors and the performance of our internal audit function. Our audit committee is directly responsible, subject to shareholder ratification, for the appointment, retention, compensation, evaluation, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or related work. The purpose and responsibilities of our audit committee are set forth in the Audit Committee Charter approved by our Board of Directors on February 27, 2006. All of the members of the audit committee are “independent” as defined by applicable regulations of the Securities and Exchange Commission and Nasdaq. Our Board of Directors has determined that Gregory T. Barnum qualifies as an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission.
     Compensation Committee. Our compensation committee consists of Messrs. Barnum and Moudry and Dr. Schnell. The functions of the compensation committee include reviewing and approving the goals and objectives relevant to compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and determining and approving the Chief Executive Officer’s compensation level based on this evaluation. Our compensation committee also approves and makes recommendations to our board with respect to compensation of other executive officers, incentive-compensation plans and equity-based plans. The purpose and responsibilities of our compensation committee are set forth in the Compensation Committee Charter approved by our Board of Directors on February 27, 2006. All of the members of the compensation committee are “independent” as defined by applicable regulations of the Securities and Exchange Commission and Nasdaq.
     Corporate Governance and Nominating Committee. Our corporate governance and nominating committee consists of Messrs. Barnum and Shockley and Dr. Schnell. The functions of the corporate governance and nominating committee include identifying individuals qualified to become members of our board and overseeing our corporate governance principles. The purpose and responsibilities of our corporate governance and nominating committee are set forth in the Corporate Governance and Nominating Committee Charter approved by our Board of Directors on February 27, 2006. All of the members of the corporate governance and nominating committee are “independent” as defined by applicable regulations of the Securities and Exchange Commission and Nasdaq.
Limitation of Liability and Indemnification
     Under the Minnesota Business Corporation Act, our articles of incorporation provide that our directors shall not be personally liable for monetary damages to us or our shareholders for a breach of fiduciary duty to the full extent that the law permits the limitation or elimination of the personal liability of directors.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION
     The following table shows, for our Chief Executive Officer and each of our two other most highly compensated executive officers, who are referred to as the named executive officers, information concerning compensation earned for services in all capacities during the fiscal year ended December 31, 2006.
SUMMARY COMPENSATION TABLE

							Change in
						Non-Equity	Pension Value
						Incentive	and Nonquali-
						Plan	fied Deferred	All Other
				Stock	Option	Compen-	Compensa-	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	tion Earnings	sation	Total
Position	Year	($)(1)	($)	($)(2)	($)(2)	($)	($)	($)	($)
Jeffrey C. Mack, President and Chief Executive Officer	2006	171,769	100,000	—	123,806	—	—	804 (3)	396,379
John A. Witham, Executive Vice President and Chief Financial Officer	2006	127,596	60,000	—	125,221	—	—	—	312,817
Scott W. Koller, Senior Vice President, Sales and Marketing	2006	169,425	30,000	—	48,128	—	—	—	247,553

(1)	Effective January 1, 2007, the annual base salaries of the named executive officers were adjusted as follows: Mr. Mack — $225,000; Mr. Witham — $175,000; and Mr. Koller — $160,000.

(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2006 in accordance with FAS 123R. See “Management’s Discussion and Analysis or Plan of Operation – Critical Accounting Policies and Estimates – Accounting for Stock-Based Compensation.”

(3)	Represents the amount the company paid in premiums for a $500,000 life insurance policy for Mr. Mack, of which the beneficiary is Mr. Mack’s spouse.
Executive Employment Agreements
     We entered into Executive Employment Agreements with our current officers, Messrs. Mack, Witham, Jacobs, Ebbert and Koller, effective as of April 1, 2006. We also entered into an Amended and Restated Executive Employment Agreement with Mr. Anderson, effective as of December 13, 2006. Except for our agreement with Mr. Jacobs, the agreements are all for an initial term ending April 1, 2008, and will be automatically extended for successive one year periods unless either we or the officer elects not to extend employment. Mr. Jacobs’ employment is for a period of one year. The annual base salary payable under these agreements may be increased, but not decreased, in the sole discretion of our board. The initial annual base salaries are: Mr. Mack — $172,000; Mr. Witham — $137,000; Mr. Jacobs — $132,000; Mr. Ebbert — $152,000; Mr. Koller — $137,000; and Mr. Anderson — $137,000. Messrs. Mack and Jacobs are entitled to one-time cash bonuses as a consequence of the completion of our initial public offering, in the following amounts: Mr. Mack — $25,000; and Mr. Jacobs — $15,000. Messrs. Witham and Ebbert received one-time cash bonuses upon the completion of our initial public offering in the amount of $20,000 each. Mr. Anderson is entitled to receive a performance-based cash award in 2007 of up to $25,000, based upon reaching agreed-upon goals and objectives. These agreements prohibit each officer from competing with us during his employment and for a period of time thereafter, two years for Mr. Mack and one year for each other officer. If we terminate the officer’s employment without cause, the officer is entitled to receive a severance payment based on his base salary. For Mr. Mack, this payment is 2 times his base salary, for Mr. Witham, this payment is 1.5 times his base salary, and for Mr. Anderson, this payment is equal to his annual base salary. For each other officer, the payment is equal to his base salary. In addition, in a termination without cause, Mr. Koller is entitled to a payment equal to his earned commission, and each other officer is entitled to a payment equal to the performance bonus paid in the prior year, if any, except that Mr. Witham would be entitled to 1.5 times the bonus earned for the prior year. If there has been a change of control in our company and the officer’s employment is involuntarily terminated or the officer leaves for good reason within 12 months following the change of control, we would pay the officer the severance payments described above, except that Mr. Witham’s severance payment would be 2 times his base salary and 2 times the bonus earned for the prior year.
Warrant Repricing
     In February 2006, our Board of Directors determined that $9.00 more properly reflected the market value of our common stock and approved a repricing, from $13.50 per share to $9.00 per share, of the following warrants:

Warrant
Name	Shares
Jeffrey C. Mack	21,667
Stephen E. Jacobs	23,333
Christopher F. Ebbert	15,000
Marshall Group	4,444
Barry W. Butzow	16,667
Michael Frank	22,222
     The repricing was effected to provide ongoing incentives to the named executive officers, executive officers, directors, our strategic partner, the Marshall Group, and Michael Frank, a former director. Going forward, our policy will be not to reprice derivative securities. The incremental compensation expense recognized during fiscal year 2006 in connection with this repricing in accordance with FAS 123R is included in the Summary Compensation Table above.
2006 Equity Incentive Plan
     Our Board of Directors has adopted the 2006 Equity Incentive Plan which is subject to approval by our shareholders. Participants in the plan may include our employees, officers, directors, consultants, or independent contractors who our compensation committee determines shall receive awards under the plan. The plan authorizes the grant of options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), the grant of options that do not qualify as incentive stock options, restricted stock, restricted stock units, stock bonuses, cash bonuses, stock appreciation rights, performance awards, dividend equivalents, warrants and other equity based awards. The number of shares of common stock reserved for issuance under the plan is 1,000,000 shares. The plan expires on March 30, 2016.
     The plan is administered by a committee appointed by our Board of Directors. The compensation committee of our Board of Directors serves as the committee. The committee has the sole authority to determine which of the eligible individuals shall be granted awards, authorize the grant and terms of awards, to adopt, amend and rescind such rules and regulations as may be advisable in the administration of the plan, construe and interpret the plan and to make all determinations deemed necessary or advisable for the administration of the plan.
     Incentive options may be granted only to our officers and other employees or our corporate affiliates. Non-statutory options may be granted to employees, consultants, directors or independent contractors who the committee determines shall receive awards under the plan. We will not grant non-statutory options under the 2006 Equity Incentive Plan with an exercise price of less than 100% of the fair market value of our company’s common stock on the date of grant.

     Generally, awards are non-transferable except by will or the laws of descent and distribution, however, the committee may in its discretion permit the transfer of certain awards to immediate family members or trusts for the benefit of immediate family members. If the employment of a participant is terminated by the company for cause, then the committee shall have the right to cancel any awards granted to the participant whether or not vested under the plan.
     In March 2006, the Board of Directors approved, subject to shareholder approval of our plan, a grant to Mr. Mack of options to purchase 166,667 shares of our common stock and a grant to Mr. Witham of options to purchase 66,666 shares of our common stock. These options are exercisable at $4.00 per share, and vest 25% on the date of grant and 25% each year of the three-year period thereafter. The compensation expense recognized during fiscal year 2006 in connection with these option awards in accordance with FAS 123R is included in the Summary Compensation Table above.
     In connection with his employment, on December 11, 2006 the Compensation Committee of our Board of Directors approved the grant to Mr. Anderson of an option for the purchase of 25,000 shares of common stock at $6.25 per share, 6,250 shares of which vested on December 11, 2006 and the remainder to vest equally over the next 3 years, and the grant to Mr. Anderson of 6,000 restricted stock units, each unit of which shall be converted into one share of our common stock on January 1, 2008 subject to Mr. Anderson being employed by us on such date. Also in connection with his employment, we have agreed to grant Mr. Anderson in January 2007 a five-year stock option under our 2006 Equity Incentive Plan to purchase 50,000 shares of common stock. We have agreed that this option will be granted on or before January 15, 2007 and the exercise will be fixed at the fair market value of our common stock on the date of grant. The other terms of such option, when granted, will be comparable to the terms of options granted to our other executive officers. The grant of such options and restricted stock units are subject to approval of our 2006 Equity Incentive Plan by our shareholders.
     On December 27, 2006, we awarded the following nonqualified stock options to executive officers under our 2006 Equity Incentive Plan, which is subject to shareholder approval:

Name and Position of Executive Officer	Option Award
Jeffrey C. Mack Chairman, President, Chief Executive Officer and Director	125,000 shares

John A. Witham Executive Vice President and Chief Financial Officer	75,000 shares

Scott W. Koller Senior Vice President, Sales and Marketing	95,000 shares

Christopher F. Ebbert Executive Vice President and Chief Technology Officer	75,000 shares

Brian S. Anderson Vice President and Controller	50,000 shares*

Stephen E. Jacobs Executive Vice President and Secretary	15,000 shares

*	The option to Brian Anderson has previously been awarded.
     It is anticipated that Mr. Jacobs will be retiring from our company in April 2007. As a result, the option awarded to Mr. Jacobs will vest in full following shareholder approval of the 2006 Equity Incentive Plan and must be exercised within 90 days thereafter. Each of the foregoing options is subject to shareholder approval of the 2006 Equity Incentive Plan prior to March 30, 2007. Each option, with the exception of the options awarded to Mr. Jacobs and Mr. Anderson, will have a term of five years and be exercisable at the rate of 25% of the number of shares awarded thereunder on January 1, 2008 and an additional 25% of each award on the first day of January in 2009, 2010 and 2011. The exercise price of each option will, in accordance with the terms of the 2006 Equity Incentive Plan, be the closing price of our common stock on The Nasdaq Stock Market on December 27, 2006.
     Details regarding the specific terms and conditions of each outstanding equity award at fiscal year end is set forth in the table in the Outstanding Equity Awards at Fiscal Year End section below and related narrative.

Performance Bonus Plan for 2007
     The committee established that the following executive officers will have the following cash bonus potential upon achieving performance objectives for 2007:

Name and Position of Executive Officer	2007 Bonus Potential
Jeffrey C. Mack Chairman, President, Chief Executive Officer and Director	$175,000

John A. Witham Executive Vice President and Chief Financial Officer	$70,000

Scott W. Koller Senior Vice President, Sales and Marketing	$25,000

Christopher F. Ebbert Executive Vice President and Chief Technology Officer	$30,000

Brian S. Anderson Vice President and Controller	$25,000
     The committee set a certain performance objective for 2007. If 100% of such objective is met, 100% of each potential bonus will be paid. If at least 85% (but not 100%) of such objective is met, 50% of each potential bonus will be paid. If at least 75% (but not 85%) of such objective is met, 20% of each potential bonus will be paid. If less than 75% of such objective is met, no bonuses will be paid.
Outstanding Equity Awards At Fiscal Year End
     The following table sets forth certain information concerning unexercised options for each named executive officer outstanding as of the end of the fiscal year ended December 31, 2006.

	Option Awards
				Equity Incentive
			Number of Securities	Plan
	Number of		Underlying	Awards: Number of
	Securities		Unexercised	Securities
	Underlying		Options	Underlying
	Unexercised Options		(#)	Unexercised
	(#)		Unexercisable	Unearned Options	Option Exercise Price	Option Expiration
Name	Exercisable		(1)	(#)	($)	Date
Jeffrey C. Mack,	35,354	(2)		—	2.25	07/12/2009
President and	18,333	(2)			6.75	09/02/2010
Chief Executive	21,666	(3)			9.00	03/31/2011
Officer	41,666	(4)	125,000 (4)		4.00	03/30/2011
			125,000 (5)		5.65	09/27/2011

John A. Witham, Executive	22,222	(3)		—	9.00	01/18/2011
Vice President and Chief	16,666	(4)	50,000 (4)		4.00	03/30/2011
Financial Officer			75,000 (5)		5.65	09/27/2011

Scott W. Koller,	1,388	(2)		—	6.75	12/15/2009
Senior Vice President,	5,555	(2)			6.75	08/04/2010
Sales and Marketing	2,777	(2)			11.25	10/10/2010
	1,851	(2)			9.00	02/06/2011
	11,111	(2)			9.00	03/24/2011
			95,000 (5)		5.65	09/27/2011

(1)	Represents shares issuable upon the exercise of nonqualified stock options awarded under our 2006 Equity Incentive Plan, which is subject to shareholder approval.

(2)	Represents shares purchasable upon the exercise of warrants.

(3)	Represents shares purchasable upon the exercise of warrants, which warrants are subject to shareholder approval.

(4)	These options vest 25% on the date of grant and 25% each year of the three-year period thereafter.

(5)	These options vest 25% on January 1, 2008 and an additional 25% on the first day of January in 2009, 2010 and 2011.

     The Executive Employment Agreements described in the narrative to the Summary Compensation section above set forth all arrangements between our company and each of our named executive officers in connection with termination of employment, change of control of our company, and any changes to the named executive officer’s responsibilities following a change of control.
Director Compensation
     The following table sets forth, for each of our directors who are not named executive officers, information concerning compensation earned for services in all capacities during the fiscal year ended December 31, 2006.

	Fees
	Earned
	or		Option	Non-Equity	Nonqualified
	Paid in	Stock	Awards	Incentive Plan	Deferred	All Other
	Cash	Awards	($)	Compensation	Compensation	Compensation	Total
Name	($)	($)	(1)	($)	Earnings	($)	($)
Dr. William F. Schnell	—	—	25,631	—	—	—	25,631

Carl B.Walking Eagle, Sr.	—	—	25,631	—	—	—	25,631

Gregory T. Barnum	—	—	25,631	—	—	—	25,631

Thomas J.Moudry	—	—	25,631	—	—	—	25,631

Brett A. Shockley	—	—	25,631	—	—	—	25,631

(1)	As of December 31, 2006, each director has an aggregate of 40,000 options outstanding. Such options have a five-year term and were granted on February 27, 2006 and are exercisable at $4.00 per share. Compensation expense recognized for these option awards during fiscal year 2006 under FAS 123R is set forth in the above table.
2006 Non-Employee Director Stock Option Plan
     Our Board of Directors has adopted the 2006 Non-Employee Director Stock Option Plan which provides for the grant of options to members of our Board of Directors who are not employees of our company or its subsidiaries. This plan will be effective if approved by our shareholders by April 14, 2007. Our non-employee directors have been granted awards under the 2006 Non-Employee Director Stock Option Plan which are exercisable only if the plan is approved by our shareholders. Under the plan, non-employee directors as of February 27, 2006 and each non-employee director thereafter elected to the Board is automatically entitled to a grant of an option for the purchase of 40,000 shares of common stock, 10,000 of which vest and become exercisable on the date of grant (if the plan is approved by our shareholders), and additional increments of 10,000 shares become exercisable and vest upon each director’s reelection to the board. The plan will be administered by the compensation committee of our board. The compensation committee is authorized to interpret the plan, amend and modify rules and regulations relating to the plan and amend the plan unless amendment is required to be approved by our shareholders pursuant to rules of any stock exchange or The Nasdaq Capital Market.

     The number of shares reserved and available for awards under the 2006 Non-Employee Director Stock Option Plan is 510,000 shares. Options are required to be granted at fair market value. Subject to shareholder approval, outstanding options granted to our current and former directors under the 2006 Non-Employee Director Stock Option Plan, as of December 31, 2006, are as follows:

Michael Frank	10,000 shares
Carl B. Walking Eagle Sr	40,000 shares
Barry W. Butzow	10,000 shares
Gregory T. Barnum	40,000 shares
Thomas J. Moudry	40,000 shares
Brett A. Shockley	40,000 shares
William F. Schnell	40,000 shares
Susan K. Haugerud	10,000 shares
     Option awards to our current non-employee directors are set forth in the Director Compensation chart above. Mr. Frank, Mr. Butzow and Ms. Haugerud have resigned from the Board since receiving a grant of options, but would be entitled to exercise such options for 10,000 shares each if the plan is approved on or before April 14, 2007. The foregoing options were granted at an exercise price of $4.00 per share.
     Each non-employee director option referenced above has an exercise price of $4.00 per share. Options for 10,000 shares would be vested immediately upon shareholder approval. Options for 40,000 shares vest at the rate of 10,000 shares effective February 27, 2006 for incumbent directors or upon election to the board for new directors, and 10,000 shares upon re-election to the board each year thereafter.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We believe that the terms of each of the following related party transactions were no less favorable to us than could have been obtained from an unaffiliated third party. With respect to each of the following transactions, the transaction was ratified by a majority of our independent directors who did not have an interest in the transactions or who had access, at our expense, to our or independent legal counsel.
     We will enter into all future material affiliated transactions and loans with officers, directors and significant shareholders on terms that are no less favorable to us than those that can be obtained from unaffiliated, independent third parties. All future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our independent legal counsel.
Convertible Notes
     Between May 2003 and March 31, 2006, we financed our company primarily through the sale of convertible notes, some of which were purchased by certain of our directors, executive officers or their affiliates. We entered into agreements with each of the holders of our outstanding convertible notes pursuant to which, among other things, the outstanding principal balances (plus, at the option of each holder, interest through the closing of our initial public offering) converted into shares of our common stock at $3.20 per share (80% of the initial public offering price) simultaneously with the closing of our initial public offering.

     Between May 20, 2003 and November 24, 2003, we borrowed an aggregate of $300,000 from Barry W. Butzow, our former director and a beneficial owner of more than 5% of our outstanding common stock, pursuant to four separate convertible notes. The notes had various maturities ranging from December 20, 2008 to June 26, 2009. Interest accrued at the rate of 10% per annum and is payable quarterly. Under the terms of the notes, Mr. Butzow had the option, prior to the maturity date, to convert the principal amount, in whole or in part, into shares of our capital stock at a price of $1.00 per share or the then-current offering price, whichever was less. We had the option to call the notes, in whole or in part, prior to the maturity date. In connection with the issuance of the notes, we issued to Mr. Butzow 16,666 shares of our common stock and a five-year warrant to purchase 26,389 shares of our common stock at $9.00 per share. The outstanding principal amount of the notes and accrued interest of $103,908 were converted into 126,220 shares of common stock simultaneously with the closing of our initial public offering.
     Between June 16, 2003 and November 24, 2003, we sold three separate convertible notes in an aggregate amount of $250,000 to Jack Norqual, a former beneficial owner of more than 5% of our outstanding common stock. The notes had five-year maturities ranging from September 10, 2009 to October 24, 2009. Interest accrued at the rate of 10% per annum and was payable quarterly. Under the terms of the notes, Mr. Norqual had the option, prior to the maturity date, to convert the principal amount, in whole or in part, into shares of our capital stock at a price of $1.00 per share or the then-current offering price, whichever was less. We had the option to call the notes, in whole or in part, prior to the maturity date. In connection with the issuance of the notes, we issued to Mr. Norqual 13,887 shares of our common stock and a five-year warrant to purchase 25,000 shares of our common stock at $9.00 per share. The outstanding principal amount of the notes was converted into 78,125 shares of common stock, and we paid Mr. Norqual accrued interest on the notes of $85,103, simultaneously with the closing of our initial public offering.
     On July 11, 2003, we sold a convertible note in the principal amount of $100,000 to Don Dorsey, a former beneficial owner of more than 5% of our outstanding common stock. The note had a maturity date of June 14, 2009. Interest accrued at the rate of 10% per annum and was payable quarterly. Under the terms of the note, Mr. Dorsey had the option, prior to the maturity date, to convert the principal amount, in whole or in part, into shares of our capital stock at a price of $1.00 per share or the then-current offering price, whichever was less. We had the option to call this note, in whole or in part, prior to the maturity date. In connection with the issuance of this note, we issued to Mr. Dorsey 5,555 shares of our common stock and a five-year warrant to purchase 8,333 shares of our common stock at $9.00 per share. The outstanding principal amount of the note was converted into 31,250 shares of common stock, and we paid Mr. Dorsey accrued interest on the note of $36,739, simultaneously with the closing of our initial public offering.
     On October 31, 2003, we sold a convertible note in the principal amount of $100,000 to Stephen E. Jacobs, one of our officers. The notes had a maturity date of May 28, 2009 and accrued interest at the rate of 10% per annum and was due quarterly. Under the terms of the note, Mr. Jacobs had the option, prior to the maturity date, to convert the principal amount, in whole or in part, into shares of our capital stock at a price of $1.00 per share or the then-current offering price, whichever was less. We had the option to call this note, in whole or in part, prior to the maturity date. In connection with the issuance of the note, we issued to Mr. Jacobs 5,555 shares of our common stock and a five-year warrant to purchase 8,333 shares of our common stock at $9.00 per share. The outstanding principal amount of the note was converted into 31,250 shares of common stock, and we paid Mr. Jacobs accrued interest on the note of $33,000, simultaneously with the closing of our initial public offering.
     On October 31, 2003, we sold a convertible note in the principal amount of $25,000 to Steve Meyer, a former beneficial owner of more than 5% of our outstanding common stock. The note had a maturity date of May 28, 2009. Interest accrued at the rate of 10% per annum and was payable quarterly. Under the terms of the note, Mr. Meyer had the option, prior to the maturity date, to convert the principal amount, in whole or in part, into shares of our capital stock at a price of $1.00 per share or the then-current offering price, whichever was less. We had the option to call this note, in whole or in part, prior to the maturity date. In connection with the issuance of this note, we issued to Mr. Meyer 1,388 shares of our common stock and a five-year warrant to purchase 2,083 shares of our common stock at $9.00 per share. The outstanding principal amount of the note was converted into 7,812 shares of common stock, and we paid Mr. Meyer accrued interest on the note of $5,125, simultaneously with the closing of our initial public offering.

     On November 24, 2003, we sold a convertible note in the principal amount of $100,000 to Mr. Dorsey. The note had a maturity date of June 26, 2009. Interest accrued at the rate of 10% per annum and was payable quarterly. Under the terms of the note, Mr. Dorsey had the option, prior to the maturity date, to convert the principal amount, in whole or in part, into shares of our capital stock at a price of $1.00 per share or the offering price, whichever was less. We had the option to call this note, in whole or in part, prior to the maturity date. In connection with the issuance of this note, we issued to Mr. Dorsey 5,555 shares of our common stock and a five-year warrant to purchase 8,333 shares of our common stock at $9.00 per share. The outstanding principal amount of the note was converted into 31,250 shares of common stock, and we paid Mr. Dorsey accrued interest on the note of $31,105, simultaneously with the closing of our initial public offering.
     On March 12, 2004, we sold a convertible note in the principal amount of $100,000 to Mr. Meyer. The note had a maturity date of September 30, 2006. Interest accrued at the rate of 10% per annum and was payable at maturity. Under the terms of the note, Mr. Meyer had the option, prior to the maturity date, to convert the principal amount, in whole or in part, into shares of our capital stock at a price of $1.00 per share or the then-current offering price, whichever was less. We had the option to call this note, in whole or in part, prior to the maturity date. In connection with the issuance of this note, we issued to Mr. Meyer 5,555 shares of our common stock and a five-year warrant to purchase 8,333 shares of our common stock at $9.00 per share. The outstanding principal amount of the note was converted into 31,250 shares of common stock, and we paid Mr. Meyer accrued interest on the note of $15,094, simultaneously with the closing of our initial public offering.
     On July 22, 2004, we sold a convertible note in the principal amount of $200,000 to R.A. Stinski, a former beneficial owner of more than 5% of our outstanding common stock. The note had a maturity date of July 22, 2006. In connection with the issuance of this note, we issued to Mr. Stinski 11,111 shares of our common stock and a five-year warrant to purchase 16,667 shares of our common stock at $13.50 per share. On August 25, 2006, Mr. Stinski exchanged this promissory note for $237,933 in principal amount of our 12% convertible bridge notes together with warrants to purchase 47,586 shares of our common stock. In connection with this exchange, we also issued to Mr. Stinski 20,000 shares of our common stock.
     On December 22, 2004, we sold a convertible note in the principal amount of $33,550 to Christopher F. Ebbert, an officer of our company. The note had a maturity date of July 22, 2010 and was convertible into shares of our capital stock at a price of $1.00 per share or the then-current offering price, whichever was less. Interest accrued at the rate of 10% per annum and is due quarterly. In connection with the issuance of the note, we issued to Mr. Ebbert a five-year warrant to purchase 3,727 shares of our common stock at $9.00 per share. The outstanding principal amount of the note was converted into 10,484 shares of common stock, and we paid Mr. Ebbert accrued interest on the note of $7,291, simultaneously with the closing of our initial public offering.
     At the closing of our initial public offering, pursuant to the terms of convertible debenture agreements which we entered into with the Spirit Lake Tribe, a federally recognized Native American tribe, our indebtedness to the Spirit Lake Tribe incurred in 2005 aggregating $3,000,000 automatically converted into 1,302,004 shares of common stock, representing 30% of our issued and outstanding shares on a fully diluted basis, determined without giving effect to shares issued in connection with our public offering, or shares issued or issuable upon conversion of our outstanding 12% convertible bridge notes or the exercise of warrants issued to purchasers of the bridge notes between March 2006 and August 2006. Mr. Carl B. Walking Eagle, Sr., a director, is an officer and member of the Spirit Lake Tribal Council.
Non-Convertible Notes
     On January 30, 2004, we entered into a note in the principal amount of $26,700 with Mr. Butzow. As of May 12, 2006, the balance of this non-convertible note was $13,750 and it matures on December 31, 2009. Interest accrues at the rate of 10% per annum and is due quarterly. In connection with this note, we issued to Mr. Butzow a five-year warrant to purchase 2,967 shares of our common stock at $9.00 per share.

Other Financing Agreements
     On November 2, 2004, we entered into a business loan agreement with Signature Bank that provides us with a variable rate revolving line of credit of $300,000. As of September 30, 2006, we had borrowed $300,000 from Signature Bank under this line. The amounts borrowed are due on November 2, 2006, and our obligations are personally guaranteed by Barry W. Butzow. Interest accrues at a variable interest rate of 1.5 percentage points over the U.S. Bank index rate and is payable the first day of each month. We may prepay all or a portion of the loan early without penalty. We executed a promissory note and made customary representations, warranties, and covenants in connection with this loan. In consideration for Mr. Butzow’s personal guarantee, we issued to Mr. Butzow a five-year warrant to purchase 16,667 shares of our common stock at $13.50 per share. These warrants were subsequently repriced to $9.00 per share as described under “Warrant Repricing” below.
     On December 8, 2004, we entered into a 36-month lease agreement with Winmark Capital Corporation for office equipment and furniture. As of September 30, 2006, we had drawn $99,326 on a $150,000 lease line of credit. Our payment obligations under the lease are approximately $6,200 per month. This lease has been personally guaranteed by Stephen Jacobs, one of our officers. In consideration for his personal guarantee, we issued to Mr. Jacobs a five-year warrant to purchase 8,333 shares of our common stock at $13.50 per share. These warrants were subsequently repriced to $9.00 per share as described under “Warrant Repricing” below.
     On November 10, 2005, we entered into a business loan agreement with Signature Bank that provides us with a variable rate revolving line of credit of $200,000. As of September 30, 2006, we have borrowed $200,000 from Signature Bank under this line. The amounts borrowed are due on November 10, 2006, and our obligations are personally guaranteed by Mr. Butzow. Interest accrues at a variable interest rate of 1.5 percentage points over the U.S. Bank index rate and is payable the first day of each month. We may prepay all or a portion of the loan early without penalty. We executed a promissory note and made customary representations, warranties, and covenants in connection with this loan. In consideration for his personal guarantee, we issued to Mr. Butzow a five-year warrant to purchase 5,556 shares of our common stock at $9.00 per share.
     On May 23, 2005, we entered into a factoring agreement with Stephen E. Jacobs and Barry W. Butzow, whereby we agreed to assign and sell to Mr. Jacobs and Mr. Butzow certain of our receivables. They may limit their purchases to receivables arising from sales to any one customer or a portion of the net amount of the receivable. We have granted a continuing security interest in all receivables purchased under the agreement. This agreement expires on May 23, 2007, but automatically renews from year-to-year unless terminated by us upon at least 60 days prior written notice. Mr. Jacobs and Mr. Butzow have the right to terminate the agreement at any time by giving us 60 days prior written notice. We pay interest equal to two times the prime rate of interest published by Signature Bank in effect at the time of purchase. The interest rate applies to all receivables purchased under the agreement. The interest amount is based on the receivable balance until collected and is subject to change based on changes in the prime rate. In consideration for this agreement, we have agreed to issue to Mr. Jacobs and Mr. Butzow five-year warrants to purchase shares of our common stock at $9.00 per share in an amount equal to 100% of the net dollar amount of receivables sold to Mr. Jacobs and Mr. Butzow. As of September 30, 2006, we had issued warrants to purchase an aggregate of 39,491 shares at $9.00 per share relating to this agreement. We refer you to Note G of our financials for a discussion of our accounting treatment.
     On November 11, 2005, we sold a 90-day promissory note to SHAG LLC in the principal amount of $100,000. Dr. William Schnell, one of our non-employee directors, is a member of SHAG LLC. The interest rate of the note was 10% per year. As additional consideration, we issued to SHAG LLC a five-year warrant to purchase 2,778 shares of our common stock at $9.00 per share. We agreed with SHAG LLC to increase the amount of the note to $107,500 and extend the term in exchange for the right to convert amounts outstanding under the note into shares of our common stock at a conversion rate equal to 80% of the initial public offering price. The outstanding principal amount of the note and accrued interest of $8,630 was converted into 36,289 shares of common stock simultaneously with the closing of our initial public offering.

     On December 27, 2005, we sold a 90-day promissory note to Mr. Butzow in the principal amount of $300,000. The interest rate of the note is 10% per year. As additional consideration, we issued to Mr. Butzow a five-year warrant to purchase 25,000 shares of our common stock at $6.30 per share. On March 27, 2006, we extended the maturity date of this note for 90 days. As additional consideration, we issued to Mr. Butzow a six-year warrant to purchase 25,000 shares of our common stock at $6.30 per share. On June 27, 2006, Mr. Butzow agreed to extend the maturity date of his promissory note to July 31, 2006 and to exchange the promissory note for our 12% convertible bridge notes in the principal amount of the promissory note, plus accrued interest, together with warrants to purchase shares of our common stock. In consideration for the extension, we agreed to issue to Mr. Butzow 22,666 shares of our common stock. On July 27, 2006, we issued to Mr. Butzow 12% convertible bridge notes in the principal amount of $315,625 and warrants to purchase 63,125 shares of our common stock in exchange for this promissory note.
     On January 12, 2006, we entered into a business loan agreement with Signature Bank that provides us with a variable rate revolving line of credit of $250,000. As of September 30, 2006, we had borrowed $250,000 from under this line. The amounts borrowed are due on January 12, 2007, and our obligations are personally guaranteed by Michael J. Hopkins, one of our officers and a former director. Interest accrues at a variable interest rate of 1.5 percentage points over the U.S. Bank index rate and is payable the first day of each month. We may prepay all or a portion of the loan early without penalty. We executed a promissory note and made customary representations, warranties, and covenants in connection with this loan. In consideration for his personal guarantee, we issued to Mr. Hopkins a five-year warrant to purchase 6,944 shares of our common stock at $9.00 per share.
     On March 20, 2006, we entered into a 36-month lease agreement with Winmark Capital Corporation for office equipment and furniture. As of September 30, 2006, we had drawn $133,993 on a $186,391 lease line of credit. Our payment obligations under the lease are approximately $5,300 per month.
Warrant Repricing
     In February 2006, our Board of Directors determined that $9.00 more properly reflected the market value of our common stock and approved a repricing, from $13.50 per share to $9.00 per share, of the following warrants:

Warrant
Name	Shares
Jeffrey C. Mack.	21,667
Stephen E. Jacobs	23,333
Christopher F. Ebbert	15,000
Marshall Group	4,444
Barry W. Butzow	16,667
Michael Frank	22,222
     The repricing was effected to provide ongoing incentives to the named executive officers, executive officers, directors, our strategic partner, the Marshall Group, and Michael Frank, a former director. Going forward, our policy will be not to reprice equity instruments.
Executive Employment Agreements
     The terms of the Executive Employment Agreement between our company and our current officers is set forth in the narrative following the Summary Compensation Table above.

PRINCIPAL SHAREHOLDERS
     The following table sets forth information with respect to the beneficial ownership of our common stock as of December 31, 2006, by:
•	each person who is known by us to own beneficially more than 5% of our common stock;

•	each current director;

•	each of our executive officers; and

•	all directors and executive officers as a group.
     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing percentage ownership of each person, shares of common stock subject to options, warrants, rights, conversion privileges or similar obligations held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 2006, are deemed to be beneficially owned by that person. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
     Except as otherwise indicated in this table, the address of each beneficial owner is 14700 Martin Drive, Eden Prairie, MN 55344. Except as indicated in this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Mr. Mack has pledged 2,000 shares as security for a loan. Percentage of ownership is based on 9,825,621 shares of our common stock outstanding on December 31, 2006.

	Beneficial Ownership
Name and Address of Beneficial Owner	Shares		Percent
Carl B. Walking Eagle Sr.	1,356,446	(1)	13.8%
Spirit Lake Tribe	1,346,446	(2)	13.7%
Barry W. Butzow	594,497	(3)	5.9%
Stephen E. Jacobs	178,765	(4)	1.8%
Christopher F. Ebbert	140,316	(5)	1.4%
Jeffrey C. Mack	119,019	(6)	1.2%
Dr. William F. Schnell	101,147	(7)	*
Michael J. Hopkins	45,053	(8)	*
John A. Witham	38,888	(9)	*
Scott W. Koller	24,307	(10)	*
Thomas J. Moudry	15,000	(11)	*
Gregory T. Barnum	10,000	(12)	*
Brett A. Shockley	10,000	(12)	*
Brian S. Anderson	8,472	(13)	*
All current executive officers and directors as a group (11 persons)	2,002,360	(14)	19.4%

*	Less than 1%

(1)	Includes 1,346,446 shares owned by Spirit Lake Tribe. Carl B. Walking Eagle Sr. is the Vice Chairman of the Spirit Lake Tribal Council and may be deemed to beneficially own the shares held by Spirit Lake Tribe. Mr. Walking Eagle disclaims beneficial ownership of the shares owned by Spirit Lake Tribe except to the extent of his pecuniary interest in such shares. Includes 10,000 shares issuable upon exercise of options granted under the 2006 Non-Employee Director Stock Option Plan, which is subject to shareholder approval. The address for the shareholder is P.O. Box 359, Main Street, Fort Totten, ND 58335.

(2)	The address for the shareholder is P.O. Box 359, Main Street, Fort Totten, ND 58335.

(3)	Includes 10,000 shares purchasable upon exercise of options granted under the 2006 Non-Employee Director Stock Option Plan, which is subject to shareholder approval and 232,770 shares purchasable upon exercise of warrants. The address for the shareholder is 9714 Brassie Circle, Eden Prairie, MN 55437.

(4)	Includes 126,960 shares purchasable upon exercise of warrants, 15,000 of which have been granted subject to shareholder approval and 15,000 issuable upon exercise of options granted under the 2006 Equity Incentive Plan, which is subject to shareholder approval.

(5)	Includes 92,055 shares purchasable upon exercise of warrants, 15,000 of which have been granted subject to shareholder approval.

(6)	Includes 75,353 shares purchasable upon exercise of warrants, 21,666 of which have been granted subject to shareholder approval, and 41,666 shares issuable upon exercise of options granted under the 2006 Equity Incentive Plan, which is subject to shareholder approval. Mr. Mack has pledged 2,000 shares as security for a loan.

(7)	Includes 2,083 shares purchasable upon exercise of warrants and 80,731 shares beneficially owned by SHAG LLC, which includes 11,109 shares purchasable upon exercise of warrants. Dr. Schnell is an owner of SHAG LLC and may be deemed to beneficially own the shares held by SHAG LLC. Dr. Schnell disclaims beneficial ownership of the shares held by SHAG LLC except to the extent of his pecuniary interest in such shares. Includes 10,000 shares issuable upon exercise of options granted under the 2006 Non-Employee Director Stock Option Plan, which is subject to shareholder approval. The address for the shareholder is 1000 East 1st St, Duluth, MN 55805.

(8)	Includes 26,720 shares purchasable upon exercise of warrants, 11,111 of which have been granted subject to shareholder approval.

(9)	Represents 22,222 shares purchasable upon exercise of warrants granted subject to shareholder approval and 16,666 shares issuable upon exercise of options granted under the 2006 Equity Incentive Plan, which is subject to shareholder approval.

(10)	Includes 22,682 shares purchasable upon exercise of warrants, 11,111 of which have been granted subject to shareholder approval.

(11)	Includes 10,000 shares issuable upon exercise of options granted under the 2006 Non-Employee Director Stock Option Plan, which is subject to shareholder approval.

(12)	Represents shares issuable upon exercise of options granted under the 2006 Non-Employee Director Stock Option Plan, which is subject to shareholder approval.

(13)	Represents 6,250 shares issuable upon the exercise of options granted under the 2006 Equity Incentive Plan, which is subject to shareholder approval, and 2,222 shares purchasable upon exercise of warrants.

(14)	Includes 343,577 shares purchasable upon exercise of warrants beneficially owned by our executive officers and directors, 96,110 of which have been granted subject to shareholder approval, and 129,582 shares issuable upon exercise of options under the 2006 Non-Employee Director Stock Option Plan and the 2006 Equity Incentive Plan, which are subject to shareholder approval. Includes 1,427,177 shares beneficially owned by entities related to two of our directors, of which 11,109 shares are purchasable upon exercise of warrants.

DESCRIPTION OF SECURITIES
     Our authorized capital stock consists of 66,666,666 shares, par value $0.01 per share, consisting of 50,000,000 shares of common stock and 16,666,666 shares of preferred stock, par value $0.01 per share. As of December 31, 2006, we had 9,825,621 shares of common stock outstanding held by 182 holders, and no outstanding shares of preferred stock.
Common Stock
     The holders of our common stock:
•	have the right to receive ratably any dividends from funds legally available therefor, when, as and if declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon liquidation, dissolution or winding up of the affairs of our company; and

•	are entitled to one vote per share on all matters which shareholders may vote on at all meetings of shareholders.
     All shares of our common stock now outstanding are fully paid and nonassessable. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our common stock.
     The holders of our common stock do not have cumulative voting rights. Subject to the rights of any future series of preferred stock, the holders of a plurality of outstanding shares voting for the election of our directors can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our directors.
Undesignated Preferred Stock
     Under governing Minnesota law and our amended and restated articles of incorporation, no action by our shareholders is necessary, and only action of our Board of Directors is required, to authorize the issuance of up to 16,666,666 shares of undesignated preferred stock. Our Board of Directors is empowered to establish, and to designate the name of, each class or series of the undesignated preferred shares and to set the terms of such shares, including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion and voting rights and preferences. Accordingly, our Board of Directors, without shareholder approval, may issue preferred stock having rights, preferences, privileges or restrictions, including voting rights, that may be greater than the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things, restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock and delaying or preventing a change in control of our company without further action by our shareholders. Our Board of Directors has no present plans to issue any shares of preferred stock.
     We will not issue preferred stock to our officers, directors, significant shareholders or others deemed to be “promoters” under the North American Securities Administrators Association Statement of Policy Regarding Corporate Securities Definitions unless we offer it to all other existing shareholders or to new shareholders on the same terms, or the issuance is approved by a majority of our independent directors who do not have an interest in the issuance and who have access, at our expense, to our counsel or independent counsel.
Warrants and Registration Rights
     In connection with convertible notes and other debt agreements issued to private investors and to other individuals for services rendered, we have issued five-year warrants to purchase an aggregate of 2,560,061 shares of our common stock, and six-year warrants to purchase an aggregate of 50,000 shares of our common stock. The warrants are currently exercisable at prices ranging from $.09 to $45.00 per share, subject to adjustment pursuant to antidilution provisions contained in the warrant agreements.

     As additional compensation in connection with our initial public offering, we sold to the underwriter of such offering, for nominal consideration, a warrant to purchase up to 450,000 shares of our common stock. This warrant is eligible to participate on a “piggy-back” basis in any registration by us for the duration of the warrant and two years thereafter, and for a one time “demand” registration if and when we are eligible to use Form S-3. We have been advised that the holder of such warrant has elected not to participate in this resale registration statement as a selling shareholder.
Restrictions on Issuance of Options and Warrants
     As required by certain state securities regulators, we have agreed that during the one-year period commencing on the effective date of the offering, we will not grant options or warrants to officers, directors, 5% shareholders, employees or affiliates exceeding 1,096,610 shares. This limit represents 15% of the shares of our common stock outstanding upon completion of our initial public offering.
Anti-Takeover Provisions
     Certain provisions of Minnesota law and our articles of incorporation and bylaws described below could have an anti-takeover effect. These provisions are intended to provide management with flexibility in responding to an unsolicited takeover offer and to discourage certain types of unsolicited takeover offers for our company. However, these provisions could have the effect of discouraging attempts to acquire us, which could deprive our shareholders of opportunities to sell their shares at prices higher than prevailing market prices.
     Section 302A.671 of the Minnesota Business Corporation Act applies, with certain exceptions, to any acquisition of our voting stock from a person, other than us and other than in connection with certain mergers and exchanges to which we are a party, that results in the acquiring person owning 20% or more of our voting stock then outstanding. Similar triggering events occur at the one-third and majority ownership levels. Section 302A.671 requires approval of any such acquisition by a majority vote of our disinterested shareholders and a majority vote of all of our shareholders. In general, shares acquired in excess of the applicable percentage threshold in the absence of such approval are denied voting rights and are redeemable at their then fair market value by us during a specified time period.
     Section 302A.673 of the Minnesota Business Corporation Act generally prohibits us or any of our subsidiaries from entering into any business combination transaction with a shareholder for a period of four years after the shareholder acquires 10% or more of our voting stock then outstanding. An exception is provided for circumstances in which, before the 10% share-ownership threshold is reached, either the transaction or the share acquisition is approved by a committee of our Board of Directors composed of one or more disinterested directors.
     The Minnesota Business Corporation Act contains a “fair price” provision in Section 302A.675. This provision provides that no person may acquire any of our shares within two years following the person’s last purchase of our shares in a takeover offer unless all shareholders are given the opportunity to dispose of their shares to the person on terms that are substantially equivalent to those in the earlier takeover offer. This provision does not apply if the acquisition is approved by a committee of disinterested directors before any shares are acquired in the takeover offer.
     Section 302A.553, subdivision 3, of the Minnesota Business Corporation Act prohibits us from purchasing any voting shares owned for less than two years from a holder of more than 5% of our outstanding voting stock for more than the market value of the shares. Exceptions to this provision are provided if the share purchase is approved by a majority of our shareholders or if we make a repurchase offer of equal or greater value to all shareholders.
     Our articles of incorporation provide that the holders of our common stock do not have cumulative voting rights. For the shareholders to call a special meeting, our bylaws require that at least 10% of the voting power must join in the request. Our articles of incorporation give our Board of Directors the power to issue any or all of the shares of undesignated preferred stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking shareholder approval. Our Board of Directors also has the right to fill vacancies of the board, including a vacancy created by an increase in the size of the Board of Directors.

     Our bylaws provide for an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors, as well as for other shareholder proposals to be considered at annual meetings of shareholders. In general, notice of intent to nominate a director or raise matters at such meetings will have to be received by us not less than 90 days prior to the date fixed for the annual meeting, and must contain certain information concerning the persons to be nominated or the matters to be brought before the meeting and concerning the shareholders submitting the proposal.
Transfer Agent and Registrar
     The transfer agent and registrar with respect to our common stock is Registrar and Transfer Company.
Listing
     Our common stock is listed on The Nasdaq Capital Market under the symbol “RNIN.”
SELLING SHAREHOLDERS
     The following table presents information regarding the selling shareholders. Unless otherwise noted, the shares listed below represent the shares that each selling shareholder beneficially owned on December 31, 2006. The shares being offered hereunder represent an aggregate of 3,775,705 shares issued upon conversion of 12% convertible bridge notes, convertible notes and convertible debentures, and 2,160,061 shares issuable upon exercise of common stock purchase warrants.
     We are registering the above-referenced shares to permit each of the selling shareholders and their pledges, donees, transferees or other successors-in-interest that receive their shares from the selling shareholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares.
     The following table sets forth the name of each selling shareholder, the number of shares owned by each of the selling shareholders as of December 31, 2006, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling shareholders after this offering is completed, assuming all of the shares being offered are sold. Except as otherwise disclosed below, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us. The number of shares in the column “Shares Offered” represents all of the shares that a selling shareholder may offer under this prospectus.
     Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentages of shares beneficially owned are based on 9,825,621 shares of our common stock outstanding as of December 31, 2006, plus the shares of common stock beneficially owned by the respective selling shareholder, as set forth in the following table and more fully described in the applicable footnotes.

						Shares
	Shares					Beneficially
	Beneficially		Percent			Owned if All		Percent
	Owned		Beneficially			Shares are		Beneficially
Name and Address of Selling	Before		Owned Before	Shares		Sold in the		Owned After
Shareholder (1)	Offering (2)		Offering(2)	Offered		Offering		Offering
Spirit Lake Tribe P.O. Box 359 Fort Totten, ND 58335	1,346,446		13.7%	1,302,004		44,442		*

Barry W. Butzow 9714 Brassie Circle Eden Prairie, MN 55347	594,497	(3)	5.9%	528,501	(4)	65,996	(5)	*

Jack Norqual 9493 Olympia Drive Eden Prairie, MN 55347	384,252	(6)	3.9%	331,033	(7)	53,219		*

R. A. Stinski 3647 McKinley St. N.E. Minneapolis, MN 55418	209,360	(8)	2.1%	170,195	(9)	39,165		*

C. Donald Dorsey 3717 S. Gambel Quail Way Superstition Mountain, AZ 85218	195,551	(10)	2.0%	184,441	(11)	11,110		*

Stephen Jacobs 9420 Olympia Drive Eden Prairie, MN 55437	178,765	(12)	1.8%	158,210	(13)	20,555	(14)	*

Ben Reuben and Sophie Reuben, JTWROS 899 Lincoln Ave. St. Paul, MN 55105	159,467	(15)	1.6%	159,467	(15)	0		0%

Galtere International Master Fund, L.P. 7 East 20th Street, 11R New York, NY 10003	142,492	(16)	1.5%	123,048	(17)	19,444		*

Christopher F. Ebbert 4821 13th Avenue South Minneapolis, MN 55417	140,316	(18)	1.4%	102,539	(19)	37,777		*

Jeffrey C. Mack 6489 Promontory Drive Eden Prairie, MN 55346	119,019	(20)	1.2%	75,353	(21)	43,666	(22)	*

J. Steven Emerson 1522 Ensley Avenue Los Angeles, CA 90024	108,645	(23)	1.1%	108,645	(23)	0		0%

William F. Schnell 2708 Branch Street Duluth, MN 55812	101,147	(24)	*	2,083	(21)	99,064	(25)	*

Hal B. Heyer 214 North 34th Avenue East Duluth, MN 55804	91,147	(26)	*	2,083	(21)	89,064	(27)	*

Peter Goldschmidt 3221 Ewing Avenue Duluth, MN 55803	91,147	(28)	*	2,083	(21)	89,064	(27)	*

Robin Hendricks 5290 Lakewood Road Duluth, MN 55804	91,147	(29)	*	2,083	(21)	89,064	(27)	*

Steven P. Meyer 9088 Neil Lake Road Eden Prairie, MN 55347	82,712	(30)	*	70,214	(31)	12,498		*

Industricorp & Co., Inc. FBO Twin City Carpenters Pension Plan	81,484	(32)	*	81,484	(32)	0		0%

Shares
Shares	Beneficially
Beneficially	Percent	Owned if All	Percent
Owned	Beneficially	Shares are	Beneficially
Name and Address of Selling	Before	Owned Before	Shares	Sold in the	Owned After
Shareholder (1)	Offering (2)	Offering(2)	Offered	Offering	Offering
SHAG, LLC 214 34th Avenue East Duluth, MN 55804	80,731	(33)	*	47,398	(34)	33,333	*

Jill Jensen-Behr 845 Bradford Avenue North Champlin, MN 55316	79,215	(35)	*	29,360	(21)	49,855	*

A. Russell Melgaard 7900 E. Oakmont Place Sioux Falls, SD 57110	70,000	(36)	*	70,000	(36)	0	0%

W. Bruce Erickson 4041 16th Ave. S. Minneapolis, MN 55407	64,874	(37)	*	64,874	(37)	0	0%

Thomas L. Thompson and Katherine A. Thompson 323 Woodland Hills W. Brainerd, MN 56401	63,682	(38)	*	52,572	(39)	11,110	*

Destin Capital Partners c/o Martin B. Rowe 946 4th St. Eldorado, IL 62930	54,322	(40)	*	54,322	(40)	0	0%

Courtney Pulkrabek 210 No. Broadway P. O. Box 622 Crookston, MN 56716	54,322	(40)	*	54,322	(40)	0	0%

Industricorp & Co., Inc. FBO 1561000091 312 Central Ave. SE, Suite 508 Minneapolis, MN 55432	52,572	(39)	*	52,572	(39)	0	0%

Ilo E. Leppik 7500 Western Ave. Golden Valley, MN 55427	51,250	(41)	*	51,250	(41)	0	0%

Richard H. Enrico 7585 Equitable Drive Eden Prairie, MN 55344	47,914	(42)	*	42,359	(43)	5,555	*

Paul L. Heibel 20558 Vails Lake Rd. Eden Valley, MN 55329	46,125	(44)	*	25,625	(45)	20,500	*

2nd Wind Exercise Equipment 7585 Equitable Drive Eden Prairie, MN 55344	45,137	(46)	*	39,582	(47)	5,555	*

UBS Financial Services, Custodian f/b/o Randall W. Barnes c/o UBS Financial Services 800 Nicollet Mall, Suite 800 Minneapolis, MN 55402	45,137	(46)	*	39,582	(47)	5,555	*

Michael Hopkins 19549 Jersey Avenue Lakeville, MN 55044	45,052	(48)	*	26,720	(21)	18,332	*

Michael J. Frank 4964 Safari Circle Eagan, MN 55122	44,719	(49)	*	31,942	(21)	12,777	(50)	*

Lorax Investments, LLC 4555 Erin Drive, Suite #190 Eagan, MN 55122	42,808	(51)	*	39,559	(52)	3,249	*

Shares
Shares	Beneficially
Beneficially	Percent	Owned if All	Percent
Owned	Beneficially	Shares are	Beneficially
Name and Address of Selling	Before	Owned Before	Shares	Sold in the	Owned After
Shareholder (1)	Offering (2)	Offering(2)	Offered	Offering	Offering
B Square 110 110th Avenue NE, Suite 200 Bellevue, WA 98004	41,856	(53)	*	2,666	(21)	39,190	*

Robert G. Allison	40,742	(54)	*	40,742	(54)	0	0%

John A. Witham 10456 Purdey Road Eden Prairie, MN 55347	38,888	(55)	*	22,222	(21)	16,666	(56)	*

Beverly J. Stathopoulus Trust 13212 Northern Dr. Burnsville, MN 55337	33,625	(57)	*	25,625	(45)	8,000	*

Marshall Special Assets Group LLC 150 South 5th Street, Suite 300 Minneapolis, MN 55402	29,442	(58)	*	18,331	(21)	11,111	*

James and Barbara Koberstein 2132 Ponderosa Circle Duluth, MN 55811	27,776	(59)	*	5,554	(21)	22,222	*

Kenneth Grant 1201 N. 21st St. Superior, WI 54880	27,161	(60)	*	27,161	(60)	0	0%

Jerald D. Sprau 7722 Somerset Rd. Woodbury, MN 55125	27,161	(60)	*	27,161	(60)	0	0%

Bruce Rubinger 11965 Orchard Ave. West Minnetonka, MN 55305	27,161	(60)	*	27,161	(60)	0	0%

Jack Klingert 4600 Dallas Ln. N. Plymouth, MN 55446	27,161	(60)	*	27,161	(60)	0	0%

Richard W. Perkins Trustee U/A dtd 6/14/78 FBO Richard W. Perkins	27,161	(60)	*	27,161	(60)	0	0%

Daniel S. and Patrice M. Perkins JTWROS 55 Landmark Long Lake, MN 55356	27,161	(60)	*	27,161	(60)	0	0%

Piper Jaffray & Co as Cust FBO David H. Potter IRA	27,161	(60)	*	27,161	(60)	0	0%

Alice Ann Corporation	27,161	(60)	*	27,161	(60)	0	0%

Daniel B. Ahlberg TTEE and Linda O. Ahlberg TTEE Ahlberg Joint Revocable Trust U/A dated 8/24/06	27,161	(60)	*	27,161	(60)	0	0%

Dennis D. Gonyea	27,161	(60)	*	27,161	(60)	0	0%

UBS Financial Services as Custodian FBO Bradley A. Erickson IRA c/o UBS Financial Services 600 Nicollet Mall, Suite 800 Minneapolis, MN 55402	27,161	(60)	*	27,161	(60)	0	0%

David C. and Carole O. Brown TTEE’s FBO David C. and Carole O. Brown Rev TR U/A dtd 10/23/97	27,161	(60)	*	27,161	(60)	0	0%

Piper Jaffray as Custodian FBO Robert H. Clayburgh IRA	27,161	(60)	*	27,161	(60)	0	0%

						Shares
	Shares					Beneficially
	Beneficially		Percent			Owned if All	Percent
	Owned		Beneficially			Shares are	Beneficially
Name and Address of Selling	Before		Owned Before	Shares		Sold in the	Owned After
Shareholder (1)	Offering (2)		Offering(2)	Offered		Offering	Offering
Piper Jaffray as Custodian FBO Richard C. Perkins IRA 2125 Hollybush Rd. Hamel, MN 55340	27,161	(60)	*	27,161	(60)	0	0%

John T. Potter	27,161	(60)	*	27,161	(60)	0	0%

E. Terry Skone	27,161	(60)	*	27,161	(60)	0	0%

Donald O. & Janet M. Voight TTEE’s FBO Janet M. Voight Trust U/A dtd 8/29/9	27,161	(60)	*	27,161	(60)	0	0%

Piper Jaffray as Custodian FBO James B. Wallace SPN/PRO	27,161	(60)	*	27,161	(60)	0	0%

Piper Jaffray as Custodian FBO Michael R. Wilcox IRA	27,161	(60)	*	27,161	(60)	0	0%

David M. Westrum, TTEE FBO David M. Westrum Revocable Living Trust U/A dtd 6/1/97	27,161	(60)	*	27,161	(60)	0	0%

Shawn P. Weinand	27,161	(60)	*	27,161	(60)	0	0%

Robert J. Dondelinger P O Box 527 Thief River Falls, MN 56701	27,161	(60)	*	27,161	(60)	0	0%

O. Walter Johnson 5534 Fenway Ct. White Bear Lake, MN 55110	27,161	(60)	*	27,161	(60)	0	0%

Thomas P. Magne 7125 Shannon Drive Edina, MN 55439	27,161	(60)	*	27,161	(60)	0	0%

Donald and Kathleen Walczak JTWROS 784 Redwood Lane New Brighton, MN 55112	27,161	(60)	*	27,161	(60)	0	0%

Terry and Susan Jacobs Revocable Trust 6524 Cheokee Trail Edina, MN 55439	27,161	(60)	*	27,161	(60)	0	0%

Dean and Cathy Cocker JTWROS P. O. Box 1085 Pine Island, MN 55963	27,161	(60)	*	27,161	(60)	0	0%

Richard A. Tickle Revocable Trust 1400 U.S. Trust Bldg. 730 2nd Ave. So. Minneapolis, MN 55402	26,437	(61)	*	26,437	(61)	0	0%

Richard B. Heise Trust 77 Osprey Point Drive Osprey, FL 34229	26,437	(61)	*	26,437	(61)	0	0%

Richard Kruger & Michaeleen Kruger 3605 Shady Oak Road Minnetonka, MN 55305	26,437	(61)	*	26,437	(61)	0	0%

Ronald Musich 2715 Pioneer Trail Medina, MN 55340	26,437	(61)	*	26,437	(61)	0	0%

						Shares
	Shares					Beneficially
	Beneficially		Percent			Owned if All	Percent
	Owned		Beneficially			Shares are	Beneficially
Name and Address of Selling	Before		Owned Before	Shares		Sold in the	Owned After
Shareholder (1)	Offering (2)		Offering(2)	Offered		Offering	Offering
Allan Steffes 1149 Orchard Circle St. Paul, MN 55118	26,437	(61)	*	26,437	(61)	0	0%

Chandler P. O. Box 2465 Ft. Lauderdale, FL 33303	26,437	(61)	*	26,437	(61)	0	0%

Mike & Kathy Pearson 2805 Lisbon Ave. N. Lake Elmo, MN 55042	26,286	(62)	*	26,286	(62)	0	0%

Gary M. Uhde Revocable Trust 3157 Berwick Knoll Brooklyn Park, MN 55443	26,286	(62)	*	26,286	(62)	0	0%

R. Scott and Susan S. Vickerman 2685 Rainey Road Wayzata, MN 55391	26,286	(62)	*	26,286	(62)	0	0%

Goben Enterprises LP 450 18th Ave. S. Naples, FL 34102	26,286	(62)	*	26,286	(62)	0	0%

Craig & Terry Howard 540 Wilwood Lane Stillwater, MN 55082	26,286	(62)	*	26,286	(62)	0	0%

Glen Gunderson 6125 Stone Court Maple Plain, MN 55359	25,625	(45)	*	25,625	(45)	0	0%

Bauer Brothers Farms, Inc. 23301 Aberdeen Avenue Belle Plaine, MN 56011	25,625	(45)	*	25,625	(45)	0	0%

Robert Melhouse 79351 U.S. Hwy 71 Olivia, MN 56277	25,625	(45)	*	25,625	(45)	0	0%

Michael Boyce 1016 Stonebrooke Dr. Shakopee, MN 55379	25,000	(63)	*	25,000	(63)	0	0%

Larry Hopfenspirger 8601 Logan Ave. S. Minneapolis, MN 55431	24,999	(64)	*	5,555	(21)	19,444	*

Sheldon Fleck 4611 Browndale Avenue Edina, MN 55424	24,999	(64)	*	5,555	(21)	19,444	*

Scott Koller 2290 Goldpoint Victoria, MN 55386	24,307	(65)	*	22,682	(21)	1,625	*

						Shares
	Shares					Beneficially
	Beneficially		Percent			Owned if All	Percent
	Owned		Beneficially			Shares are	Beneficially
Name and Address of Selling	Before		Owned Before	Shares		Sold in the	Owned After
Shareholder (1)	Offering (2)		Offering(2)	Offered		Offering	Offering
Paul Medlin 18958 Firethom Pointe Eden Prairie, MN 55347	24,257	(21)	*	24,257	(21)	0	0%

Juanita Young 7007 45th Avenue North Crystal, MN 55428	22,567	(66)	*	19,790	(67)	2,777	*

Laura Spillane 1991 Pine Ridge Drive West St. Paul, MN 55118	22,567	(66)	*	19,790	(67)	2,777	*

Suzanne Dressler 5247 Beachside Drive Hopkins, MN 55343	22,567	(66)	*	19,790	(67)	2,777	*

Robert Schmidt 4103 Hidden Hill Rd. Norman, OK 73072	20,000	(68)	*	20,000	(68)	0	0%

Dan Niessen 125 North Meridian Street Belle Plain, MN 56011	18,902	(69)	*	8,032	(70)	10,870	*

Charlie Maxwell c/o Meristem 601 Carlson Parkway, Suite 800 Minnetonka, MN 55305	17,531	(71)	*	16,143	(72)	1,388	*

Garry L. Matz P. O. Box Q Elkhart Lake, WI 53020	17,000	(73)	*	17,000	(73)	0	0%

Paul Crawford I.Q. Universe 125 SE Main Street, Suite 270 Minneapolis, MN 55414	16,216	(74)	*	5,085	(75)	11,131	*

Thor A. Christensen 1600 Mount Curve Avenue Minneapolis, MN 55403	15,943	(21)	*	15,943	(21)	0	0%

Marketing Arts, Inc. 7805 Telegraph Road, Suite 110 Bloomington, MN 55438	15,771	(76)	*	15,771	(76)	0	0%

David H. Eber N1440 Tower Court LaCrosse, WI 54601	15,000	(77)	*	15,000	(77)	0	0%

George Nelms 8300 East Dixileta Drive, Unit 3 Scottsdale, AZ 85262	13,888	(78)	*	2,777	(21)	11,111	*

William H. Baxter Revocable Trust	13,580	(79)	*	13,580	(79)	0	0%

Gary A. Bergren	13,580	(79)	*	13,580	(79)	0	0%

Piper Jaffray as Custodian FBO Craig L. Campbell IRA	13,580	(79)	*	13,580	(79)	0	0%

Anne S. Chudnofsky	13,580	(79)	*	13,580	(79)	0	0%

Gary E. Clipper and Leslie J. Clipper JTWROS	13,850	(79)	*	13,580	(79)	0	0%

Shares
Shares	Beneficially
Beneficially	Percent	Owned if All	Percent
Owned	Beneficially	Shares are	Beneficially
Name and Address of Selling	Before	Owned Before	Shares	Sold in the	Owned After
Shareholder (1)	Offering (2)	Offering(2)	Offered	Offering	Offering
Richard A. Hoel	13,580	(79)	*	13,580	(79)	0	0%

Elizabeth J. Kuehne	13,580	(79)	*	13,580	(79)	0	0%

Piper Jaffray as Custodian FBO Fred T. Gerbig IRA	13,580	(79)	*	13,580	(79)	0	0%

Piper Jaffray as Custodian FBO Raymond R. Johnson IRA	13,580	(79)	*	13,580	(79)	0	0%

Alan R. Reckner	13,580	(79)	*	13,580	(79)	0	0%

Piper Jaffray as Custodian FBO Charles W. Pappas IRA	13,580	(79)	*	13,580	(79)	0	0%

Paul C. Seel & Nancy S. Seel JTWROS	13,580	(79)	*	13,580	(79)	0	0%

UBS Financial Services as Custodian FBO Daniel L. Lastavich IRA c/o UBS Financial Services 600 Nicollet Mall, Suite 800 Minneapolis, MN 55402	13,580	(79)	*	13,580	(79)	0	0%

Piper Jaffray as Custodian FBO Robert G. Allison IRA	13,580	(79)	*	13,580	(79)	0	0%

Piper Jaffray as Custodian FBO William H. Baxter IRA	13,580	(79)	*	13,580	(79)	0	0%

Mark Behling 2781 Leyland Trail Woodbury, MN 55125	13,512	(80)	*	11,846	(81)	1,666	*

Gerard Abbott 4557 Oak Chase Circle Eagan, MN 55123	11,282	(82)	*	9,894	(83)	1,388	*

Jason LeZalla 620 Lincoln Drive NE St. Michael, MN 55376	10,074	(21)	*	10,074	(21)	0	0%

Kernon Bast and Donalda Speer JTWROS 948 Labarge Road Hudson, WI 54016	10,000	(21)	*	10,000	(21)	0	0%

Richard and Janet Stout JTWROS 1353 Awatukee Tr. Hudson, WI 54016	10,000	(21)	*	10,000	(21)	0	0%

Scott A. Lucus 1304 Milano Circle Dunedin, FL 34698	10,000	(21)	*	10,000	(21)	0	0%

FoxPoint Ventures 3200 Foxpoint Road Burnsville, MN 55337	8,570	(84)	*	1,904	(21)	6,666	*

Brian S. Anderson 10146 Bluff Road Eden Prairie, MN 55347	8,472	(85)	*	2,222	(21)	6,250	(56)	*

Thor G. Christensen 4012 LeMont Boulevard Mequon, WI 53092	7,497	(86)	*	4,165	(21)	3,332	*

						Shares
	Shares					Beneficially
	Beneficially		Percent			Owned if All	Percent
	Owned		Beneficially			Shares are	Beneficially
Name and Address of Selling	Before		Owned Before	Shares		Sold in the	Owned After
Shareholder (1)	Offering (2)		Offering(2)	Offered		Offering	Offering
Joseph A. Medlin 928 Lave Avenue South Duluth, MN 55802	6,943	(87)	*	1,388	(21)	5,555	*

Mark Sweet 3756 Big Fox Road Gem Lake, MN 55110	6,943	(87)	*	1,388	(21)	5,555	*

Thomas C. and Lynn M. Nelson 2142 Ponderosa Circle Duluth, MN 55811	6,943	(87)	*	1,388	(21)	5,555	*

Timothy Medlin 1039 Brainerd Avenue Duluth, MN 55811	6,943	(87)	*	1,388	(21)	5,555	*

Jeff Hanson 4316 West 99th Street Bloomington, MN 55437	6,666	(21)	*	6,666	(21)	0	0%

Robert Martin 6800 Ruby Lane Chanhassen, MN 55317	6,431	(88)	*	3,655	(21)	2,776	*

Doug Selander 5358 Beachside Drive Minnetonka, MN 55343	4,999	(89)	*	4,444	(21)	555	*

Edward Wicker 8018 Narcissus Lane N. Maple Grove, MN 55311	4,133	(90)	*	1,111	(21)	3,022	*

John S. Anderson 5157 Luverne Avenue Minneapolis, MN 55419	4,114	(91)	*	2,338	(21)	1,776	*

George Jensen 8416 Palm Street Coon Rapids, MN 55433	3,497	(92)	*	1,387	(21)	2,110	*

Paul M. Pilla P.O. Box 10840 Chicago, IL 60610	3,471	(93)	*	694	(21)	2,777	*

Theis Family Trust 12466 Marystown Hills Lane Shakopee, MN 56401	2,830	(94)	*	1,387	(21)	1,443	*

Lynn M. Fischer 3647 McKinley Street NE Minneapolis, MN 55418	2,777	(95)	*	1,666	(21)	1,111	*

Corporate Capital Management LLC 13911 Ridgedale Dr. Ste. 375 Minnetonka, MN 55305	2,777	(21)	*	2,777	(21)	0	0%

Scott H. Anderson 150 South 5th Street, Suite 300 Minneapolis, MN 55042	2,777	(21)	*	2,777	(21)	0	0%

Mark Christensen 1073 Springdale Road Atlanta, GA 30306	2,571	(96)	*	1,461	(21)	1,110	*

						Shares
	Shares					Beneficially
	Beneficially		Percent			Owned if All	Percent
	Owned		Beneficially			Shares are	Beneficially
Name and Address of Selling	Before		Owned Before	Shares		Sold in the	Owned After
Shareholder (1)	Offering (2)		Offering(2)	Offered		Offering	Offering
Scot Sinnen 779 Quail Run Waconia, MN 55387	2,499	(21)	*	2,499	(21)	0	0%

Gladys Campanile 4228 Ottawa Avenue South St. Louis Park, MN 55416	2,222	(21)	*	2,222	(21)	0	0%

Al Kilgore 101 Winnipeg Avenue St. Paul, MN 55117	1,851	(21)	*	1,851	(21)	0	0%

Israel Long 7741 Chanhassen Road 351 Chanhassen, MN 55317	1,851	(21)	*	1,851	(21)	0	0%

Jack Haedicke 18418 Nicklaus Way Eden Prairie, MN 55347	1,666	(21)	*	1,666	(21)	0	0%

Tobias Kleinbaum 16855 Saddlewood Trail Minnetonka, MN 55345	1,555	(21)	*	1,555	(21)	0	0%

Dylan Birtolo 10320 Devonshire Circle Apt. 106 Bloomington, MN 55431	1,481	(21)	*	1,481	(21)	0	0%

Laura Arntson 2850 Princeton Avenue South St. Louis Park, MN 55416	1,481	(21)	*	1,481	(21)	0	0%

Steve Havig 2124 Fremont Avenue South Minneapolis, MN 55405	1,320	(97)	*	766	(21)	554	*

Naomi Synstelien 132 Circle A Drive South Wayzata, MN 55391	1,111	(21)	*	1,111	(21)	0	0%

John Rosales 4122 Blaisdell Avenue South #1 Minneapolis, MN 55409	1,111	(21)	*	1,111	(21)	0	0%

Mitch Haugerud 1308 Highland Parkway St. Paul, MN 55116	1,111	(21)	*	1,111	(21)	0	0%

Todd Moscinski 1315 Birch Drive Mayer, MN 55360	1,111	(21)	*	1,111	(21)	0	0%

Yuria Takahashi 6425 Wilryan Avenue Edina, MN 55439	1,111	(21)	*	1,111	(21)	0	0%

Goldmark, LLC 13 West Shore Road North Oaks, MN 55127	888	(21)	*	888	(21)	0	0%

Chris LaMotte 325 Robie Street W. St. Paul, MN 55107	740	(21)	*	740	(21)	0	0%

						Shares
	Shares					Beneficially
	Beneficially		Percent			Owned if All	Percent
	Owned		Beneficially			Shares are	Beneficially
Name and Address of Selling	Before		Owned Before	Shares		Sold in the	Owned After
Shareholder (1)	Offering (2)		Offering(2)	Offered		Offering	Offering
Patrick Beyer 6425 Wilryan Avenue Edina, MN 55439	740	(21)	*	740	(21)	0	0%

Justin Chamberlain 7409 Humboldt Avenue North Brooklyn Park, MN 55444	666	(21)	*	666	(21)	0	0%

Norbert Theis 12466 Marystown Hills Lane Shakopee, MN 56401	630	(98)	*	75	(21)	555	*

Mary S. Medina 14199 Bedford Drive Eden Prairie, MN 55346	592	(21)	*	592	(21)	0	0%

Charlie Latterall 6416 Josephine Avenue Edina, MN 55439	555	(21)	*	555	(21)	0	0%

Bridget Laska 16551 Whitewood Avenue Prior Lake, MN 55372	554	(21)	*	554	(21)	0	0%

Carl Torarp 2920 Dean Pkwy Minneapolis, MN 55416	444	(21)	*	444	(21)	0	0%

Holly Heitkamp 11757 Shannon Court, #1031 Eden Prairie, MN 55344	222	(21)	*	222	(21)	0	0%

Jon A. Cotner P.O. Box 270214 St. Paul, MN 55127	166	(21)	*	166	(21)	0	0%

Lori Janies 1030 13th Ave SE Minneapolis, MN 55414	166	(21)	*	166	(21)	0	0%

Erin Flor 1900 East 86th Street Bloomington, MN 55424	111	(21)	*	111	(21)	0	0%

Martha Cole 519 Wheeler Drive Excelsior, MN 55331	111	(21)	*	111	(21)	0	0%

*	Represents less than one percent.

(1)	Unless otherwise indicated, the address of each shareholder is 730 East Lake Street, Wayzata, MN 55391.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of December 31, 2006.

(3)	Represents a) 351,727 shares of common stock, b) 232,770 shares purchasable upon exercise of warrants, and c) 10,000 shares issuable upon exercise of options granted under the 2006 Non-Employee Director Stock Option Plan, which have been granted subject to shareholder approval.

(4)	Represents 295,731 shares of common stock and 232,770 shares purchasable upon exercise of warrants.

(5)	Represents a) 55,996 shares of common stock and 10,000 shares issuable upon exercise of options granted under the 2006 Non-Employee Director Stock Option Plan, which have been granted subject to shareholder approval.

(6)	Represents 235,055 shares of common stock and 149,197 shares purchasable upon exercise of warrants.

(7)	Represents 181,836 shares of common stock and 149,197 shares purchasable upon the exercise of warrants.

(8)	Represents 116,666 shares of common stock and 92,694 shares purchasable upon the exercise of warrants.

(9)	Represents 77,501 shares of common stock and 92,694 shares purchasable upon the exercise of warrants.

(10)	Represents 136,110 shares of common stock and 59,441 shares purchasable upon the exercise of warrants.

(11)	Represents 125,000 shares of common stock and 59,441 shares purchasable upon the exercise of warrants.

(12)	Represents a) 36,805 shares of common stock, b) 129,960 shares purchasable upon the exercise of warrants, 15,000 of which have been granted subject to shareholder approval, and c) 15,000 shares issuable upon exercise of options, which are subject to shareholder approval.

(13)	Represents 31,250 shares of common stock and 126,960 shares purchasable upon the exercise of warrants, 15,000 of which have been granted subject to shareholder approval.

(14)	Represents 5,555 shares of common stock and 15,000 shares issuable upon the exercise of options, which have been granted subject to shareholder approval..

(15)	Represents 99,467 shares of common stock and 60,000 shares purchasable upon the exercise of warrants.

(16)	Represents 113,326 shares of common stock and 29,166 shares purchasable upon the exercise of warrants.

(17)	Represents 93,882 shares of common stock and 29,166 shares purchasable upon the exercise of warrants.

(18)	Represents 48,261 shares of common stock and 92,055 shares purchasable upon the exercise of warrants, 15,000 of which have been granted subject to shareholder approval.

(19)	Represents 10,484 shares of common stock and 92,055 shares purchasable upon the exercise of warrants, 15,000 of which have been granted subject to shareholder approval.

(20)	Represents a) 2,000 shares of common stock, which have been pledged as security for a loan b) 75,353 shares purchasable upon the exercise of warrants and 41,666 shares issuable upon exercise of options, which have been granted subject to shareholder approval.

(21)	Represents shares purchasable upon the exercise of warrants.

(22)	Represents 2,000 shares of common stock, which have been pledged as security for a loan and 41,666 shares issuable upon exercise of options, which have been granted subject to shareholder approval.

(23)	Represents 68,645 shares of common stock and 40,000 shares purchasable upon the exercise of warrants.

(24)	Represents 8,333 shares of common stock, 2,083 shares purchasable upon the exercise of warrants and 10,000 shares issuable upon the exercise of options, which have been granted subject to shareholder approval. Also includes 80,731 shares beneficially owned by SHAG LLC, which includes 11,109 shares purchasable upon exercise of warrants. Dr. Schnell owns a 25% interest in SHAG LLC and may be deemed to beneficially own the shares held by SHAG LLC. Dr. Schnell disclaims beneficial ownership of the shares held by SHAG LLC except to the extent of his pecuniary interest in such shares.

(25)	Represents 8,333 shares of common stock and 10,000 shares issuable upon the exercise of options, which have been granted subject to shareholder approval. Also includes 80,731 shares beneficially owned by SHAG LLC, which includes 11,109 shares purchasable upon the exercise of warrants.

(26)	Represents 8,333 shares of common stock and 2,083 shares purchasable upon the exercise of warrants. Also includes 80,731 shares beneficially owned by SHAG LLC, which includes 11,109 shares purchasable upon exercise of warrants. Mr. Heyer owns a 25% interest in SHAG LLC and may be deemed to beneficially own the shares held by SHAG LLC. Mr. Heyer disclaims beneficial ownership of the shares held by SHAG LLC except to the extent of his pecuniary interest in such shares.

(27)	Represents 8,333 shares of common stock and 80,731 shares beneficially owned by SHAG LLC, which includes 11,109 shares purchasable upon the exercise of warrants.

(28)	Represents 8,333 shares of common stock and 2,083 shares purchasable upon the exercise of warrants. Also includes 80,731 shares beneficially owned by SHAG LLC, which includes 11,109 shares purchasable upon exercise of warrants. Mr. Goldschmidt owns a 25% interest in SHAG LLC and may be deemed to beneficially own the shares held by SHAG LLC. Mr. Goldschmidt disclaims beneficial ownership of the shares held by SHAG LLC except to the extent of his pecuniary interest in such shares.

(29)	Represents 8,333 shares of common stock and 2,083 shares purchasable upon the exercise of warrants. Also includes 80,731 shares beneficially owned by SHAG LLC, which includes 11,109 shares purchasable upon exercise of warrants. Mr. Hendricks owns a 25% interest in SHAG LLC and may be deemed to beneficially own the shares held by SHAG LLC. Mr. Hendricks disclaims beneficial ownership of the shares held by SHAG LLC except to the extent of his pecuniary interest in such shares.

(30)	Represents 51,560 shares of common stock and 31,152 shares purchasable upon the exercise of warrants.

(31)	Represents 39,062 shares of common stock and 31,152 shares purchasable upon the exercise of warrants.

(32)	Represents 51,484 shares of common stock and 30,000 shares purchasable upon the exercise of warrants.

(33)	Represents 69,622 shares of common stock and 11,109 shares purchasable upon the exercise of warrants.

(34)	Represents 36,289 shares of common stock and 11,109 shares purchasable upon the exercise of warrants.

(35)	Represents 49,855 shares of common stock and 29,360 shares purchasable upon the exercise of warrants.

(36)	Represents 30,000 shares of common stock and 40,000 shares purchasable upon the exercise of warrants

(37)	Represents 39,874 shares of common stock and 25,000 shares purchasable upon the exercise of warrants.

(38)	Represents 43,682 shares of common stock and 20,000 shares purchasable upon the exercise of warrants.

(39)	Represents 32,572 shares of common stock and 20,000 shares purchasable upon the exercise of warrants.

(40)	Represents 34,322 shares of common stock and 20,000 shares purchasable upon the exercise of warrants.

(41)	Represents 31,250 shares of common stock and 20,000 shares purchasable upon the exercise of warrants.

(42)	Represents 36,805 shares of common stock and 11,109 shares purchasable upon the exercise of warrants.

(43)	Represents 31,250 shares of common stock and 11,109 shares purchasable upon the exercise of warrants.

(44)	Represents 36,125 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(45)	Represents 15,625 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(46)	Represents 36,805 shares of common stock and 8,332 shares purchasable upon the exercise of warrants.

(47)	Represents 31,250 shares of common stock and 8,332 shares purchasable upon the exercise of warrants.

(48)	Represents 18,332 shares of common stock and 26,720 shares purchasable upon the exercise of warrants.

(49)	Represents a) 2,777 shares of common stock, b) 31,942 shares purchasable upon the exercise of warrants and c) 10,000 shares issuable pursuant to the exercise of options, which have been granted subject to shareholder approval.

(50)	Represents 2,777 shares of common stock and 10,000 shares issuable pursuant to the exercise of options, which have been granted subject to shareholder approval.

(51)	Represents 33,768 shares of common stock and 9,040 shares purchasable upon the exercise of warrants.

(52)	Represents 30,519 shares of commom stock and 9,040 shares purchasable upon the exercise of warrants.

(53)	Represents 39,190 shares of common stock and 2,666 shares purchasable upon the exercise of warrants.

(54)	Represents 25,742 shares of common stock and 15,000 shares purchasable upon the exercise of warrants.

(55)	Represents 22,222 shares purchasable upon the exercise of warrants and 16,666 shares issuable upon exercise of options, which have been granted subject to shareholder approval.

(56)	Represents shares issuable upon the exercise of options, which have been granted subject to shareholder approval.
(57)	Represents 23,625 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(58)	Represents 11,111 shares of common stock and 18,331 shares purchasable upon the exercise of warrants.

(59)	Represents 22,222 shares of common stock and 5,554 shares purchasable upon the exercise of warrants.

(60)	Represents 17,161 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(61)	Represents 16,437 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(62)	Represents 16,286 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(63)	Represents 15,000 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(64)	Represents 19,444 shares of common stock and 5,555 shares purchasable upon the exercise of warrants.

(65)	Represents 1,625 shares of common stock and 22,682 purchasable upon the exercise of warrants, 11,111 of which have been granted subject to shareholder approval.

(66)	Represents 18,402 shares of common stock and 4,165 shares purchasable upon the exercise of warrants.

(67)	Represents 15,625 shares of common stock and 4,165 shares purchasable upon the exercise of warrants.

(68)	Represents 10,000 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(69)	Represents 16,242 shares of common stock and 2,660 shares purchasable upon the exercise of warrants.

(70)	Represents 5,372 shares of common stock and 2,660 shares purchasable upon the exercise of warrants.

(71)	Represents 9,200 shares of common stock and 8,331 shares purchasable upon the exercise of warrants.

(72)	Represents 7,812 shares of common stock and 8,331 shares purchasable upon the exercise of warrants.

(73)	Represents 7,000 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(74)	Represents 15,037 shares of common stock and 1,179 shares purchasable upon the exercise of warrants.

(75)	Represents 3,906 shares of common stock and 1,179 shares purchasable upon the exercise of warrants.

(76)	Represents 9,771 shares of common stock and 6,000 shares purchasable upon the exercise of warrants.

(77)	Represents 5,000 shares of common stock and 10,000 shares purchasable upon the exercise of warrants.

(78)	Represents 11,111 shares of common stock and 2,777 shares purchasable upon the exercise of warrants.

(79)	Represents 8,580 shares of common stock and 5,000 shares purchasable upon the exercise of warrants.

(80)	Represents 11,041 shares of common stock and 2,471 shares purchasable upon the exercise of warrants.

(81)	Represents 9,375 shares of common stock and 2,471 shares purchasable upon the exercise of warrants.

(82)	Represents 9,200 shares of common stock and 2,082 shares purchasable upon the exercise of warrants.

(83)	Represents 7,812 shares of common stock and 2,082 shares purchasable upon the exercise of warrants.

(84)	Represents 6,666 shares of common stock and 1,904 shares purchasable upon the exercise of warrants.

(85)	Represents 2,222 shares purchasable upon the exercise of warrants and 6,250 shares issuable upon exercise of options, which have been granted subject to shareholder approval.

(86)	Represents 3,332 shares of common stock and 4,165 shares purchasable upon the exercise of warrants.

(87)	Represents 5,555 shares of common stock and 1,388 shares purchasable upon the exercise of warrants.

(88)	Represents 2,776 shares of common stock and 3,655 shares purchasable upon the exercise of warrants.

(89)	Represents 555 shares of common stock and 4,444 shares purchasable upon the exercise of warrants.

(90)	Represents 3,022 shares of common stock and 1,111 shares purchasable upon the exercise of warrants.

(91)	Represents 1,776 shares of common stock and 2,338 shares purchasable upon the exercise of warrants.

(92)	Represents 2,110 shares of common stock and 1,387 shares purchasable upon the exercise of warrants.

(93)	Represents 2,777 shares of common stock and 694 shares purchasable upon the exercise of warrants.

(94)	Represents 1,443 shares of common stock and 1,387 shares purchasable upon the exercise of warrants.

(95)	Represents 1,111 shares of common stock and 1,666 shares purchasable upon the exercise of warrants.

(96)	Represents 1,110 shares of common stock and 1,461 shares purchasable upon the exercise of warrants.

(97)	Represents 554 shares of common stock and 766 shares purchasable upon the exercise of warrants.

(98)	Represents 555 shares of common stock and 75 shares purchasable upon the exercise of warrants.
Relationships with Selling Shareholders
     The following is a summary of material relationships between our company and the selling shareholders within the past three years: Carl B. Walking Eagle, Sr., one of our directors, is the Vice Chairman of the Spirit Lake Tribal Council and may be deemed to beneficially own the shares held by Spirit Lake Tribe. Mr. Walking Eagle disclaims beneficial ownership of the shares owned by Spirit Lake Tribe except to the extent of his pecuniary interest in such shares. Barry Butzow is a former director of our company and is a beneficial owner of more than 5% of our common stock. Jeffrey C. Mack serves as our President and Chief Executive Officer. Christopher F. Ebbert serves as our Executive Vice President and Chief Technology Officer. Stephen E. Jacobs serves as our Executive Vice President and Corporate Secretary. John A. Witham serves as our Executive Vice President and Chief Financial Officer. Susan K. Haugerud is a former director of our company and President of Galtere International Master Fund L.P. Scott W. Koller serves as our Senior Vice President Sales and Marketing. Dr. William F. Schnell, one of our directors, is an owner of SHAG LLC and may be deemed to beneficially own the shares held by SHAG LLC. Dr. Schnell disclaims beneficial ownership of the shares held by SHAG LLC except to the extent of his pecuniary interest in such shares. Brian S. Anderson serves as our Vice President and Controller. Michael Hopkins is an employee and former director of our company. Michael J. Frank is a former director of our company. Thor A. Christensen is a former officer of our company.

Lock-Up Agreements
     Our directors, executive officers and certain other shareholders have agreed not to sell, offer to sell, contract to sell, pledge, hypothecate, grant any option to purchase, transfer or otherwise dispose of, grant any rights with respect to, or file or participate in the filing of a registration statement, except this registration statement, with the Securities and Exchange Commission, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, or be the subject of any hedging, short sale, derivative or other transaction that is designed to, or reasonably expected to lead to, or result in, the effective economic disposition of, or publicly announce his, her or its intention to do any of the foregoing with respect to, any shares of common stock, or any securities convertible into, or exercisable or exchangeable for, any shares of common stock for a period of 360 days, or 180 days in the case of shareholders other than our directors and executive officers, after the date of the final prospectus related to our initial public offering, without the prior written consent of the underwriter. In addition, as required by certain state securities regulators, our directors and officers agreed to place their equity securities in our company in escrow at the closing of our initial public offering.
Escrow Agreement
     In accordance with the terms of an escrow agreement, our directors and executive officers placed all of their equity securities in our company (the “Escrowed Securities”) in escrow at the closing of our initial public offering. Those depositors of the Escrowed Securities may request the release of their Escrowed Securities as follows:
•	if our aggregate revenues for the three fiscal years preceding such request, and any additional interim period, equal or exceed $500,000 and the auditor’s report accompanying our latest audited financial statements does not contain a “going-concern” qualification, then commencing one year from the closing of our initial public offering, 2 1/2 % of the Escrowed Securities may be released on a pro rata basis each quarter, with the remaining Escrowed Securities being released on the second anniversary of the closing of our initial public offering; or

•	if our aggregate revenues for the three fiscal years preceding such request, and any additional interim period, are less than $500,000, then commencing two years from the closing of our initial public offering, 2 1/2 % of the Escrowed Securities may be released on a pro rata basis each quarter, with the remaining Escrowed Securities being released on the fourth anniversary of the closing of our initial public offering.
     In addition, the Escrowed Securities will be released in their entirety upon, among other things, our common stock meeting the definition of “Covered Securities” as defined in Section 18(b)(1) of the Securities Act of 1933.
Sale to Selling Shareholders
     On November 30, 2006, we sold 5,175,000 shares of our common stock to the underwriters of our initial public offering pursuant to a registration statement on Form SB-2, which was declared effective by the Securities and Exchange Commission on November 27, 2006. As a result of the closing of our public offering, we issued the following unregistered securities on November 30, 2006:
     1) Pursuant to the terms of convertible debenture agreements which we entered into with the Spirit Lake Tribe, a federally recognized Native American tribe, our indebtedness to the Spirit Lake Tribe incurred in 2005 aggregating $3,000,000 automatically converted into 1,302,004 shares of common stock, representing 30% of our issued and outstanding shares on a fully diluted basis, determined without giving effect to shares issued in connection with our public offering, or shares issued upon conversion of our outstanding 12% convertible bridge notes or the exercise of warrants issued to purchasers of the bridge notes between March 2006 and August 2006.

     2) Pursuant to various note conversion agreements with 21 holders of convertible notes or debentures, an aggregate of $2,029,972.80 principal amount of notes were automatically converted into 634,367 shares of our common stock. In addition, we issued 40,728 common shares in lieu of the payment of accrued interest in the amount of $130,344 due certain holders of such notes.
     On December 30, 2006, we issued 1,798,611 shares of common stock to holders of 12% convertible bridge notes upon the conversion of $5,413,429 principal amount and $342,126 in accrued interest on such notes. The remaining 12% convertible bridge notes not converted in a principal amount of $335,602, with accrued interest of $70,483, were repaid in cash.
     In connection with convertible notes and other debt agreements issued to private investors and to other individuals for services rendered, we have issued five-year warrants to purchase an aggregate of 2,560,061 shares of our common stock, and six-year warrants to purchase an aggregate of 50,000 shares of our common stock.
     With respect to the above issuances, we agreed to include the shares issued upon conversion of indebtedness and in lieu of accrued interest and the shares issued upon exercise of warrants in this registration statement.
Selling Shareholders’ Registration Rights
     We have agreed to file this registration statement within 60 days of the completion of our initial public offering to provide for the resale of our common stock issuable upon conversion of our promissory notes, including interest on such notes, convertible debentures, convertible bridge notes and upon exercise of certain of our outstanding warrants. Such registration will be effected at our expense.
     Our registration of the shares does not necessarily mean that the selling shareholders will sell all or any of the shares covered by this prospectus.

PLAN OF DISTRIBUTION
     The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
     The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.
     The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of any warrants by payment of cash, however, we will receive the exercise price of the warrants.
     The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
     The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
     To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
     We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or Rule 144 under the Securities Act, or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.
     As noted above, certain of the shares covered by this prospectus are subject to lock-up agreements and certain shares covered by this prospectus are subject to an escrow agreement. Further information regarding the limitations on resale imposed by such agreements, please review “Selling Shareholders – Lock-up Agreements” and “Selling Shareholders – Escrow Agreement.”
LEGAL MATTERS
     The validity of the shares of common stock offered by this prospectus and other legal matters will be passed upon for us by Briggs and Morgan, Professional Association, Minneapolis, Minnesota.

EXPERTS
     The audited financial statements of Wireless Ronin Technologies, Inc. as of December 31, 2005 and 2004 and for the years then ended, included herein and in the registration statement have been audited by Virchow, Krause & Company, LLP, independent registered public accounting firm. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission for the shares offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Statements in this prospectus as to the contents of any contract, agreement or other document referred to are materially complete. We are also required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.
     You may read and copy all or any portion of the registration statement or any reports, statements or other information that we file at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Securities and Exchange Commission filings, including the registration statement, are also available to you on the Securities and Exchange Commission’s web site http://www.sec.gov.

WIRELESS RONIN® TECHNOLOGIES, INC.
FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004 (AUDITED)
AND THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 (UNAUDITED)

The Board of Directors and Shareholders
Wireless Ronin® Technologies, Inc.
Eden Prairie, Minnesota
      We have audited the accompanying balance sheets of Wireless Ronin® Technologies, Inc. as of December 31, 2005 and 2004, and the related statements of operations, shareholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wireless Ronin® Technologies, Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.
      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has suffered recurring losses and negative cash flows from operating activities and requires additional working capital to support future operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Virchow, Krause & Company, LLP
Minneapolis, Minnesota
March 30, 2006 (except Note R, for which the date is August 28, 2006)

WIRELESS RONIN® TECHNOLOGIES, INC.
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004 AND SEPTEMBER 30, 2006

	December 31,	December 31,	September 30,
	2005	2004	2006

			(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$134,587	$99,644	$357,317
Accounts receivable, net	216,380	27,548	474,355
Inventories	391,503	211,228	276,892
Prepaid expenses and other current assets	25,717	26,504	37,946

Total current assets	768,187	364,924	1,146,510

PROPERTY AND EQUIPMENT, net	384,221	302,429	526,227

OTHER ASSETS
Deferred financing costs, net	143,172	20,139	533,642
Other assets	17,591	14,106	377,559

	160,763	34,245	911,201

TOTAL ASSETS	$1,313,171	$701,598	$2,583,938

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Bank lines of credit and notes payable	$844,599	$450,000	$4,429,575
Short-term notes payable — related parties	64,605	—	—
Current maturities of long-term obligations	1,402,616	1,702,917	738,792
Current maturities of long-term obligations — related parties	3,000,000	47,300	3,000,000
Accounts payable	306,528	167,528	754,937
Deferred revenue	1,087,426	1,080,833	86,822
Accrued liabilities	544,704	551,044	900,174

Total current liabilities	7,250,478	3,999,622	9,910,300
LONG-TERM LIABILITIES
Notes payable, less current maturities	970,861	747,563	978,559
Notes payable — related parties, less current maturities	697,300	650,000	697,300

Total long-term liabilities	1,668,161	1,397,563	1,675,859

Total liabilities	8,918,639	5,397,185	11,586,159

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ DEFICIT
Capital stock, $0.01 par value, 66,666,666 shares authorized
Preferred stock, 16,666,666 shares authorized, no shares issued and outstanding at December 31, 2005 and 2004 and September 30, 2006	—	—	—
Common stock, 50,000,000 shares authorized; 784,037, 583,659, and 874,368 shares issued and outstanding at December 31, 2005 and 2004 and September 30, 2006, respectively	7,840	5,837	8,743
Additional paid-in capital	11,032,668	9,154,627	15,953,297
Accumulated deficit	(18,645,976)	(13,856,051)	(24,964,261)

Total shareholders’ deficit	(7,605,468)	(4,695,587)	(9,002,221)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$1,313,171	$701,598	$2,583,938

See accompanying Notes to Financial Statements.

WIRELESS RONIN® TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2005 AND 2004 AND NINE MONTH PERIODS ENDED
SEPTEMBER 30, 2006 AND 2005

			Nine Months Ended
	Year Ended	Year Ended
	December 31,	December 31,	September 30,	September 30,
	2005	2004	2006	2005

			(Unaudited)	(Unaudited)
Sales
Hardware	$576,566	$847,859	$963,550	$456,299
Software	66,572	83,918	841,246	49,801
Services and other	67,078	142,213	112,618	36,355

Total sales	710,216	1,073,990	1,917,414	542,455
Cost of sales
Hardware	517,503	892,217	705,769	369,617
Software	—	—	—	825
Services and other	32,156	136,855	59,495	24,141
Inventory lower of cost or market adjustment	390,247	—	—	—

Total cost of sales	939,906	1,029,072	765,264	394,583

Gross profit (loss)	(229,690)	44,918	1,152,150	147,872
Operating expenses
Sales and marketing expenses	1,198,629	594,085	1,057,790	922,432
Research and development expenses	881,515	687,398	623,883	678,255
General and administrative expenses	1,690,601	1,574,372	2,482,784	1,208,469

Total operating expenses	3,770,745	2,855,855	4,164,457	2,809,156

Operating loss	(4,000,435)	(2,810,937)	(3,012,307)	(2,661,284)
Other income (expenses)
Interest expense	(804,665)	(525,546)	(3,316,774)	(674,108)
Interest income	1,375	1,425	8,834	1,330
Other	13,800	(4,312)	1,962	17,853

	(789,490)	(528,433)	(3,305,978)	(654,925)

Net loss	$(4,789,925)	$(3,339,370)	$(6,318,285)	$(3,316,209)

Basic and diluted loss per common share	$(7.18)	$(6.87)	$(7.79)	$(5.18)

Weighted average basic and diluted shares outstanding	666,712	486,170	811,174	640,650

See accompanying Notes to Financial Statements.

WIRELESS RONIN® TECHNOLOGIES, INC.
STATEMENTS OF SHAREHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2005 AND 2004 AND NINE MONTHS ENDED
SEPTEMBER 30, 2006

	Common Stock		Additional		Total
			Paid-In	Accumulated	Shareholders’
	Shares	Par Value	Capital	Deficit	Deficit

Balances at December 31, 2003	503,067	$5,031	$8,889,260	$(10,516,681)	$(1,622,390)
Common stock issued for:
Notes payable at $1.80 per share	68,593	686	122,804	—	123,490
Deferred financing costs at $1.80 per share	11,111	111	19,889	—	20,000
Warrants issued to related parties for:
Notes payable	—	—	10,769	—	10,769
Services	—	—	6,054	—	6,054
Warrants issued for:
Notes payable	—	—	45,303	—	45,303
Services	—	—	50,557	—	50,557
Conversion of note payable into common stock	888	9	9,991	—	10,000
Net loss	—	—	—	(3,339,370)	(3,339,370)

Balances at December 31, 2004	583,659	$5,837	$9,154,627	$(13,856,051)	$(4,695,587)

See accompanying Notes to Financial Statements.

WIRELESS RONIN® TECHNOLOGIES, INC.
STATEMENTS OF SHAREHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2005 AND 2004 AND NINE MONTHS ENDED
SEPTEMBER 30, 2006

	Common Stock		Additional		Total
			Paid-In	Accumulated	Shareholders’
	Shares	Par Value	Capital	Deficit	Deficit

Balances at December 31, 2004	583,659	$5,837	$9,154,627	$(13,856,051)	$(4,695,587)
Sales of equity instruments for cash consideration:
Equity units sold at $9.00 per unit	113,884	1,139	1,023,861	—	1,025,000
Common stock sold at $9.00 per share	9,998	100	89,900	—	90,000
Common stock sold at $4.50 per share	22,222	222	99,778	—	100,000
Common stock issued to related parties for:
Short-term notes payable to related parties at $2.19 per share	33,332	333	72,799	—	73,132
Payment of accrued interest to related party at $9.00 per share	19,443	194	174,806	—	175,000
Common stock issued for:
Services at $1.80 per share	833	8	1,492	—	1,500
Services at $9.00 per share	666	7	5,993	—	6,000
Warrants issued to related parties for:
Short-term notes payable — related parties	—	—	65,925	—	65,925
Notes payable — related parties	—	—	33,954	—	33,954
Short-term borrowings — related parties	—	—	115,628	—	115,628
Deferred financing costs — related party	—	—	28,479	—	28,479
Warrants issued for:
Short-term notes payable	—	—	12,465	—	12,465
Notes payable	—	—	48,409	—	48,409
Deferred financing costs	—	—	25,782	—	25,782
Services	—	—	78,770	—	78,770
Net loss	—	—	—	(4,789,925)	(4,789,925)

Balances at December 31, 2005	784,037	$7,840	$11,032,668	$(18,645,976)	$(7,605,468)

See accompanying Notes to Financial Statements.

WIRELESS RONIN® TECHNOLOGIES, INC.
STATEMENTS OF SHAREHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2005 AND 2004 AND NINE MONTHS ENDED
SEPTEMBER 30, 2006

	Common Stock		Additional		Total
			Paid-In	Accumulated	Shareholders’
	Shares	Par Value	Capital	Deficit	Deficit

Balances at December 31, 2005	784,037	$7,840	$11,032,668	$(18,645,976)	$(7,605,468)
Stock issued to related parties for:
Interest expense to related party at $9.00 per share (unaudited)	24,999	250	224,750	—	225,000
Stock issued to related parties for short-term notes payable (unaudited)	45,332	453	202,192	—	202,645
Stock issued for short-term notes payable (unaudited)	20,000	200	58,662	—	58,862
Warrants issued to related parties for:
Short-term notes payable — related parties (unaudited)	—	—	268,872	—	268,872
Deferred issuance costs — related parties (unaudited)	—	—	39,499	—	39,499
Warrants issued for:
Notes payable (unaudited)	—	—	18,697	—	18,697
Bridge notes (unaudited)	—	—	1,893,500	—	1,893,500
Compensation expense (unaudited)	—	—	335,233	—	335,233
Directors (unaudited)	—	—	205,049	—	205,049
Beneficial conversion of short-term notes payable (unaudited)	—	—	1,593,049	—	1,593,049
Repricing of warrants (unaudited)	—	—	81,126	—	81,126
Net loss (unaudited)	—	—	—	(6,318,285)	(6,318,285)

Balances at September 30, 2006 (unaudited)	874,368	$8,743	$15,953,297	$(24,964,261)	$(9,002,221)

See accompanying Notes to Financial Statements.

WIRELESS RONIN® TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005 AND 2004 AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2006 AND 2005

			Nine Months Ended
	Year Ended	Year Ended
	December 31,	December 31,	September 30,	September 30,
	2005	2004	2006	2005

			(Unaudited)	(Unaudited)
Net loss	$(4,789,925)	$(3,339,370)	$(6,318,285)	$(3,316,209)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	151,830	50,060	629,588	126,169
Loss on disposal of property and equipment	7,355	4,595	—	—
Allowance for doubtful receivables	2,500	—	21,000	2,500
Inventory lower of cost or market adjustment	390,247	—	—	—
Debt discount amortization	63,647	177,974	1,392,553	56,584
Debt discount amortization — related party	153,245	33,070	646,411	149,582
Common stock issued for interest expense — related party	175,000	—	225,000	100,000
Common stock issued for services	7,500	—	—	1,500
Issuance of warrants for services	78,770	56,611	—	67,379
Issuance of warrants as compensation expense	—	—	540,282	—
Repricing of warrants	—	—	81,126	—
Change in assets and liabilities
Accounts receivable	(191,332)	(5,368)	(278,975)	(76,133)
Inventories	(52,289)	(75,062)	111,756	(61,352)
Prepaid expenses and other current assets	787	(26,504)	(12,229)	240
Other assets	(3,485)	(9,140)	(4,995)	(7,210)
Accounts payable	154,000	(6,524)	503,409	18,000
Deferred revenue	6,593	1,080,833	(1,000,604)	(3,115)
Accrued liabilities	460,683	571,554	423,522	105,349

Net cash used in operating activities	(3,384,874)	(1,487,271)	(3,040,441)	(2,836,716)
See accompanying Notes to Financial Statements.

WIRELESS RONIN® TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005 AND 2004 AND NINE MONTH PERIODS ENDED
SEPTEMBER 30, 2006 AND 2005

			Nine Months Ended
	Year Ended	Year Ended
	December 31,	December 31,	September 30,	September 30,
	2005	2004	2006	2005

			(Unaudited)	(Unaudited)
Cash flows used in investing activities
Purchases of property and equipment	(272,114)	(257,634)	(280,311)	(218,779)

Net cash used in investing activities	(272,114)	(257,634)	(280,311)	(218,779)
Cash flows provided by financing activities
Net proceeds from bank lines of credit and short-term notes payable	400,000	450,000	4,825,000	(150,000)
Payment for deferred financing costs	(100,000)	—	(864,509)	(100,000)
Payment for prepaid offering costs	—	—	(354,973)	—
Net proceeds from short-term notes payable — related parties	200,000	—	400,000	133,805
Proceeds from long-term notes payable	—	1,634,740	195,300	—
Proceeds from long-term notes payable — related parties	3,000,000	113,750	—	3,000,000
Payments on long-term notes payable	(1,023,069)	(372,653)	(657,336)	(748,787)
Proceeds from issuance of common stock and equity units	1,215,000	—	—	1,215,000

Net cash provided by financing activities	3,691,931	1,825,837	3,543,482	3,350,018

INCREASE IN CASH AND CASH EQUIVALENTS	34,943	80,932	222,730	294,523
Cash and cash equivalents at beginning of period	99,644	18,712	134,587	99,644

Cash and cash equivalents at end of period	$134,587	$99,644	$357,317	$394,167

See accompanying Notes to Financial Statements.

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED)
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business and Operations

Overview
      Wireless Ronin Technologies, Inc. (the Company) is a Minnesota corporation that has designed and developed application-specific wireless business solutions.
      The Company provides dynamic digital signage solutions targeting specific retail and service markets. The Company has designed and developed RoninCast, a proprietary content delivery system that manages, schedules and delivers digital content over a wireless or wired network. The solutions, the digital alternative to static signage, provide customers with a dynamic and interactive visual marketing system designed to enhance the way they advertise, market and deliver their messages to targeted audiences. The Company sells its products throughout North America.

Summary of Significant Accounting Policies
      A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1.	Revenue Recognition
      The Company recognizes revenue primarily from these sources:

•	Technology license and royalties

•	Product and software license sales

•	Content development services

•	Training and implementation

•	Maintenance and support contracts
      The Company applies the provisions of Statement of Position (“SOP”) 97-2, “Software Revenue Recognition,” as amended by SOP 98-9 “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions” to all transactions involving the sale of software license. In the event of a multiple element arrangement, the Company evaluates if each element represents a separate unit of accounting taking into account all factors following the guidelines set forth in Emerging Issues Task Force Issue No. 00-21 (“EITF 00-21”) “Revenue Arrangements with Multiple Deliverables”. The Company recognizes revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) the ability to collect is reasonably assured.
      Multiple-Element Arrangements — The Company enters into arrangements with customers that include a combination of software products, system hardware, maintenance and support, or installation and training services. The Company allocates the total arrangement fee among the various elements of the arrangement based on the relative fair value of each of the undelivered elements determined by vendor-specific objective evidence (VSOE). The fair value of maintenance and support services is based upon the renewal rate for continued service arrangements. The fair value of installation and training services is established based upon pricing for the services. The Company has determined that it does not have VSOE

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

1.	Revenue Recognition — (Continued)
for its technology licenses. In software arrangements for which the Company does not have VSOE of fair value for all elements, revenue is deferred until the earlier of when VSOE is determined for the undelivered elements (residual method) or when all elements for which the Company does not have VSOE of fair value have been delivered.

Software and technology license sales
      Software is delivered to customers electronically or on a CD-ROM, and license files are delivered electronically. The Company assesses whether the fee is fixed or determinable based on the payment terms associated with the transaction. Standard payment terms are generally less than 90 days. In instances where payments are subject to extended payment terms, revenue is deferred until payments become due. The Company assesses collectibility based on a number of factors, including the customer’s past payment history and its current creditworthiness. If it is determined that collection of a fee is not reasonably assured, the Company defers the revenue and recognizes it at the time collection becomes reasonably assured, which is generally upon receipt of cash payment. If an acceptance period is required, revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period.

Product sales
      The Company recognizes revenue on product sales generally upon delivery of the product to the customer. Shipping charges billed to customers are included in sales and the related shipping costs are included in cost of sales.

Professional service revenue
      Included in professional service revenues are revenues derived from implementation, maintenance and support contracts, content development and training. The majority of consulting and implementation services and accompanying agreements qualify for separate accounting. Implementation and content development services are bid either on a fixed-fee basis or on a time-and-materials basis. Substantially all of the Company’s contracts are on a time-and-materials basis. For time-and-materials contracts, the Company recognizes revenue as services are performed. For a fixed-fee contract, the Company recognizes revenue upon completion of specific contractual milestones or by using the percentage of completion method.
      Training revenue is recognized when training is provided.

Maintenance and support revenue
      Included in support services revenues are revenues derived from maintenance and support. Maintenance and support revenue is recognized ratably over the term of the maintenance contract, which is typically one year. Maintenance and support is renewable by the customer on an annual basis. Rates for maintenance and support, including subsequent renewal rates, are typically established based upon a specified percentage of net license fees as set forth in the arrangement.

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

2.	Cash and Cash Equivalents
      Cash equivalents consist of certificates of deposit and all other liquid investments with original maturities of three months or less when purchased. The Company maintains its cash balances in several financial institutions in Minnesota. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

3.	Accounts Receivable
      Accounts receivable are unsecured and stated at net realizable value and bad debts are accounted for using the allowance method. The Company performs credit evaluations of its customers’ financial condition on an as-needed basis and generally requires no collateral. Payment is generally due 90 days or less from the invoice date and accounts past due more than 90 days are individually analyzed for collectibility. In addition, an allowance is provided for other accounts when a significant pattern of uncollectibility has occurred based on historical experience and management’s evaluation of accounts receivable. When all collection efforts have been exhausted, the account is written off against the related allowance. The allowance for doubtful accounts was $2,500 and $0 and $23,500 at December 31, 2005, December 31, 2004, and September 30, 2006, respectively.

4.	Inventories
      The Company records inventories using the lower of cost or market on a first-in, first-out (FIFO) method. Inventories consist principally of finished goods, product components and software licenses. Inventory reserves are established to reflect slow-moving or obsolete products.

5.	Depreciation and Amortization
      Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over the estimated service lives, principally using straight-line methods. Leased equipment is depreciated over the term of the capital lease. Leasehold improvements are amortized over the shorter of the life of the improvement or the lease term, using the straight-line method. Intangible assets consist of deferred financing costs for fees paid related to the financing of the Company’s notes payable and are being amortized using the straight-line method over the term of the associated financing arrangement (which approximates the interest method).
      The estimated useful lives used to compute depreciation and amortization are as follows:

Property and equipment
Equipment	3-5 years
Demonstration equipment	3-5 years
Furniture and fixtures	7 years
Purchased software	3 years
Leased equipment	3 years
Leasehold improvements	5 years
Intangible assets
Deferred financing costs	1-5 years

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

5.	Depreciation and Amortization — (Continued)
      Depreciation expense was $120,602 and $49,393 for the years ended December 31, 2005 and December 31, 2004, respectively. Amortization expense related to the deferred financing costs was $31,228 and $667 for the years ended December 31, 2005 and December 31, 2004, respectively and is recorded as a component of interest expense.

6.	Advertising Costs
      Advertising costs are charged to operations when incurred. Advertising costs were $212,262 and $12,501 for the years ended December 31, 2005 and December 31, 2004, respectively.

7.	Software Development Costs
      Statement of Financial Accounting Standards (SFAS) No. 86 “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” requires certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Software development costs incurred beyond the establishment of technological feasibility have not been significant. No software development costs were capitalized during the years ended December 31, 2005 and 2004. Software development costs have been recorded as research and development expense.

8.	Basic and Diluted Loss per Common Share
      Basic and diluted loss per common share for all periods presented is computed using the weighted average number of common shares outstanding. Basic weighted average shares outstanding include only outstanding common shares. Shares reserved for outstanding stock warrants and convertible notes are not considered because the impact of the incremental shares is antidilutive.

9.	Deferred Income Taxes
      Deferred income taxes are recognized in the financial statements for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from net operating losses, reserves for uncollectible accounts receivables and inventory, differences in depreciation methods, and accrued expenses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

10.	Accounting for Stock-Based Compensation
      In the first quarter of 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS 123R), which revises SFAS 123, “Accounting for Stock-Based Compensation” (SFAS 123) and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). SFAS 123R requires that share-based payment transactions with employees be recognized in the financial statements based on their fair value and recognized as compensation expense over the vesting period. Prior to SFAS 123R the Company disclosed

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

10.	Accounting for Stock-Based Compensation — (Continued)
the pro forma effects of SFAS 123 under the minimum value method. The Company adopted SFAS 123R effective January 1, 2006, prospectively for new equity awards issued subsequent to January 1, 2006. The adoption of SFAS 123R for the nine months ended September 30, 2006 resulted in the recognition of stock-based compensation expense of $540,282. No tax benefit has been recorded due to the full valuation allowance on deferred tax assets that the Company has recorded.
      Prior to January 1, 2006, the Company accounted for employee stock-based compensation in accordance with provisions of APB 25, and Financial Accounting Standards Board Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation — an Interpretation of APB No. 25”, and complies with the disclosure provisions of SFAS 123 and SFAS No. 148, “Accounting for Stock-Based Compensation — Transaction and Disclosure” (SFAS 148). Under APB 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of our stock and the exercise price of the option. The Company amortized deferred stock-based compensation using the straight-line method over the vesting period.
      SFAS No. 123, as amended by SFAS No. 148, “Accounting for Stock Based Compensation — Transition and Disclosure” (SFAS No. 148), defines a fair value method of accounting for issuance of stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Pursuant to SFAS No. 123, companies were not required to adopt the fair value method of accounting for employee stock-based transactions. Companies were permitted to account for such transactions under APB 25, but were required to disclose in a note to the financial statements pro forma net loss and per share amounts as if a company had applied the fair methods prescribed by SFAS 123. The Company applied APB Opinion 25 and related interpretations in accounting for its stock awards granted to employees and directors and has complied with the disclosure requirements of SFAS 123 and SFAS 148.
      All stock awards granted by the Company have an exercise or purchase price equal to or above market value of the underlying common stock on the date of grant. Prior to the adoption for SFAS 123R, had compensation cost for the grants issued by the Company been determined based on the fair value at the grant dates for grants consistent with the fair value method of SFAS 123, the Company’s cash flows would have remained unchanged; however, net loss and loss per common share would have been reduced

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

10.	Accounting for Stock-Based Compensation — (Continued)
for the years ending December 31, 2005 and 2004 and for the nine months ended September 30, 2005 to the pro forma amounts indicated below:

			Nine Months
	Year Ended	Year Ended	Ended
	December 31,	December 31,	September 30,
	2005	2004	2005

			(Unaudited)
Net loss:
As reported	$(4,789,925)	$(3,339,370)	$(3,316,209)
Add: Employee compensation expense included in net loss	—	—	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(13,880)	(2,239)	(6,503)

Pro forma	$(4,803,805)	$(3,341,609)	$(3,322,712)

Basic and diluted loss per common share:
As reported	$(7.18)	$(6.87)	$(5.18)

Pro forma	$(7.21)	$(6.87)	$(5.19)

      For purposes of the pro forma calculations, the fair value of each award is estimated on the date of the grant using the Black-Scholes option-pricing model (minimum value method), assuming no expected dividends and the following assumptions:

	2005 Grants	2004 Grants	2006 Grants

Expected volatility factors	n/a	n/a	61.7%
Approximate risk free interest rates	5.0%	5.0%	5.0%
Expected lives	5 Years	5 Years	5 Years
      The determination of the fair value of all awards is based on the above assumptions. Because additional grants are expected to be made each year and forfeitures will occur when employees leave the Company, the above pro forma disclosures are not representative of pro forma effects on reported net income (loss) for future years. See Note N for more information regarding the Company’s stock-based compensation plans.
      The Company accounts for equity instruments issued for services and goods to non-employees under SFAS 123; EITF 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”; and EITF 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees”. Generally, the equity instruments issued for services and goods are for shares of the Company’s common stock or warrants to purchase shares of the Company’s common stock. These shares or warrants generally are fully-vested, nonforfeitable and exercisable at the date of grant and require no future performance commitment

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

10.	Accounting for Stock-Based Compensation — (Continued)
by the recipient. The Company expenses the fair market value of these securities over the period in which the related services are received.

11.	Fair Value of Financial Instruments
      SFAS No. 107 “Disclosures about Fair Value of Financial Instruments” (SFAS 107) requires disclosure of the estimated fair value of an entity’s financial instruments. Such disclosures, which pertain to the Company’s financial instruments, do not purport to represent the aggregate net fair value of the Company. The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximated fair value because of the short maturity of those instruments. The carrying value of notes payable approximates fair value based upon the Company’s expected borrowing rate, evaluation of risk factors for debt with similar remaining maturities and comparable risk.

12.	Registration Rights Agreements
      The Company has adopted EITF 05-4, “The Effect of Liquidated Damages Clause on a Freestanding Financial Instrument Subject to Issue No. 00-19”, View C to account for its registration rights agreements. The Company has entered into registration rights agreements in association with the issuance of common stock, debt and warrants. View C of EITF 05-4 takes the position that the registration rights should be accounted for separately from the financial instrument as the payoff of the financial instruments is not dependent on the payoff of the registration rights agreement, and according to DIG K-1, registration rights agreements and the financial instruments do not meet the combining criteria as they relate to different risks. The Financial Accounting Standards Board (Board) has postponed further discussion on EITF 05-4. Since the Board has not reached a consensus, the Company’s accounting for the registration rights may change when the Board reaches a consensus.

13.	Unaudited Interim Results
      The accompanying balance sheet as of September 30, 2006 and statements of operations for the nine months ended September 30, 2006 and 2005 and the statements of cash flows for the nine months ended September 30, 2006 and 2005, and the statement of shareholders’ deficit for the nine months ended September 30, 2006 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of the Company’s management, reflect all adjustments (consisting of normal recurring adjustments) considered necessary to present fairly the Company’s financial position as of September 30, 2006 and results of operations for the nine months ended September 30, 2006 and 2005 and the results of cash flows for the nine months ended September 30, 2006 and 2005. The financial data and other information disclosed in these notes to the financial statements relative to the nine month periods presented are unaudited. The results for the nine months ended September 30, 2006 are not necessarily indicative of the results to be expected for the year ending December 31, 2006 or any other interim period or for any other future year.

14.	Use of Estimates
      The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

14.	Use of Estimates — (Continued)
assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates of the Company are the allowance for doubtful accounts, inventory reserve, deferred tax assets, deferred revenue and depreciable lives and methods of property and equipment. Actual results could differ from those estimates.

15.	Recent Accounting Pronouncements
      In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004) (“SFAS 123R”), “Share-Based Payment”, that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R eliminates the ability to account for share-based compensation transactions using the intrinsic value method under APB 25, and generally would require instead that such transactions be accounted for using a fair-value-based method. SFAS 123R requires the use of an option pricing model for estimating fair value, which is amortized to expense over the service periods. In April 2005, the Securities and Exchange Commission amended the compliance dates for SFAS 123R. In accordance with this amendment, the Company adopted the requirements of SFAS 123R beginning January 1, 2006.
      In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4” (SFAS 151). SFAS 151 amends the guidance in Accounting Research Board (ARB) 43, Chapter 4, Inventory Pricing, (ARB 43) to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage. SFAS 151 requires those items be recognized as current period charges regardless of whether they meet the criterion of so abnormal which was the criterion specified in ARB 43. In addition, SFAS 151 requires that allocation of fixed production overhead to the cost of production be based on normal capacity of the production facilities. The Company adopted SFAS 151 effective January 1, 2006. The adoption of SFAS 151 did not have a significant effect on our financial statements.

16.	Going Concern
      The accompanying financial statements are prepared assuming the Company will continue as a going concern. During the years ended December 31, 2005 and 2004, the Company incurred operating losses of $4,000,435 and $2,810,937, respectively. During the years ended December 31, 2005 and 2004, the Company used cash totaling $3,384,874 and $1,487,271 in its operating activities, respectively. As of December 31, 2005, the Company had an accumulated deficit of $18,645,976 and total shareholders’ deficit of $7,605,468.
      Subsequent to December 31, 2005, the Company sold $5,749,031 principal amount of 12% convertible bridge notes and warrants to purchase 1,149,806 shares of common stock. Proceeds, which included cash of $4,825,000, are being used as working capital. In addition, the notes are payable on the earlier of March 2007 or thirty days following completion of an initial public offering. The notes are convertible and the warrants are exercisable at the lesser of $7.20 per share or, following the offering, at 80% of the price at

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

16.	Going Concern — (Continued)
which the Company’s stock is sold to the public. The Company also entered into agreements with the holders of $2,029,973 of convertible notes payable to provide for the automatic conversion thereof upon the Company’s public offering at the lesser of the exercise price stated in the note or 80% of the public offering price. Subsequent to December 31, 2005, the holder of a $3,000,000 principal amount convertible debenture has agreed to convert the debenture into common stock of the Company upon its completion of an initial public offering on or before September 30, 2006 (see note R for subsequent extension of the initial public offering date). Upon such conversion, the holder will be issued common shares equal to thirty percent of the Company’s common stock outstanding on a fully diluted basis, excluding shares issuable upon conversion of convertible notes and warrants issued in March, July and August 2006, and shares issued or issuable as a result of securities sold in a planned initial public offering.
      The Company is marketing its digital signage systems. The Company’s ability to continue as a going concern is dependent on it achieving profitability and generating cash flow to fund operations.
      The Company is targeting $17,000,000 in net proceeds from an initial public offering of the Company’s common stock. If the Company raises these proceeds and continued to operate at its current cost structure, it would have adequate cash for at least the next twelve months.
NOTE B — CONCENTRATION OF CREDIT RISK
      The Company maintains its cash balances with several financial institutions. At times, deposits may exceed federally insured limits.
      A significant portion of the Company’s revenues are derived from a few customers. Customers with greater than 10% of total sales are represented on the following table:

			Nine Months Ended
	Year Ended	Year Ended
	December 31,	December 31,	September 30,	September 30,
Customer	2005	2004	2006	2005

			(Unaudited)	(Unaudited)
A	10.0%	*	*	13.1%
B	*	61.4%	15.4%	*
C	*	21.4%	*	*
D	*	*	26.1%	*
E	*	*	16.5%	*
F	*	*	12.8%	*
G	*	*	*	11.6%
H	*	*	*	10.5%

	10.0%	82.8%	70.8%	35.2%

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE B — CONCENTRATION OF CREDIT RISK — (Continued)

*	Sales from this customer were less than 10% of total sales for the period reported.
      Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. Concentrations of credit risk with respect to trade receivables are limited due to the variety of customers comprising the Company’s customer base.
      A significant portion of the Company’s accounts receivable is concentrated with a few customers. Customers with greater than 10% of total accounts receivable are represented on the following table:

	December 31,	December 31,	September 30,	September 30,
Customer	2005	2004	2006	2005

			(Unaudited)	(Unaudited)
A	41.1%	*	*	*
B	30.8%	*	*	54.4%
C	14.3%	*	*	*
D	*	77.0%	*	*
E	*	14.8%	*	*
F	*	*	52.5%	*
G	*	*	22.3%	*
H	*	*	*	36.1%

	86.2%	91.8%	74.8%	90.5%

*	Accounts receivable from this customer were less than 10% of total accounts receivable for the period reported.
NOTE C — INVENTORIES
      Inventories consisted of the following:

	December 31,	December 31,	September 30,
	2005	2004	2006

			(Unaudited)
Finished goods	$143,483	$41,295	$106,457
Product components and supplies	248,020	48,878	170,435
Software licenses	—	121,055	—

	$391,503	$211,228	$276,892

      The Company purchased the above-referenced software licenses from an unrelated vendor for resale to its customers.
      During 2005, the Company recorded a lower of cost or market adjustment on certain finished goods, product components and software licenses. The Company recorded an expense of $390,247 related to this adjustment to cost of sales.

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE D — PROPERTY AND EQUIPMENT
      Property and equipment consisted of the following:

	December 31,	December 31,	September 30,
	2005	2004	2006

			(Unaudited)
Equipment	$139,953	$42,277	$156,555
Demonstration equipment	59,738	14,278	87,616
Furniture and fixtures	24,598	10,271	24,598
Purchased software	66,573	51,288	70,246
Leased equipment	180,756	180,756	381,965
Leasehold improvements	100,430	53,085	131,148

	572,048	351,955	852,128
Less: accumulated depreciation and amortization	(187,827)	(49,526)	(325,901)

	$384,221	$302,429	$526,227

NOTE E — OTHER ASSETS
      Other assets consisted of the following:

	December 31,	December 31,	September 30,
	2005	2004	2006

			(Unaudited)
Deferred financing costs, net	$143,172	$20,139	$533,642
Prepaid offering costs	—	—	354,973
Deposits	17,591	14,106	22,586

	$160,763	$34,245	$911,201

Deferred financing costs
      In December 2003, the Company engaged an investment banking firm to assist the Company in raising additional capital through the potential future issuance of the Company’s equity, debt or convertible securities. The firm helped secure a $3,000,000 convertible debenture for the Company and received a fee of $100,000 and 11,111 shares of the Company’s common stock, which were valued at $1.80 per share at the time of issuance. These costs are being amortized over the five year term of the convertible debenture as additional interest expense.
      During 2005, the Company issued a warrant for the purchase of 5,556 shares of the Company’s common stock at $9.00 per share to a related party for the guarantee of a bank line of credit. The fair value of the warrant granted was calculated at $28,479 using the Black-Scholes model. The following assumptions were used to calculate the value of the warrant: dividend yield of 0%, risk-free interest rate of 5%, expected life equal to the contractual life of five years, and volatility of 61.718%. These costs are being amortized over the one year term of the line of credit as additional interest expense.
      During 2005, the Company issued a warrant for the purchase of 6,945 shares of the Company’s common stock at $9.00 per share to an employee for the guarantee of a bank line of credit. The fair value

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE E — OTHER ASSETS — (Continued)
of the warrant granted was calculated at $25,782 using the Black-Scholes model. The following assumptions were used to calculate the value of the warrant: dividend yield of 0%, risk-free interest rate of 5%, expected life equal to the contractual life of five years, and volatility of 61.718%. These costs are being amortized over the one year term of the line of credit as additional interest expense.
      In March 2006, the Company issued additional short-term debt borrowings in connection with the Company’s planned initial public offering of its common stock. The Company incurred $505,202 of professional fees, commissions and other expenses in connection with the borrowings. The Company capitalized these costs and is amortizing them over the one year period of the notes as additional interest expense.
      During July and through August 25, 2006, the Company issued additional short-term debt borrowings in connection with the Company’s planned initial public offering of its common stock. The borrowings are due in March 2007, or 30 days following the closing of the initial public offering of the Company’s stock. The Company incurred $339,307 of professional fees, commissions and other expenses in connection with the borrowings. The Company capitalized these costs and is amortizing them over the term of the notes as additional interest expense.

Prepaid offering costs
      During 2006, the Company incurred $354,973 of professional and other expenses in connection with the Company’s planned initial public offering of its common stock. The Company capitalized these costs in other assets and will record them in additional paid in capital against the proceeds of the offering when completed.
NOTE F — BANK LINES OF CREDIT AND NOTES PAYABLE
      Bank lines of credit and notes payable consisted of the following:

	December 31,	December 31,	September 30,
	2005	2004	2006

			(Unaudited)
Lines of credit — bank	$750,000	$300,000	$750,000
Short-term note payable — shareholder	94,599	—	107,500
Bridge notes payable	—	—	3,572,075
Short-term note payable — bank	—	150,000	—

	$844,599	$450,000	$4,429,575

Lines of credit — bank
      During 2005 and 2004, the Company entered into three unsecured revolving line of credit financing agreements with a bank that provide aggregate borrowings of up to $750,000. These agreements expire at varying times during 2006. The lines are unsecured with unlimited personal guarantees of three shareholders. Interest is payable monthly at 1.5% over the bank’s base rate (effective rate of 8.25% at December 31, 2005).

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE F — BANK LINES OF CREDIT AND NOTES PAYABLE — (Continued)

Short-term note payable — shareholder
      During 2005, the Company entered into a short-term note payable to a shareholder that provided for borrowings of $100,000. The agreement requires interest payments of 10% at maturity. The note matured in February 2006. As consideration for the note, the shareholder received a warrant to purchase 2,778 shares of the Company’s common stock at $9.00 per share within five years of the note agreement date. The fair value of the warrant granted was calculated at $12,465 using the Black-Scholes model. The following assumptions were used to calculate the value of the warrant: dividend yield of 0%, risk-free interest rate of 5%, expected life equal to the contractual life of five years, and volatility of 61.718%. The Company reduced the carrying value of the notes by amortizing the fair value of warrants granted in connection with the note payable over the original term of the note as additional interest expense. The remaining debt discount to be amortized was $5,401 at December 31, 2005.
      In January 2006, the Company extended the note payable plus accrued interest and penalty of $7,500. The extended note provides for monthly interest at 10% and matures in September 2006. As consideration for extending the note, the Company issued the note holder the right to convert amounts outstanding under the note into shares of the Company’s common stock at a conversion rate equal to 80% of the public offering price of the Company’s common stock in the event of a public offering. The Company must complete the initial public offering of the Company’s stock by September 30, 2006 or the note will revert to its prior terms (see note R for subsequent extension of the initial public offering date). The issuance of equity securities will not take place unless the Company completes the initial public offering of its common stock and the note holder elects to convert the note into shares of common stock. As a result, according to SFAS #84, the Company will record the inducement to convert debt if and when the debt is converted into common stock. If the debt is not converted into common stock, there will be no expense.

Bridge notes payable
      In March 2006, the Company received an additional $2,775,000 proceeds from additional short-term debt borrowings and issuance of warrants to purchase 555,000 shares of common stock. The notes are convertible and the warrants exercisable into common stock of the Company at the option of the lenders at $7.20 per share until the Company completes the initial public offering of its common stock. After the initial public offering, the exercise price will be 80% of the price at which the Company’s stock is sold to the public. Interest is payable at 12% at maturity of the notes. The notes mature one year from the date of issuance, or 30 days following the closing of the initial public offering of the Company’s common stock. The fair value of the warrants granted was calculated at $923,428 using the Black-Scholes model. The following assumptions were used to calculate the value of the warrant: dividend yield of 0%, risk-free interest rate of 5%, expected life equal to the contractual life of five years, and volatility of 61.718%. The Company reduced the carrying value of the notes by amortizing the fair value of warrants granted in connection with the note payable over the original term of the notes as additional interest expense. The Company determined that there was a beneficial conversion feature of $749,991 at the date of issuance which was recorded as debt discount at date of issuance and will be amortized into interest expense over the original term of the notes. The remaining debt discount to be amortized was $741,543 at September 30, 2006. If the conversion price of the bridge notes payable after the Company completes the initial public offering of its common stock is lower than the stated conversion price of $7.20 per share, the Company may be required to record an additional amount related to the beneficial conversion feature for the difference between the stated conversion price and the conversion price upon completion of an IPO.

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE F — BANK LINES OF CREDIT AND NOTES PAYABLE — (Continued)
      During July and through August 25, 2006, the Company sold an additional $2,974,031 principal amount of 12% convertible notes along with 20,000 shares of common stock and warrants to purchase 594,806 shares of common stock. The convertible notes comprised of the following:

Amount

Cash proceeds	$2,050,000
Conversion of short-term notes payable to related parties (note G)	600,000
Conversion of long-term convertible bridge notes payable (note J)	200,000
Accrued interest	69,031
Accounts payable	55,000

Long-term portion	$2,974,031

      Cash proceeds are being used as working capital. The notes are convertible and the warrants exercisable into common stock of the Company at the option of the lenders at of $7.20 per share until the Company completes the initial public offering of its common stock. After the initial public offering, the exercise price will be 80% of the price at which the Company’s stock is sold to the public. Interest is payable at 12% at maturity of the notes. The notes mature in March 2007, or 30 days following the closing of the initial public offering of the Company’s common stock. The fair value of the stock was issued was calculated at $58,862. The fair value of the warrants granted was calculated at $970,072 using the Black-Scholes model. The following assumptions were used to calculate the value of the warrant: dividend yield of 0%, risk-free interest rate of 5%, expected life equal to the contractual life of five years, and volatility of 61.718%. The Company reduced the carrying value of the notes by amortizing the fair value of stock and warrants granted in connection with the note payable over the original term of the notes as additional interest expense. The Company determined that there was a beneficial conversion feature of $843,057 at the date of issuance which was recorded as debt discount at date of issuance and will be amortized into interest expense over the original term of the notes. The remaining debt discount to be amortized was $1,435,413 at September 30, 2006. If the conversion price of the bridge notes payable after the Company completes the initial public offering of its common stock is lower than the stated conversion price of $7.20 per share, the Company may be required to record an additional amount related to the beneficial conversion feature for the difference between the stated conversion price and the conversion price upon completion of an IPO.

Short-term note payable — bank
      During 2004, the Company entered into a short-term note payable with a financial institution that provided for borrowings of $150,000. The agreement required monthly interest payments at 7%. The note was repaid in January 2005.
NOTE G — SHORT-TERM NOTES PAYABLE — RELATED PARTIES

Short-term notes payable — related parties
      During 2005, the Company entered into two short-term notes payable with different related parties. The agreements provide for aggregate borrowings of up to $600,000. As of December 31, 2005, $200,000 had been received on these notes. The remaining $400,000 was received in January and February 2006.

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE G — SHORT-TERM NOTES PAYABLE — RELATED PARTIES — (Continued)
These agreements matured in March 2006 and were subsequently extended through July 2006. Interest is payable monthly at 10%.
      As consideration for entering into the agreements, the related parties received a total of 33,332 shares of the Company’s common stock valued at $240,000 and warrants to purchase 50,000 shares of the Company’s common stock at $6.30 per share within five years of the note agreement date. The Company valued the common stock at $7.20 per share based on the current offering price of the stock at the date of issuance. The fair value of the warrants granted was calculated at $216,349 using the Black-Scholes model. The following assumptions were used to calculate the value of the warrant: dividend yield of 0%, risk-free interest rate of 5%, expected life equal to the contractual life of six years, and volatility of 61.718%. The Company allocated the value of the warrants and common stock based on the debts based on their relative fair value as the debt proceeds are received.
      The Company reduced the carrying value of the notes by amortizing the fair value of common stock and warrants granted in connection with the notes payable over the term of each original note as additional interest expense. The remaining debt discount to be amortized was $135,395 at December 31, 2005.
      In March and June 2006, the Company extended these notes. They provided for monthly interest at 10% and matured in July 2006. As consideration for extending the notes, the Company issued 45,332 shares of the Company’s common stock valued at $4.50 per share and six year warrants to purchase 50,000 shares of the Company’s common stock at $6.30 per share. In accordance with EITF 96-19, the Company determined there was a significant modification to the debt. As a result, the Company determined there was a loss on these debt modifications aggregating $367,153 which has been included as interest expenses for the nine months ended September 30, 2006.
      During July 2006, the related parties converted the notes and the interest accrued to date into convertible bridge notes (see note F).

Short-term borrowings — related parties
      During 2005 and 2006, the Company borrowed funds from two related parties to fund short-term cash needs. The Company agreed to assign and sell certain receivables to the related parties in exchange for these short-term borrowings. The related parties may limit their purchases to receivables arising from sales to any one customer or a portion of the net amount of the receivable. The Company has granted a continuing security interest in all receivables purchased under the agreement. This agreement expires on May 23, 2007, but automatically renews from year-to-year unless terminated by the Company upon at least 60 days prior written notice. Each related party has the right to terminate the agreement at any time by giving the Company 60 days prior written notice. These transactions were accounted for as sales and as a result the related receivables have been excluded from the accompanying balance sheets. The agreement underlying the sale of receivables contains provisions that indicate the Company is not responsible for end-user customer payment defaults on sold receivables. The borrowings are due when those accounts receivables are paid and require interest payments at twice the prime rate (14.5% and 16.5% at December 31, 2005 and at September 30, 2006, respectively).
      The Company issued the related parties warrants to purchase 39,492 shares of the Company’s common stock at $9.00 per share within five years from the advance date. The fair value of the warrants granted was calculated at $155,127 using the Black-Scholes model. The following assumptions were used

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE G — SHORT-TERM NOTES PAYABLE — RELATED PARTIES — (Continued)
to calculate the value of the warrant: dividend yield of 0%, risk-free interest rate of 5%, expected life equal to the contractual life of five years, and volatility of 61.718%. Since the advances are due upon payment of accounts receivable, the Company expensed the value of the warrants on the date of issuance.
      There were no amounts due under these borrowings as of December 31, 2005 and September 30, 2006. During the year ended December 31, 2005, the Company borrowed and repaid $431,208 pursuant to this agreement. During the nine months ended September 30, 2006, the Company borrowed and repaid $149,216 pursuant to this agreement. The net book value of the receivables sold was equal to the proceeds the Company borrowed and repaid.
NOTE H — DEFERRED REVENUE
      Deferred revenue consisted of the following:

	December 31,	December 31,	September 30,
	2005	2004	2006

			(Unaudited)
Gaming industry license	$500,000	$500,000	$—
Restaurant industry license	236,659	569,866	—
Customer deposits	332,236	5,185	54,952
Deferred maintenance	18,531	5,782	31,870

	$1,087,426	$1,080,833	$86,822

      During 2004, the Company signed a non-refundable licensing and sales agreement with a customer for $500,000. The agreement granted an exclusive two-year agreement for the customer to market the Company’s products in the gaming industry. The agreement also called for installation of $810,000 of the Company’s systems in the future. As of December 31, 2005, the Company had not met the system installation requirement discussed in the agreement and continued to defer revenue recognition until the systems were installed. The remaining deferred revenue was recognized during the nine months ended September 30, 2006 as a result of the Company meeting the $810,000 installation threshold.
      During 2004, the Company signed a licensing and sales agreement with a customer for $925,000. The agreement granted an exclusive perpetual agreement for the customer to market the Company’s products in the restaurant industry. The agreement also called for the future installation of 3,000 units of one on the Company’s products. Subsequent agreements require the Company to refund the customer for unsold units.
      The remaining deferred revenue was recognized during the nine months ended September 30, 2006 as a result of signing a new agreement with the customer in March 2006 calling for repayment of remaining uninstalled units and elimination of additional performance to the customer. See note payable to customer in Note J.

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE I — ACCRUED LIABILITIES
      Accrued liabilities consisted of the following:

	December 31,	December 31,	September 30,
	2005	2004	2006

			(Unaudited)
Interest	$380,798	$365,874	$757,368
Compensation	102,380	102,672	72,962
Deferred gain on sale leaseback	50,455	76,780	37,529
Sales tax and other	11,071	5,718	32,315

	$544,704	$551,044	$900,174

      During 2004, the Company entered into a sales leaseback transaction with certain of its property and equipment. The transaction resulted in a gain of $78,973. The Company has deferred this gain and will recognize the gain ratably over the three year term of the lease.
      During 2006, the Company entered into sales leaseback transactions with certain of its property and equipment. The transactions resulted in a gain of $8,480. The Company has deferred the gains and will recognize them ratably over the three year term of the leases.
NOTE J — LONG-TERM NOTES
      Long-term notes payable consisted of the following:

	December 31,	December 31,	September 30,
	2005	2004	2006

			(Unaudited)
Convertible bridge notes payable	$1,438,923	$1,543,325	$1,238,923
Non-convertible notes payable	221,273	587,019	137,481
Note payable to customer	384,525	168,750	107,629
Note payable to supplier	232,193	—	—
Capital lease obligations	96,563	151,386	233,318

	2,373,477	2,450,480	1,717,351
Less: current maturities	(1,402,616)	(1,702,917)	(738,792)

	$970,861	$747,563	$978,559

Convertible bridge notes payable
      The Company has issued bridge notes to individuals and corporations. The notes are unsecured and have varying repayment terms for principal and interest, with maturity dates through March 2010. Interest accrues at interest rates ranging from 8% to 16%. The notes are convertible at the discretion of the note holder, into shares of common stock as specified in each agreement, with a conversion rate of $9.00 per share or the current offering price, whichever is less. At December 31, 2005, notes payable totaling $1,438,923 were convertible into 159,891 shares of common stock. At December 31, 2004, notes payable totaling $1,543,325 were convertible into 171,492 shares of common stock.

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE J — LONG-TERM NOTES PAYABLE — (Continued)
      As consideration for entering into the agreements, the note holders also received shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock. As of December 31, 2005, the note holders had received a total of 103,659 shares of the Company’s common stock and warrants to purchase 208,209 shares of the Company’s common stock at $9.00 per share within terms ranging from two to five years from the note agreement date. The Company valued the common stock at $186,630 ($1.80 per share) based on an internal valuation of the Company’s common stock during July 2004 in the absence of stock transactions. The fair value of the warrants granted was calculated at $110,064 using the Black-Scholes model. The following assumptions were used to calculate the value of the warrant: dividend yield of 0%, risk-free interest rate of 5%, expected life equal to the contractual life of five years, and volatility of 61.718%.
      The Company reduced the carrying value of the notes by amortizing the fair value of common stock and warrants granted in connection with the notes payable over the term of each original note as additional interest expense. As of December 31, 2005, all of the convertible bridge notes payable have been extended to five year maturities without consideration. The remaining debt discount to be amortized was $0 and $8,175 at December 31, 2005 and 2004, respectively.
      In March 2006, the holders of convertible bridge notes totaling $1,238,923 agreed to convert their notes into shares of the Company’s common stock in the event of an initial public offering of the Company’s stock. The notes will convert at the lesser of the exercise price stated in the note or 80% of the initial public offering price. The Company must complete the initial public offering of the Company’s stock by September 30, 2006 or the notes will revert to their prior terms (see note R for subsequent extension of the initial public offering date). The issuance of equity securities will not take place unless the Company completes the initial public offering of its common stock and the note holder elects to convert the note into shares of common stock. As a result, according to SFAS #84, the Company will record the inducement to convert debt if and when the debt is converted into common stock. If the debt is not converted into common stock, there will be no expense.
      In August 2006, the holder of a convertible bridge note totaling $200,000 exchanged the note plus accrued interest for another convertible note (see note G).

Non-convertible notes payable
      The Company has various notes payable owed to individuals and corporations. The notes are unsecured and have varying repayment terms for principal and interest, with maturity dates through January 2008. Interest accrues at interest rates ranging from 8% to 12%.
      As consideration for the loans, the lenders received warrants to purchase shares of the Company’s common stock. As of December 31, 2005, the note holders received warrants to purchase 2,778 shares of the Company’s common stock at $13.50 per share exercisable within five years from the note agreement date. The fair value of the warrants granted was calculated at $673 using the Black-Scholes model. The following assumptions were used to calculate the value of the warrant: dividend yield of 0%, risk-free interest rate of 5%, expected life equal to the contractual life of five years, and volatility of 61.718%.
      The Company reduced the carrying value of the notes by amortizing the fair value of common stock and warrants granted in connection with the notes payable over the term of each original note as additional interest expense. As of December 31, 2005, all of the non-convertible notes payable has been extended to

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE J — LONG-TERM NOTES PAYABLE — (Continued)
maturities of terms ranging from one to five years without consideration. The remaining debt discount to be amortized was $0 at December 31, 2005 and 2004.

Note payable to customer
      In March 2006, the Company signed a note payable with the counterparty in its restaurant industry license agreement (see Note H) for repayment of $384,525 of fees the Company collected and had recorded as deferred revenue. The note is unsecured and has requires varying monthly payments, including interest at 10%. The note matures in December 2006.

Note payable to supplier
      The Company had a note payable owed to a supplier related to the purchase of inventories during 2005. The note was unsecured and required payments, including interest at 10%. The note was repaid in March 2006.

Capital Lease Obligations
      The Company leases certain equipment under two capital lease arrangements. The leases require monthly payments of approximately $6,100, including interest imputed at 7% to 16% through December 2007.
      Other information relating to capital lease equipment:

	December 31,	December 31,	September 30,
	2005	2004	2006

			(Unaudited)
Cost	$180,756	$180,756	$381,965
Less: accumulated amortization	(92,874)	(32,622)	(157,233)

Total	$87,882	$148,134	$224,732

      Amortization expense for capital lease assets was $60,252 and $26,987 for the years ended December 31, 2005 and December 31, 2004, respectively and is included in depreciation expense (see Note A.5).
      Future lease payments under the capital leases are as follows:

Year Ending December 31,	Amount

2006	$63,143
2007	48,319

Total payments	111,462
Less: portion representing interest	(14,899)

Principal portion	96,563
Less: current portion	(52,006)

Long-term portion	$44,557

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE J — LONG-TERM NOTES PAYABLE — (Continued)
      Future maturities of long-term notes payable, including capital lease obligations, are as follows:

Year Ending December 31,	Amount

2006	$1,402,616
2007	148,334
2008	9,027
2009	768,500
2010	45,000

Total	$2,373,477

NOTE K — LONG-TERM NOTES PAYABLE — RELATED PARTIES
      Long-term notes payable — related parties consisted of the following:

	December 31,	December 31,	September 30,
	2005	2004	2006

			(Unaudited)
Convertible debenture payable	$3,000,000	$—	$3,000,000
Convertible bridge notes payable	683,550	683,550	683,550
Non-convertible notes payable	13,750	13,750	13,750

	3,697,300	697,300	3,697,300
Less: current maturities	(3,000,000)	(47,300)	(3,000,000)

	$697,300	$650,000	$697,300

Convertible debenture payable
      During 2005, the Company entered into a five-year convertible debenture payable with a related party for $3,000,000 that matures on December 31, 2009. The note is unsecured and requires quarterly interest payments at 10%. Interest expense can be paid with cash or in shares of the Company’s common stock. The note holder has the option of converting the note into 30% of the then outstanding fully diluted shares of common stock. As of December 31, 2005, the note was convertible into 798,107 shares of the Company’s common stock. During 2005, the Company issued 19,445 shares of its common stock to pay $175,000 of interest expense. Since the number of shares to be received is contingent on the number of dilutive shares outstanding when the debt is converted, the Company will determine if there is a beneficial conversion feature when and if the debt is converted.
      The Company is also subject to certain non-financial covenants as specified in the note agreement. The Company was in violation with certain covenants requiring the Company to be current on all principal and interest payments for any debt of the Company. However, the Company has received a waiver for these violations through September 30, 2006. Since the waiver was effective only through September 30, 2006, the Company has recorded the note as a current liability as of December 31, 2005 and September 30, 2006.

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE K — LONG-TERM NOTES PAYABLE — RELATED PARTIES — (Continued)
      In March 2006, the holder of a $3,000,000 convertible debenture evidencing debt to a related party agreed to convert their debenture into 30% of the Company’s common stock on a fully diluted basis, excluding shares issuable upon conversion of convertible notes and warrants issued in March 2006 and shares issued or issuable as a result of securities sold in a planned initial public offering, prior to the anticipated initial public offering of the Company’s stock. If the Company does not complete the initial public offering of its stock by September 30, 2006, the debenture will be governed by its prior terms (see note R for subsequent extension of the initial public offering date).

Convertible bridge notes payable
      The Company has issued bridge notes to related parties. The notes are unsecured, accrue interest at 10% and have varying maturity dates through December 2009. The notes are convertible at the discretion of the note holder, into shares of common stock as specified in each agreement, with a conversion rate of $9.00 per share or the current offering price, whichever is less. At December 31, 2005 and 2004, notes payable totaling $683,550 were convertible into 75,956 shares of common stock.
      As consideration for the loans, the lenders received shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock. As of December 31, 2005, the note holders received a total of 36,106 shares of the Company’s common stock and warrants to purchase 82,895 shares of the Company’s common stock at $9.00 per share with terms ranging from two to five years from the note agreement date. The Company valued the common stock at $65,000 ($1.80 per share) based on an internal valuation of the Company’s common stock during July 2004 in the absence of stock transactions. The fair value of the warrant granted was calculated at $30,374 using the Black-Scholes model. The following assumptions were used to calculate the value of the warrant: dividend yield of 0%, risk-free interest rate of 5%, expected life equal to the contractual life of five years, and volatility of 61.718%.
      The Company reduced the carrying value of the notes by amortizing the fair value of common stock and warrants granted in connection with the notes payable over the term of each original note. As of December 31, 2004, all of the convertible bridge notes payable have been extended to five year maturities without consideration. The remaining debt discount to be amortized was $0 at both December 31, 2005 and 2004.
      In March 2006, the holders of convertible bridge notes totaling $683,550 agreed to convert their notes into shares of the Company’s common stock in the event of an initial public offering of the Company’s stock. The notes will convert at the lesser of the exercise price stated in the note or 80% of the initial public offering price. The Company must complete the initial public offering of the Company’s stock by September 30, 2006 or the notes will revert to their prior terms (see note R for subsequent extension of the initial public offering date). The Company will record a debt inducement expense if and when the initial public offering is completed.

Non-convertible notes payable
      The Company has issued a non-convertible note payable to a related party. The note is unsecured and requires quarterly interest payments at 10%. The note has a maturity date of December 2009.
      As consideration for the loan, the lender received a warrant to purchase 2,967 shares of the Company’s common stock at $9.00 per share within five years from the note agreement date. The fair value of the warrant granted was calculated at $1,071 using the Black-Scholes model. The following

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE K — LONG-TERM NOTES PAYABLE — RELATED PARTIES — (Continued)
assumptions were used to calculate the value of the warrant: dividend yield of 0%, risk-free interest rate of 5%, expected life equal to the contractual life of five years, and volatility of 61.718%.
      The Company reduced the carrying value of the notes by amortizing the fair value of the warrant granted in connection with the notes payable over the term of each original note as additional interest expense. As of December 31, 2004, the non-convertible note payable has been extended to a five year maturity without consideration. The remaining debt discount to be amortized was $0 at both December 31, 2005 and 2004.
      Future maturities of notes payable are as follows:

Year Ending December 31,	Amount

2006	$3,000,000
2007	—
2008	100,000
2009	563,750
2010	33,550

Total	$3,697,300

NOTE L — COMMITMENTS AND CONTINGENCIES

Operating Leases
      The Company leases storage and office space under a non-cancelable operating lease that requires monthly payments of $5,415 that escalate to $5,918 through November 2009. The lease also requires payments of real estate taxes and other operating expenses.
      The Company also leases equipment under a non-cancelable operating lease that requires monthly payments of $441 through December 2008.
      Rent expense under the operating leases was $98,179 and $55,849 for the years ended December 31, 2005 and December 31, 2004, respectively.
      Future minimum lease payments for operating leases are as follows:

Year Ending December 31,	Amount

2006	$70,458
2007	72,611
2008	74,727
2009	65,095

Total	$282,891

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE M — SHAREHOLDERS’ DEFICIT
      The Company has issued common stock purchase warrants to certain debt holders, contractors, and investors in exchange for their efforts to sustain the Company. The Company values the warrants using the Black-Scholes pricing model and they are recorded based on the reason for issuance.
      Warrants issued to non-employees during the years ended December 31, 2005 and December 31, 2004 were as follows:

	December 31, 2005		December 31, 2004

		Weighted		Weighted
		Average		Average
	Common Stock	Exercise	Common Stock	Exercise
	Warrants	Price	Warrants	Price

Outstanding at beginning of year	412,446	$9.57	131,765	$10.59
Granted	183,637	8.45	287,228	8.96
Exercised	—	—	—	—
Expired	(28,483)	3.38	(6,547)	8.83

Outstanding and exercisable at end of year	567,600	$9.25	412,446	$9.57

      As of December 31, 2005, the weighted average contractual life of the outstanding warrants was 3.69 years.
      The fair value of each warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions.

	2005	2004

Expected life	3-5 Years	5 Years
Dividend yield	0%	0%
Expected volatility	61.718%	61.718%
Risk-free interest rate	5.0%	5.0%
      The Company issued common stock purchase warrants pursuant to contractual agreements to certain non-employees. Warrants granted under these agreements are expensed when the related service or product is provided. Total expense recognized for non-employee granted warrants for interest expense and other services was $86,270 and $56,611 for the years ended December 31, 2005 and December 31, 2004, respectively.
      During 2005, the Company sold 113,889 equity units for $1,025,000. Each unit contained one share of stock and a warrant to purchase 25% of a share of the Company’s common stock. The warrants can be exercised within five years from the equity unit purchase date at an exercise price of $9.00 per share.
      As of December 31, 2005, the Company had employment agreements with three key employees. Under these agreements, upon a sale or merger transaction by the Company, the three employees will receive warrants to purchase 55,556 shares of the Company’s common stock with an exercise price of $9.00 per share for all three employees. These agreements expired March 31, 2006.
      In March 2006, the holders of convertible notes totaling $2,029,973 agreed to convert their notes into shares of the Company’s common stock in the event of an initial public offering of the Company’s stock. The notes will convert at the lesser of the exercise price stated in the note or 80% of the initial public

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE M — SHAREHOLDERS’ DEFICIT — (Continued)
offering price. The Company must complete the initial public offering of the Company’s stock by September 30, 2006 or the notes will revert to their prior terms (see note R for subsequent extension of the initial public offering date).
      In 2006, the Company issued 16,666 shares of common stock to the holder of a $3,000,000 convertible debenture in payment of interest due in the amount of $150,000.
NOTE N — STOCK-BASED COMPENSATION
      The Company has issued common stock warrants to employees as stock-based compensation. The Company values the warrants using the Black-Scholes pricing model. The warrants vested immediately and had exercise periods of five years.
      Warrants issued to employees during the years ended December 31, 2005 and December 31, 2004 were as follows:

	December 31, 2005		December 31, 2004

		Weighted		Weighted
	Common	Average	Common	Average
	Stock	Exercise	Stock	Exercise
	Warrants	Price	Warrants	Price

Outstanding at beginning of year	137,522	$3.08	34,444	$0.87
Granted	191,815	8.63	103,078	3.82
Exercised	—	—	—	—
Expired	—	—	—	—

Outstanding and exercisable at end of year	329,337	$6.31	137,522	$3.08

      Information with respect to employee common stock warrants outstanding and exercisable at December 31, 2005 is as follows:

	Warrants Outstanding
				Warrants Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Range of Exercise Prices	Outstanding	Life	Price	Exercisable	Price

$ 0.09-$ 2.16	47,222	2.57 Years	$0.13	47,222	$0.13
$ 2.25-$ 6.66	67,411	3.74 Years	2.25	67,411	2.25
$ 6.75-$ 8.91	119,445	4.12 Years	6.75	119,445	6.75
$ 9.00-$11.25	42,481	4.95 Years	9.24	42,481	9.24
$13.50-$22.50	52,778	5.16 Years	13.69	1,111	22.50

	329,337	4.09 Years	$6.31	277,670	$4.98

      During 2005, the Company issued warrants to employees to purchase 51,667 shares of the Company’s common stock at an exercise price of $13.50 per share. Also during 2005, the Company issued warrants to non-employees to purchase 51,667 shares of the Company’s common stock at an exercise price of

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE N — STOCK-BASED COMPENSATION — (Continued)
$13.50 per share. The exercise price was changed to $9.00 per share during March 2006. The Company recognized $81,126 of expense during 2006 related to the repricing of these warrants.
NOTE O — INCOME TAXES
      There is no current or deferred tax provision or benefit for the years ended December 31, 2005 and December 31, 2004.
      Temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and tax credit and operating loss carryforwards that create deferred tax assets and liabilities are as follows:

	2005	2004

Current asset:
Allowance for doubtful accounts	$1,000	$—
Property and equipment	(29,000)	(17,000)
Accrued expenses	14,000	17,000
Non-current asset:
Net operating loss carryforwards	6,203,000	4,265,000

Deferred tax asset	6,189,000	4,265,000
Less: valuation allowance	(6,189,000)	(4,265,000)

Net deferred tax asset	$—	$—

      Deferred tax liabilities and deferred tax assets reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The valuation allowance has been established due to the uncertainty of future taxable income, which is necessary to realize the benefits of the deferred tax assets. As of December 31, 2005, the Company had federal net operating loss (NOL) carryforwards of approximately $15,600,000, which will begin to expire in 2020. The Company also has various state net operating loss carryforwards for income tax purposes of $14,100,000, which will begin to expire in 2020. The utilization of a portion of the Company’s NOLs and carryforwards is subject to annual limitations under Internal Revenue Code Section 382. Subsequent equity changes could further limit the utilization of these NOLs and credit carryforwards.
      Realization of the NOL carryforwards and other deferred tax temporary differences are contingent on future taxable earnings. The deferred tax asset was reviewed for expected utilization using a “more likely than not” approach by assessing the available positive and negative evidence surrounding its recoverability. Accordingly, a full valuation allowance has been recorded against the Company’s deferred tax asset.

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE O — INCOME TAXES — (Continued)
      The components of income tax expense (benefit) consist of the following:

	Year Ended December 31,

	2005	2004

Income tax provision:
Deferred:
Federal	$(1,617,000)	$(1,135,000)
State	(307,000)	(216,000)
Change in valuation allowance	1,924,000	1,351,000

Total income tax expense (benefit)	$—	$—

      The Company will continue to assess and evaluate strategies that will enable the deferred tax asset, or portion there of, to be utilized, and will reduce the valuation allowance appropriately at such time when it is determined that the “more likely than not” criteria is satisfied.
      The Company’s provision for income taxes differs from the expected tax benefit amount computed by applying the statutory federal income tax rate of 34.0% to loss before taxes as a result of the following:

	Year Ended
	December 31,

	2005	2004

Federal statutory rate	(34.0)%	(34.0)%
State taxes	(6.5)	(6.5)
Other	0.3	0.0
Change in valuation allowance	40.2	40.5

	—%	—%

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE P — SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION

			Nine Months Ended
	Year Ended	Year Ended
	December 31,	December 31,	September 30,	September 30,
	2005	2004	2006	2005

			(Unaudited)	(Unaudited)
Cash paid for:
Interest	$424,329	$77,569	$427,200	$315,847
Noncash Investing and Financing Activities:
Common stock issued for notes payable
Related parties	$73,132	$—	$202,645	$—
Non-related parties	—	123,490	58,863	—
Warrants issued for notes payable
Related parties	99,879	45,303	268,872	33,954
Non-related parties	60,874	10,769	1,912,197	48,408
Stock and warrants issued for deferred financing costs
Related parties	28,479	—	—	—
Non-related parties	25,782	20,000	—	—
Conversion of accounts payable into long-term notes payable	15,000	43,500	55,000	15,000
Conversion of accounts payable into long-term notes payable — related party	—	33,550	—	—
Conversion of deferred revenue into long-term note payable	328,275	168,750	—	—
Conversion of accrued interest into long-term notes payable	112,423	—	76,531	90,000
Issuance of note payable in exchange for inventory	482,193	—	—	—
Long-term note payable converted into common stock	—	10,000	—	—
Non-cash purchase of fixed assets through capital lease	—	12,047	5,910	—
Non-cash deposit on capital lease	—	4,966	—	—
Beneficial conversion of short-term notes payable	—	—	1,593,048	—
NOTE Q — RELATED PARTY TRANSACTIONS
      The Company has outstanding convertible notes payable to related parties. Interest expense incurred to related parties was $296,898 and $70,569 for the years ended December 31, 2005 and December 31, 2004, respectively. At December 31, 2005 and December 31, 2004, the Company had unpaid interest to shareholders and warrant holders of $169,675 and $99,106, respectively.

WIRELESS RONIN® TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
(INFORMATION PERTAINING TO THE NINE MONTHS ENDED SEPTEMBER 30, 2006
AND 2005 IS UNAUDITED) — (Continued)
NOTE Q — RELATED PARTY TRANSACTIONS — (Continued)
      During 2005 and 2006, the Company borrowed funds from two related parties to fund short-term cash needs. The Company issued the related parties warrants to purchase 39,492 shares of the Company’s common stock at $9.00 per share within five years from the advance date. The fair value of the warrants granted was calculated at $155,127 using the Black-Scholes model. The following assumptions were used to calculate the value of the warrant: dividend yield of 0%, risk-free interest rate of 5%, expected life equal to the contractual life of five years, and volatility of 61.718%. See Note G.
      During 2004, two related parties guaranteed short-term notes of the Company payable to a bank and equipment lease finance company. The Company issued the related parties warrants to purchase 25,000 shares of the Company’s common stock at $13.50 per share within five years from the advance date. The fair value of the warrant granted was calculated at $6,054 using the Black-Scholes model. The following assumptions were used to calculate the value of the warrant: dividend yield of 0%, risk-free interest rate of 5%, expected life equal to the contractual life of five years, and volatility of 61.718%.
NOTE R — SUBSEQUENT EVENTS
      On April 14, 2006, at a Special Meeting of Shareholders of the Company, the shareholders approved a one-for-six reverse stock split of all outstanding common shares. On August 28, 2006, the Company’s Board of Directors approved a two-for-three reverse stock split of all outstanding common shares. All shares and per share information in the accompanying financial statements are restated to reflect the effect of these stock splits.
      During July 2006, the holders of convertible bridge notes payable agreed to extend the date for which the Company was required to complete the initial public offering of the Company’s common stock from September 30, 2006 to November 30, 2006.
      During August 2006, the holder of a $200,000 convertible bridge note payable (see note J) agreed to extend the maturity through August 25, 2006. On August 25, 2006, the holder converted the note and the interest accrued to date into bridge notes.

Prospectus
___, 2007
Wireless Ronin Technologies, Inc.
5,935,766 Shares
Common Stock

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 24. Indemnification of Directors and Officers
     Section 302A.521, subd. 2, of the Minnesota Statutes requires that we indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (i) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines, (ii) acted in good faith, (iii) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) in the case of acts or omissions occurring in the person’s performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the company, or, in the case of performance by a director, officer or employee of the company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the company. In addition, Section 302A.521, subd. 3, requires payment by us, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of our Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the board, by special legal counsel, by the shareholders, or by a court.
     Our articles of incorporation and by-laws provide that we shall indemnify each of our directors, officers and employees to the fullest extent permissible by Minnesota Statute, as detailed above. We also maintain a director and officer liability insurance policy.
Item 25. Other Expenses of Issuance and Distribution
     Expenses in connection with the issuance and distribution of the shares of common stock being registered hereunder, other than underwriting commissions and expenses, are estimated below.

SEC registration fee	$4,128
Legal fees and expenses	30,000
Accounting fees and expenses	15,000
Blue sky qualification fees and expenses	5,000
Printing and engraving expenses	5,000
Transfer agent and registrar fees and expenses	1,000
Miscellaneous expenses	4,072

Total	$64,200

Item 26. Recent Sales of Unregistered Securities
     Since January 1, 2004, we have issued and sold the following unregistered securities:
     (a) Between May 20, 2003 and February 10, 2005, we issued $4,510,800 principal amount of 5-year convertible debentures and notes to 17 investors. In March 2006, we entered into note conversion agreements and addenda thereto with each of these investors providing, among other things, for the extension of payment of principal and interest due on these debt securities to a date which will be the earlier of our completion of our initial public offering or November 28, 2006. In addition to deferral of any payments of principal or interest due on these debt securities, the note conversion agreements and addenda thereto provided that the debt securities would be automatically converted into our common stock at the lesser of the conversion rate stated in the securities or 80% of our initial public offering price. The note conversion agreements also granted the holders the right to convert accrued interest into our common stock effective upon the date we completed our initial public offering.

     (b) Between May 16, 2003 and March 31, 2006, we issued 374,683 shares of common stock to investors in connection with various financing transactions and as consideration for extending bridge loans and notes.
     (c) Between May 20, 2003 and January 13, 2006, we issued warrants for the purchase of an aggregate of 427,584 shares of common stock to the holders of our debt securities, including certain holders of our short-term notes (described below). The warrants were generally exercisable for a five-year period at exercise prices ranging from $0.09 to $13.50 per share.
     (d) Between July 10, 2003 and July 22, 2004, we issued short-term convertible notes to seven investors in principal amounts aggregating $630,422. All but one of the notes were convertible into our common stock at the option of the note holder at $9.00 with the other note convertible at $13.50 per share. All but one of these notes have been continuously extended and all but one of the note holders entered into note conversion agreements described in paragraph (a) above.
     (e) Between July 1, 2004 and October 3, 2005, we issued warrants for the purchase of an aggregate of 66,334 shares of common stock to various product development and service providers. The warrants were generally exercisable for a five-year period at exercise prices ranging from $6.75 to $13.50 per share.
     (f) Between July 12, 2004 and March 31, 2006, we issued 64 warrants to 29 employees for the purchase of an aggregate of 379,264 shares of common stock, exercisable at prices ranging from $0.09 to $11.75 per share. Of the warrants issued, five warrants were issued to our current chief executive officer and five other executive officers, one of whom is no longer with our company.
     (g) Between February 28, 2005 and December 30, 2005, we issued warrants for the purchase of an aggregate of 37,500 shares of common stock to an officer, a non-employee director and a former director in consideration for their personal guarantees on loans to our company as described in “Certain Relationships and Related Transactions.” The warrants were exercisable for a five-year period at exercise prices ranging from $9.00 to $13.50. The warrants with the exercise price of $13.50 per share were subsequently repriced to $9.00 per share as described under “Certain Relationships and Related Transactions — Warrant Repricing” above.
     (h) Between June 16, 2005 and March 6, 2006, we issued warrants for the purchase of an aggregate of 39,490 shares of common stock to one of our directors and one of our executive officers in connection with a factoring agreement as described in “Certain Relationships and Related Transactions.” The warrants are exercisable for a five-year period at an exercise price of $9.00 per share.
     (i) On January 5, 2005 and September 7, 2005, we borrowed an aggregate of $3,000,000 from the Spirit Lake Tribe, evidenced by a 10% convertible debenture which was convertible into 30% of our common stock, calculated on a fully-diluted basis. On March 7, 2006, we and the Spirit Lake Tribe entered into an amendment to the convertible debenture agreement providing, among other things, that the principal amount of the debenture would be automatically converted into our common stock upon completion of our initial public offering, equal to 30% of our common stock outstanding on a fully diluted basis, excluding shares issuable to holders of our 12% convertible notes or as a result of the exercise of the warrants issued in connection therewith, and shares of common stock sold in our initial public offering or as a result of the exercise of the warrant issuable to the underwriter of our initial public offering.

     (j) On March 10, 2006, we issued to 53 investors convertible promissory notes bearing interest at the rate of 12% per annum in an aggregate principal amount of $2,775,000 and issued to the holders thereof, warrants to purchase an aggregate of 555,000 shares of our common stock. These convertible promissory notes were convertible into our common stock at $7.20 per share, subject to anti-dilution adjustments or, following our initial public offering, at 80% of our initial public offering price, subject to adjustment pursuant to anti-dilution provisions. The warrants issued to such individuals are similarly exercisable at such exercise prices. Unless converted or prepaid, these notes mature on the earlier of March 10, 2007 or thirty days following the closing of our initial public offering. In connection with the private placement described in this paragraph (j), we appointed Feltl and Company our exclusive agent and paid Feltl and Company commissions totaling $277,500, a nonaccountable expense allowance of $83,250 and a reimbursement for fees of legal counsel totaling $26,988.20.
     (k) On March 27, 2006, we issued six-year warrants to purchase an aggregate of 50,000 shares of our common stock to two holders of our short-term promissory notes as described in “Certain Relationships and Related Transactions.” These warrants are exercisable at $6.30 per share.
     (l) On March 31, 2006, we issued five-year warrants for the purchase of an aggregate of 51,667 shares of common stock to three of our executive officers. These warrants are exercisable at $9.00 per share.
     (m) On June 30, 2006, we issued 8,333 shares of common stock to Spirit Lake Tribe in connection with the quarterly interest payment on their convertible debenture as described in “Certain Relationships and Related Transactions.”
     (n) On June 30, 2006, we issued an aggregate of 45,332 shares of common stock to two holders of our short-term promissory notes as consideration for extending their promissory notes as described in “Certain Relationships and Related Transactions.”
     (o) On July 27, 2006, we issued to 12 investors convertible promissory notes bearing interest at the rate of 12% per annum in an aggregate principal amount of $1,431,097 and issued to the holders thereof warrants to purchase an aggregate of 286,219 shares of our common stock. These convertible promissory notes were convertible into our common stock at $7.20 per share, subject to anti-dilution adjustments or, following our initial public offering, at 80% of our initial public offering price, subject to adjustment pursuant to antidilution provisions. The warrants issued to such individuals are similarly exercisable at such exercise prices. Unless converted or prepaid, these notes mature on the earlier of March 10, 2007 or thirty days following the closing of our initial public offering.
     (p) On August 25, 2006, we issued to 20 investors convertible promissory notes bearing interest at the rate of 12% per annum in an aggregate principal amount of $1,542,934 and issued to the holders thereof warrants to purchase an aggregate of 308,587 shares of our common stock. These convertible promissory notes were convertible into our common stock at $7.20 per share, subject to anti-dilution adjustments or, following our initial public offering, at 80% of our initial public offering price, subject to adjustment pursuant to antidilution provisions. The warrants issued to such individuals are similarly exercisable at such exercise prices. Unless converted or prepaid, these notes mature on the earlier of March 10, 2007 or thirty days following the closing of our initial public offering.
     (q) On August 25, 2006, we issued 20,000 shares of common stock to a holder of our convertible promissory notes in connection with such holder’s exchange of the promissory note for our 12% convertible notes and warrants to purchase common stock as described in “Certain Relationships and Related Transactions.”
     (r) On September 30, 2006, we issued 8,333 shares of common stock to Spirit Lake Tribe in connection with the quarterly interest payment on their convertible debenture as described in “Certain Relationships and Related Transactions.”
     (s) As a result of the closing of our initial public offering on November 28, 2006, we issued the following unregistered securities on November 30, 2006:

•	We sold to the underwriter of our initial public offering for $50 a warrant to purchase 450,000 shares of our common stock exercisable at $4.80 per share. The warrant is not exercisable during the first 360 days after the date of our final prospectus (November 28, 2006) and expires on the fourth anniversary of issuance. The warrant contains customary anti-dilution provisions and certain demand and participatory registration rights. The warrant may not be sold, transferred, assigned or hypothecated for a period of one year from the date of our final prospectus, except to officers or partners of the underwriter of our initial public offering and members of the selling group and/or their officers or partners.
•	Pursuant to the terms of convertible debenture agreements which we entered into with the Spirit Lake Tribe, a federally recognized Native American tribe, our indebtedness to the Spirit Lake Tribe incurred in 2005 aggregating $3,000,000 automatically converted into 1,302,004 shares of common stock.
•	Pursuant to various note conversion agreements with 21 holders of convertible notes or debentures, an aggregate of $2,029,973 principal amount of notes was automatically converted into 634,367 shares of our common stock. In addition, we issued 40,728 common shares in lieu of the payment of accrued interest in the amount of $130,344 due certain holders of such notes and debentures.
     (t) On December 30, 2006, we issued 1,798,611 shares of common stock to holders of 12% convertible bridge notes upon the conversion of $5,413,429 principal amount and $342,126 in accrued interest on such notes. The remaining 12% convertible bridge notes not converted in a principal amount of $335,602, with accrued interest of $70,483, were repaid in cash. We were obligated to repay the notes within 30 days of the closing of our initial public offering, which took place on November 30, 2006. As a result of the foregoing, we have retired all of our 12% convertible bridge notes.
     Except as noted in paragraph (j) above, we did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with any of the issuances of securities listed above.
     The sales of the securities identified in paragraphs (a) through (t) above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, we believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and rules promulgated thereunder. Each of the above-referenced investors represented to us in connection with their investment that they were “accredited investors” (as defined by Rule 501 under the Securities Act) and were acquiring the securities for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.
     The issuance of warrants to our associates described in paragraphs (e), (f), (g), (h), (k) and (l) and the common stock issuable upon the exercise of the warrants as described in this Item 26 were issued pursuant to written compensatory plans or arrangements with our associates, officers, directors and advisors in reliance upon the exemption provided by Rule 701 promulgated under Section 3(b) of the Securities Act. All recipients either received information about us or had access, through employment or other relationships, to such information.
Item 27. Exhibits.
     See “Index to Exhibits.”

Item 28. Undertakings
(a) The small business issuer hereby undertakes to:
     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.
     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(g) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (1) If the small business issuer is relying on Rule 430B (§230.430B of this chapter):
(i)	Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (2) If the small business issuer is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Eden Prairie, State of Minnesota, on January 26, 2007.

WIRELESS RONIN TECHNOLOGIES, INC.
By:	/s/ Jeffrey C. Mack
Jeffrey C. Mack
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Jeffrey C. Mack and John A. Witham, each or either of them, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeffrey C. Mack Jeffrey C. Mack	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer and Director)	January 26, 2007
/s/ John A. Witham John A. Witham	Executive Vice President and Chief Financial Officer	January 26, 2007
/s/ Brian S. Anderson Brian S. Anderson	Principal Accounting Officer	January 26, 2007
/s/ William F. Schnell Dr. William F. Schnell	Director	January 26, 2007
Carl B. Walking Eagle Sr.	Director
/s/ Gregory T. Barnum Gregory T. Barnum	Director	January 26, 2007
/s/ Thomas J. Moudry Thomas J. Moudry	Director	January 26, 2007
/s/ Brett A. Shockley Brett A. Shockley	Director	January 26, 2007

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Articles of Incorporation, as amended of the Registrant (incorporated by reference to our Pre-Effective Amendment No. 1 to Form SB-2 filed on October 12, 2006 (File No. 333-136972)).

3.2	Bylaws, as amended of the Registrant (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

4.1	See exhibits 3.1 and 3.2.

4.2	Specimen form of common stock certificate of the Registrant (incorporated by reference to our Pre-Effective Amendment No. 1 to Form SB-2 filed on October 12, 2006 (File No. 333-136972)).

4.3	Form of Current Warrant to Purchase Common Stock of the Registrant (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

4.4	Form of Previous Warrant to Purchase Common Stock of the Registrant (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

4.5
Form of Convertible Debenture Note issued to lenders, including related parties (including the extension thereto) (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

4.6
Convertible Debenture Note issued to Steve Meyer in the amount of $100,000 dated March 12, 2004 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

4.7
Promissory Note issued to SHAG LLC in the amount of $100,000 dated November 11, 2005 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

4.8
Promissory Note issued to Jack Norqual in the amount of $300,000 dated December 27, 2005 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

4.9
Promissory Note issued to Barry Butzow in the amount of $300,000 dated December 27, 2005 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

4.10
Form of Note Conversion Agreement by and between the Registrant and certain lenders (including the addendum thereto) (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

4.11
Note Conversion Agreement by and between the Registrant and Galtere International Master Fund L.P., dated March 3, 2006 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

4.12
Note Conversion Agreement by and between the Registrant and SHAG LLC, dated March 9, 2006 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

4.13	Letter regarding Note Extension by Barry Butzow dated June 27, 2006 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

4.14	Letter regarding Note Extension by Jack Norqual dated June 27, 2006 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

5	Opinion of Briggs and Morgan, Professional Association.

10.1	Wireless Ronin Technologies, Inc. 2006 Equity Incentive Plan (incorporated by reference to our Definitive Proxy Statement on Schedule 14A filed on December 26, 2006 (File No. 001-33169)).

10.2
Wireless Ronin Technologies, Inc. 2006 Non-Employee Director Stock Option Plan (incorporated by reference to our Definitive Proxy Statement on Schedule 14A filed on December 26, 2006 (File No. 001-33169)).

10.3
Form of Loan and Subscription Agreement by and between the Registrant and each purchaser of 12% Convertible Bridge Notes (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.4	Form of the Registrant’s 12% Convertible Bridge Notes (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

Exhibit
Number	Description
10.5
Form of Warrant to Purchase Shares of Common Stock issued by the Registrant to purchasers of 12% Convertible Bridge Notes (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.6
Employment Agreement, dated as of April 1, 2006, between the Registrant and Jeffrey C. Mack (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.7
Employment Agreement, dated as of April 1, 2006, between the Registrant and Christopher F. Ebbert (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.8
Employment Agreement, dated as of April 1, 2006, between the Registrant and Stephen E. Jacobs (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.9
Employment Agreement, dated as of April 1, 2006, between the Registrant and Scott W. Koller(incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.10
Employment Agreement, dated as of April 1, 2006, between the Registrant and John A. Witham (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.11
Employment Agreement, dated as of December 13, 2006 between the Registrant and Brian S. Anderson (incorporated by reference to our Current Report on Form 8-K/A filed on December 15, 2006 (File No. 001-33169)).

10.12
Strategic Partnership Agreement, dated May 28, 2004, between the Registrant and The Marshall Special Assets Group, Inc., as amended (incorporated by reference to our Pre-Effective Amendment No. 1 to Form SB-2 filed on October 12, 2006 (File No. 333-136972)).

10.13
Factoring Agreement, dated May 23, 2005, by and between the Registrant and Barry W. Butzow and Stephen E. Jacobs (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.14
Lease, dated November 15, 2004, between the Registrant and The Brastad/Lyman Partnership (incorporated by reference to our Pre-Effective Amendment No. 1 to Form SB-2 filed on October 12, 2006 (File No. 333-136972)).

10.15
Convertible Debenture Purchase Agreement between the Registrant and the Spirit Lake Tribe dated January 5, 2005 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.16
10% Convertible Debenture in principal amount of $3,000,000 dated September 7, 2005 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.17
Amended and Restated Convertible Debenture Purchase Agreement between the Registrant and the Spirit Lake Tribe dated September 7, 2005 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.18
Amendment No. 1 to Amended and Restated Convertible Debenture Purchase Agreement between the Registrant and the Spirit Lake dated February 27, 2006 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.19
Guaranty by and between Stephen E. Jacobs and Winmark Corporation dated December 8, 2004 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.20
Commercial Guaranty by and between the Registrant, as Borrower, Signature Bank, as Lender and Michael J. Hopkins, as Guarantor dated January 12, 2006 (incorporated by reference to our Pre-Effective Amendment No. 1 to Form SB-2 filed on October 12, 2006 (File No. 333-136972)).

Exhibit
Number	Description
10.21
Commercial Guaranty by and between the Registrant, as Borrower, Signature Bank, as Lender and Barry Butzow, as Guarantor dated November 10, 2005 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.22
Commercial Guaranty by and between the Registrant, as Borrower, Signature Bank, as Lender and Barry Butzow, as Guarantor dated November 2, 2004 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.23	Lease by and between Dennis P. Dirlam and the Registrant dated April 18, 2006 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.24
Sale and Purchase Agreement, dated July 11, 2006, between Sealy Corporation and the Registrant (incorporated by reference to our Pre-Effective Amendment No. 4 to Form SB-2 filed on November 22, 2006 (File No. 333-136972)).

10.25
Amendment No. 2 to Amended and Restated Convertible Debenture Agreement and Debenture between the Registrant and Spirit Lake Tribe dated July 18, 2006 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.26
Note Amendment Agreement by and between the Registrant and Galtere International Master Fund L.P. dated July 21, 2006 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.27
Form of Note Amendment Agreement by and between the Registrant and certain lenders dated July 27, 2006 (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.28	Form of Option Agreement Granted under the 2006 Equity Incentive Plan (incorporated by reference to our Registration Statement on Form SB-2 filed on August 29, 2006 (File No. 333-136972)).

10.29
Letter Amendment, dated October 5, 2006, to the Sale and Purchase Agreement between Sealy Corporation and the Registrant (incorporated by reference to our Registration Statement on Form SB-2 filed on October 12, 2006 (File No. 333-136972)).

10.30
Form of Option Agreement Granted under the 2006 Non-Employee Director Stock Option Plan (incorporated by reference to our Pre-Effective Amendment No. 1 to Form SB-2 filed on October 12, 2006 (File No. 333-136972)).

10.31
Hardware Partnership Agreement, dated September 14, 2006, by and between Richardson Electronics Ltd. and the Registrant (incorporated by reference to our Pre-Effective Amendment No. 3 to Form SB-2 filed on November 7, 2006 (File No. 333-136972)).

10.32
Amendment to Sale and Purchase Agreement, dated as of January 24, 2007, between the Registrant and Sealy Corporation (incorporated by reference to our Current Report on Form 8-K filed on January 26, 2007 (File No. 001-33169)).

21	Subsidiaries of the Registrant (incorporated by reference to our Registration Statement on Form SB-2 filed on November 27, 2006 (File No. 333-136972)).

23.1	Consent of Briggs and Morgan, Professional Association (included in Exhibit 5).

23.2	Consent of Virchow, Krause & Company, LLP.

24	Powers of Attorney (included on Signature Page).